Exhibit 99.5

LETTER OF OFFER

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This Letter of Offer is being sent to you as a registered Equity Shareholder of Wipro Limited as on the Record Date (as defined below) in accordance with Securities and Exchange Board of India (Buy Back of Securities) Regulations, 1998, as amended. If you require any clarifications about the action to be taken, you should consult your stock broker or your investment consultant or the Manager to the Buyback i.e. JM Financial Institutional Securities Limited or the Registrar to the Buyback i.e. Karvy Computershare Private Limited. Please refer to the “Definitions” section of this Letter of Offer for the definitions of capitalized terms used herein.

WIPRO LIMITED

Registered Office and Correspondence Address: Doddakannelli, Sarjapur Road, Bengaluru-560 035, India.

Tel. No.: +91 80 2844 0011; Fax: +91 80 2844 0054

E-mail: corp-secretarial@wipro.com; Website: www.wipro.com

Corporate Identification Number (CIN): L32102KA1945PLC020800

Contact Person: Mr. M Sanaulla Khan, Company Secretary;

Tel. No.: +91 80 2844 0011 (ext: 226185); Fax: +91 80 2844 0054;

E-mail: sanaulla.khan@wipro.com

OFFER TO BUYBACK UP TO 34,37,50,000 (THIRTY FOUR CRORES THIRTY SEVEN LAKHS AND FIFTY THOUSAND) FULLY PAID-UP EQUITY SHARES OF FACE VALUE RS. 2/- (RUPEES TWO ONLY) EACH OF THE COMPANY (AS DEFINED BELOW), REPRESENTING UP TO 7.06% OF THE TOTAL PAID-UP EQUITY SHARE CAPITAL OF THE COMPANY, FROM ALL THE FULLY PAID-UP EQUITY SHAREHOLDERS/ BENEFICIAL OWNERS OF THE EQUITY SHARES (AS DEFINED BELOW) OF THE COMPANY AS ON THE RECORD DATE I.E. SEPTEMBER 15, 2017, ON A PROPORTIONATE BASIS, THROUGH THE TENDER OFFER ROUTE (AS DEFINED BELOW), AT A PRICE OF RS. 320/- (RUPEES THREE HUNDRED AND TWENTY ONLY) PER EQUITY SHARE FOR AN AGGREGATE AMOUNT OF UP TO RS. 1,10,00,00,00,000/- (RUPEES ELEVEN THOUSAND CRORES ONLY).

1.      The Buyback (as defined below) is in accordance with Article 8.2 of the Articles (as defined below), Sections 68, 69 and 70 and all other applicable provisions, if any, of the Companies Act (as defined below), the SCD Rules (as defined below), to the extent applicable, and in compliance with the Buyback Regulations (as defined below) and subject to such other approvals, permissions and sanctions as may be necessary, and such other conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board (as defined below).

2.      The Buyback is within the statutory limits of 25% of the total paid-up equity share capital and free reserves as per the standalone and consolidated audited financial statements of the Company as on June 30, 2017 (the last standalone and consolidated audited financial statements available as on the date of the Board Meeting (as defined below) recommending the proposal of the Buyback). The Buyback Size (as defined below) represents 23.15% and 21.36% of the aggregate of the total paid-up equity share capital and free reserves as per the standalone and consolidated audited financial statements of the Company as on June 30, 2017, and represents 7.06% of the total issued and paid-up equity share capital of the Company.

3.      A copy of the Public Announcement (as defined below) and this Letter of Offer (including the Tender Form) shall also be available on the website of Securities and Exchange Board of India at: http://www.sebi.gov.in

4. This Letter of Offer is being sent to the Equity Shareholder(s) (as defined below)/ beneficial owner(s) of Equity Shares as on the Record Date i.e. September 15, 2017.

5.      The procedure for tendering and settlement is set out in paragraph 20 on page 43 of this Letter of Offer. The Form of Acceptance-cum-Acknowledgement (the Tender Form) is enclosed together with this Letter of Offer.

6. For mode of payment of consideration to the Eligible Shareholders, please refer to paragraph 20.26 on page 49 of this Letter of Offer.

7.      Eligible Shareholders are advised to refer to Details of the Statutory Approvals (paragraph 17 of page 37) and Note on Taxation (paragraph 21 of page 50) before tendering their Equity Shares in the Buyback.

BUYBACK PROGRAMME

BUYBACK OPENS ON: WEDNESDAY, NOVEMBER 29, 2017

BUYBACK CLOSES ON: WEDNESDAY, DECEMBER 13, 2017

LAST DATE/ TIME OF RECEIPT OF COMPLETED APPLICATION FORMS AND OTHER SPECIFIED DOCUMENTS INCLUDING PHYSICAL SHARE CERTIFICATES BY THE REGISTRAR: FRIDAY, DECEMBER 15, 2017, 5 PM

MANAGER TO THE BUYBACK	REGISTRAR TO THE BUYBACK

JM Financial Institutional Securities Limited

7th Floor, Cnergy,

Appasaheb Marathe Marg, Prabhadevi,

Mumbai – 400025, Maharashtra, India

Tel.: +91 22 6630 3030

Fax: +91 22 6630 3330

Email: wipro.buyback2017@jmfl.com

Website: www.jmfl.com

Contact Person: Ms. Prachee Dhuri

SEBI Regn. No.: INM000010361

Validity Period: Permanent

Corporate Identification Number: U65192MH1995PLC092522

Karvy Computershare Private Limited

Karvy Selenium, Tower- B, Plot No 31 & 32., Financial district, Nanakramguda, Gachibowli, Hyderabad, Telangana State, 500032, India.

Tel: +91 40 67162222

Fax: +91 40 23431551

Email: wipro.buyback2017@karvy.com

Website: https://karisma.karvy.com

Contact Person: Mr. M. Murali Krishna

SEBI Regn. No.: INR000000221

Validity Period: Permanent

Corporate Identification Number: U72400TG2003PTCO41636

TABLE OF CONTENTS

1.	SCHEDULE OF ACTIVITIES	6

2.	DEFINITION OF KEY TERMS	6

3.	DISCLAIMER CLAUSE	9

4.	TEXT OF THE RESOLUTION PASSED AT THE MEETING OF THE BOARD OF DIRECTORS	11

5.	DETAILS OF THE PUBLIC ANNOUNCEMENT	15

6.	DETAILS OF THE BUYBACK	15

7.	AUTHORITY FOR THE BUYBACK	17

8.	NECESSITY OF THE BUYBACK	18

9.	MANAGEMENT DISCUSSION AND ANALYSIS OF THE LIKELY IMPACT OF THE BUYBACK ON THE COMPANY	18

10.	BASIS OF CALCULATING THE BUYBACK PRICE	23

11.	SOURCES OF FUNDS FOR THE BUYBACK	23

12.	DETAILS OF THE ESCROW ACCOUNT AND THE AMOUNT DEPOSITED THEREIN	23

13.	CAPITAL STRUCTURE AND SHAREHOLDING PATTERN	24

14.	BRIEF INFORMATION OF THE COMPANY	28

15.	FINANCIAL INFORMATION ABOUT THE COMPANY	33

16.	STOCK MARKET DATA	35

17.	DETAILS OF THE STATUTORY APPROVALS	37

18.	DETAILS OF THE REGISTRAR TO THE BUYBACK AND COLLECTION CENTRES	37

19.	PROCESS AND METHODOLOGY FOR THE BUYBACK	38

20.	PROCEDURE FOR TENDER OFFER AND SETTLEMENT	43

21.	NOTE ON TAXATION	50

22.	DECLARATION BY THE BOARD OF DIRECTORS	59

23.	AUDITORS CERTIFICATE	60

24.	DOCUMENTS FOR INSPECTION	62

25.	DETAILS OF THE COMPLIANCE OFFICER	63

26.	DETAILS OF THE REMEDIES AVAILABLE TO THE EQUITY SHAREHOLDERS/ BENEFICIAL OWNERS	63

27.	DETAILS OF INVESTOR SERVICE CENTRE	63

28.	DETAILS OF THE MANAGER TO THE BUYBACK	64

29.	DECLARATION BY THE DIRECTORS REGARDING AUTHENTICITY OF THE INFORMATION IN THIS LETTER OF OFFER	64

Summary of the Buyback Process for Eligible Shareholders

•    An Eligible Shareholder (equity shareholder as on the Record Date i.e. September 15, 2017) will receive a Tender form, which will include the number of Equity Shares that he/she/it is entitled to tender in the Buyback.

Receipt of Tender form	• If the Eligible Shareholder does not receive the Tender Form for any reason, he/she/it can download the same from the link https://www.wipro.com/buy-back/.

•    The Eligible Shareholder may also approach and request Karvy Computershare Private Limited, the Registrar to the Buyback for a duplicate Tender Form. The contact detail of the Registrar is on page 37 of the Letter of Offer.

Tendering Period	• The Eligible Shareholder can tender Equity Shares in the Buyback only during the Tendering Period which is from Wednesday, November 29, 2017 to Wednesday, December 13, 2017.

Tendering Equity Shares in the Buyback	• An Eligible Shareholder can only participate in the Buyback by placing a bid through a Stock Broker registered either with the BSE or the NSE
• An Eligible Shareholder is required to instruct his respective Stock Broker of the details of the Equity Shares he/she/it intends to tender under the Buyback.

•    Please note instructions can be provided through delivery instruction slip / phone / online depending on the facility provided by your Stock Broker. We urge you to contact your Stock Broker in advance to understand the requirements of placing a bid.

•    Prior to placing a bid, and using the early pay in mechanism as prescribed by relevant SEBI Circulars the Stock Broker will transfer the Equity Shares tendered by the Eligible Shareholder to the Clearing Corporation

•    If the Stock Broker is not the Depository Participant of the Eligible Shareholder, the Eligible Shareholder should instruct his/her/its Depository Participant to transfer the Equity Shares intended to be tendered by the Eligible Shareholder to the Clearing Corporation, by using the early pay in mechanism.

•    The settlement number of the special account opened with the Clearing Corporation under which the Equity Shares are to be transferred for the Buyback will be provided in a separate circular to be issued by the Clearing Corporation.

Confirmation by Stock Broker	• Upon placing the bid, the Stock Broker will provide the TRS generated by the stock exchange bidding system to the Eligible Shareholder.
• On receipt of TRS, the Eligible Shareholder has successfully tendered Equity Shares in the Buyback.
• Please note an Eligible Shareholder participating through online website platform of the Stock Broker may receive an acknowledgement in place of a TRS.

Submission of Tender Form

•    In addition to placing the Bid through Stock Broker, the Stock Broker of the Eligible Shareholder holding Equity Shares in physical form should submit the duly filled in and signed Tender Form, TRS and requisite documents to the Registrar to the Buyback no later than 5 pm on Friday, December 15 , 2017.

• Please note Eligible Shareholders holding and tendering Equity Shares held in demat form are not required to submit the Tender Form and the TRS to the Registrar.

• The Acceptance of Equity Shares tendered by an Eligible Shareholder in the Buyback is subject to the provisions of the Buyback Regulations and terms and conditions contained in this Letter of Offer.

•    An Eligible Shareholder must ensure to keep the demat account active and unblocked and bank account linked for receipt of unaccepted shares and/or credit of remittance on Acceptance of Equity Shares under the Buyback.

Receipt of Buyback consideration & return of unaccepted shares	• Post completion of the Buyback, the Company will inform the Eligible Shareholders of payment of Buyback consideration and return of unaccepted shares through a public announcement.

•    As per the provisions of the Buyback Regulations, the Company will pay gross amount i.e. number of Equity Shares Accepted multiplied by the Buyback Price (Rs. 320/- per Equity Share) for the Accepted Equity Shares to the Clearing Corporation of the Stock Exchanges.

• Eligible Shareholder(s) whose Equity Shares have been Accepted under the Buyback will directly receive the consideration from the Clearing Corporation/Stock Broker.

•    Eligible Shareholder(s) should consult their respective Stock Broker for any cost, applicable taxes, charges and expenses (including brokerage) etc., that may be levied by the Stock Broker for tendering Equity Shares in the Buyback. Such additional costs are to be borne by the Eligible Shareholder.

The above is not an exhaustive description of the buyback process or of the terms and conditions thereof and is only intended to assist the Eligible Shareholders by serving as a high level summary. The above is not intended to be and cannot be a substitute for the detailed terms and conditions of the Letter of Offer. All shareholders and holders of ADRs of the Company are requested to read the entire Letter of Offer for an understanding of the Buyback process (including the taxation provisions as also provisions relating to non-resident shareholders) and terms and conditions of the Buyback. Please consult your respective legal/tax/other advisors prior to participation in the Buyback. If you require any clarifications about actions to be taken, you should consult your Stock Broker or your investment consultant or the Manager to the Buyback i.e. JM Financial Institutional Securities Limited or the Registrar to the Buyback i.e. Karvy Computershare Private Limited.

Please refer to section 2 for defined terms and section 20 of this Letter of Offer for detailed procedure to be followed by Eligible Shareholders for tendering in the Buyback Offer

NO OFFER TO SUBSCRIBE/PURCHASE/SELL, OR AN INVITATION TO SUBSCRIBE/PURCHASE/SELL, ANY SECURITIES OF THE COMPANY IN ANY JURISDICTION OR AS A SOLICITATION OR AN INVITATION TO SUBSCRIBE/PURCHASE/SELL ANY SECURITIES INCLUDING THE EQUITY SHARES OF THE COMPANY

•	Special notice to security holders of the Company in the United States of America: the Buyback is being made for securities of an Indian company and is subject to the laws of India. It is important for securities holders of the Company in the U.S. to be aware that this Letter of Offer is subject to the Tender Offer laws and regulations of India, which are different from those in the U.S., and has been prepared in accordance with Indian laws, the format and style of which differs from customary U.S. format and style. Certain of the U.S, federal securities laws apply to the Buyback, as there are U.S. holders of Equity Shares and ADSs (as defined below). The Buyback is being treated in the U.S. as one to which the “Tier I” exemption mentioned in Rule 13(e)-4(h)(8) under the Securities Exchange Act of 1934, as amended, is applicable.

•	This Letter of Offer together with the Public Announcement that was published on September 1, 2017 in connection with this Buyback, has been prepared for the purposes of compliance with applicable Indian laws and regulations. Accordingly, the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of India. The Company and the Manager to the Buyback are under no obligation to update the information contained herein at any time after the date of this Letter of Offer. This Letter of Offer does not in any way constitute an offer in any form, or an invitation in any form to subscribe/purchase/sell, any securities of the Company in any jurisdiction, or as a solicitation or an invitation in any form to subscribe/purchase/sell any securities including the Equity Shares of the Company.

•	No action has been or will be taken to permit the Buyback in any jurisdiction where action would be required for that purpose. This Letter of Offer has been dispatched to all Equity Shareholders whose names appeared on the register of members of the Company, as of the Record Date. However, receipt of the Letter of Offer by any Eligible Shareholder in a jurisdiction in which it would be illegal to make this Offer, or where making this Offer would require any action to be taken (including, but not restricted to, registration of this Letter of Offer under any local securities laws), shall not be treated by such Eligible Shareholder as an offer being made to them and shall be construed by them as being sent for information purposes only.

•	Persons in possession of this Letter of Offer are required to inform themselves of any relevant restrictions in their respective jurisdictions. Any Eligible Shareholder who tenders his, her or its Equity Shares in the Buyback/Offer shall be deemed to have declared, represented, warranted and agreed that he, she or it is authorized under the provisions of any applicable local laws, rules, regulations and statutes to participate in the Buyback.

1.	SCHEDULE OF ACTIVITIES

Activity	Date	Day
Date of the Board Meeting to approve the proposal for Buyback of Equity Shares	July 20, 2017	Thursday
Date of declaration of results of the postal ballot for special resolution by the Equity Shareholders, approving the Buyback	August 30, 2017	Wednesday
Date of publication of Public Announcement for the Buyback	September 01, 2017	Friday
Record Date for determining the Buyback Entitlement and the names of Eligible Shareholders	September 15, 2017	Friday
Buyback Opening Date	November 29, 2017	Wednesday
Buyback Closing Date	December 13, 2017	Wednesday
Last date and time for the receipt of completed Tender Forms and other specified documents including physical share certificates by the Registrar to the Buyback	December 15, 2017, 5.00 PM	Friday
Last date of verification by the Registrar to the Buyback	December 21, 2017	Thursday
Last date for providing Acceptance/non-Acceptance to the Stock Exchanges by the Registrar to the Buyback	December 21, 2017	Thursday
Last date for settlement of bids on the Stock Exchanges	December 22, 2017	Friday
Last date for dispatch of share certificate(s) by Registrar to the Buyback / return of unaccepted demat Equity Shares by Stock Exchanges to Eligible Shareholder/Stock Broker	December 22, 2017	Friday
Last date for payment of consideration to Eligible Shareholders who participated in the Buyback	December 22, 2017	Friday
Last date for extinguishment of Equity Shares	December 29, 2017	Friday

Note: Where last dates are mentioned for certain activities, such activities may happen on or before the respective last dates.

2.	DEFINITION OF KEY TERMS

This Letter of Offer uses certain definitions and abbreviations which, unless the context otherwise indicates or implies or specifies otherwise, shall have the meaning as provided below. References to any legislation, act, regulation, rules, guidelines or policies shall be to such legislation, act, regulation, rules, guidelines or policies as amended, supplemented, or re-enacted from time to time and any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision.

Acceptance/Accept/ Accepted	Acceptance of fully paid-up Equity Shares tendered by Eligible Shareholders in the Buyback
Additional Equity Shares	Additional Equity Shares tendered by an Eligible Shareholder over and above the Buyback Entitlement of such Eligible Shareholder not exceeding the Equity Shares held by such Eligible Shareholder as on the Record Date
ADRs	American Depositary Receipts
ADSs	American Depositary Shares
APPI	Azim Premji Philanthropic Initiatives Private Limited

APT	Azim Premji Trust
Articles	Articles of Association of the Company.
Board/Board of Directors	Board of Directors of the Company (which term shall include any committee constituted and authorized by the Board to exercise its powers)
Board Meeting	Meeting of the Board of Directors held on July 20, 2017
BSE	BSE Limited
Buyback/Offer	Offer by the Company to buyback up to a maximum of 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) fully paid-up Equity Shares each at the Buyback Price from the Eligible Shareholders, through the Tender Offer through the stock exchange mechanism in terms of the Buyback Regulations read with the SEBI Circulars, on a proportionate basis
Buyback Committee	The Buyback Committee comprising Mr. N Vaghul, Independent Director of the Company, Mr. Jatin P Dalal, Chief Financial Officer of the Company, Mr. Aravind V S, Vice President—Investor Relations & Corporate Treasurer of the Company, and Mr. M Sanaulla Khan, Company Secretary of the Company, constituted and authorized for the purposes of the Buyback by the resolution dated July 20, 2017 of the Board of Directors
Buyback Closing Date	Wednesday, December 13, 2017
Buyback Entitlement	The number of Equity Shares that an Eligible Shareholder is entitled to tender in the Buyback, based on the number of Equity Shares held by such Eligible Shareholder, on the Record Date and the ratio of Buyback applicable to the category, to which such Eligible Shareholder belongs
Buyback Opening Date	Wednesday, November 29, 2017
Buyback Price	Price at which Equity Shares will be bought back from the Eligible Shareholders i.e. Rs. 320/- (Rupees Three Hundred and Twenty only) per fully paid up Equity Share, payable in cash
Buyback Regulations	The Securities and Exchange Board of India (Buy Back of Securities) Regulations, 1998 including any statutory modifications or re-enactments thereof
Buyback Size	Number of Equity Shares proposed to be bought back (i.e. 34,37,50,000 Equity Shares) multiplied by the Buyback Price (i.e. Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share) aggregating to Rs. 1,10,00,00,00,000 (Rupees Eleven Thousand Crores only)
CDSL	Central Depository Services (India) Limited
Clearing Corporation	Indian Clearing Corporation Limited or the National Securities Clearing Corporation Limited, as applicable
Company	Wipro Limited
Company Demat Account	Demat account of the Company opened for the Buyback
Company’s Broker	JM Financial Services Limited
Companies Act	The Companies Act, 2013, together with the Rules, as amended
Depositories	Collectively, the CDSL and NSDL
Designated Stock Exchange	The designated stock exchange for the Buyback, being BSE
DP	Depository Participant
Draft Letter of Offer	Draft Letter of Offer dated September 7, 2017
Eligible Shareholder(s)	Person(s) eligible to participate in the Buyback/ Offer and would mean all Equity Shareholders as on the Record Date being September 15, 2017
Equity Shares	Fully paid-up equity shares of face value of Rs. 2/- (Rupees Two only) each of the Company

Equity Shareholder	Holders of the fully paid-up Equity Shares including beneficial owners thereof
Escrow Account	The Escrow Account titled “Wipro-Buy-Back of Equity Shares-Escrow A/c-2017” opened with HDFC Bank Limited, in accordance with the Escrow Agreement
Escrow Agent	HDFC Bank Limited
Escrow Agreement	The escrow agreement dated August 30, 2017 entered into amongst the Company, the Escrow Agent and the Manager
GST	Goods and Services Tax
HUF	Hindu Undivided Family
IT Act/Income Tax Act	Indian Income Tax Act, 1961, as amended
Letter of Offer	The letter of offer dated November 17, 2017 to be filed with SEBI containing disclosures in relation to the Buyback as specified in Schedule III of the Buyback Regulations, including comments received from SEBI on the Draft Letter of Offer
LODR Regulations	SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015
Management Rules	Companies (Management and Administration) Rules, 2014
Manager to the Buyback/Manager	JM Financial Institutional Securities Limited
Non-Resident Shareholders	Includes NRIs, Foreign Institutional Investors (FII), Foreign Portfolio Investors (FPI), OCB and Foreign Nationals
NSDL	National Securities Depository Limited
NRI	Non Resident Indian
NSE	National Stock Exchange of India Limited
NYSE	New York Stock Exchange
OCB	Erstwhile Overseas Corporate Bodies
PAN	Permanent Account Number
Postal Ballot Notice	Notice of postal ballot dated July 20, 2017 for obtaining approval for the Buyback from the shareholders of the Company.
Promoter and Promoter Group	Promoter and promoter group as have been disclosed under the filings made by the Company under the listing agreement/ Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, as amended, and the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, as amended
Public Announcement	Public announcement dated August 31, 2017 regarding the Buyback, published on September 1, 2017 in Business Standard, an English national daily, Business Standard a Hindi national daily, and Hosa Digantha, a Regional language daily
RBI	Reserve Bank of India
Record Date	The date for the purpose of determining the Buyback Entitlement and the names of the Eligible Shareholders to whom the Letter of Offer and Tender Form will be sent, and who are eligible to participate in the proposed Buyback in accordance with the Buyback Regulations. The Record Date for the Buyback is September 15, 2017
Registrar	Karvy Computershare Private Limited, registrar to the Buyback
RSUs	Restricted Stock Units
Rules	Rules notified under Companies Act, 2013, as amended
SCD Rules	The Companies (Share Capital and Debenture) Rules, 2014
SEBI	Securities and Exchange Board of India

SEBI Circulars	SEBI circular bearing number CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016, as may be amended from time to time
SEBI Letter	SEBI comments vide letter dated November 15, 2017 issued in terms of the Buyback Regulations
Stock Broker(s)	A stock broker (who is a member of the BSE and/or NSE) of an Eligible Shareholder, through whom such Eligible Shareholder can participate in the Buyback
Small Shareholder	An Eligible Shareholder, who holds Equity Shares of market value not more than Rs. 2,00,000 (Rupees Two Lakhs only), on the basis of closing price on the recognized stock exchange registering the highest trading volume, as on the Record Date, i.e. September 15, 2017
STT	Securities transaction tax
Stock Exchanges	BSE and NSE, being the stock exchanges where the Equity Shares of the Company are listed
Tender Form/ Form(s)	Form of Acceptance–cum–Acknowledgement, enclosed with this Letter of Offer
Tender Offer	Method of buyback as defined in Regulation 2(1)(o) of the Buyback Regulations
Tendering Period	Period of 10 (Ten) Working Days from the Buyback Opening Date till the Buyback Closing Date (both days inclusive)
TRS	Transaction Registration Slip
Working Day	Working Day as defined under the Buyback Regulations

3.	DISCLAIMER CLAUSE

As required, a copy of this Letter of Offer has been submitted to SEBI. It is to be distinctly understood that submission of this Letter of Offer to SEBI should not in any way be deemed or construed that the same has been cleared or approved by SEBI. SEBI does not take any responsibility either for the financial soundness of the Company to meet the Buyback commitments or for the correctness of the statements made or opinions expressed in this Letter of Offer. The Manager to the Buyback, JM Financial Institutional Securities Limited, has certified that the disclosures made in this Letter of Offer are generally adequate and are in conformity with the provisions of the Companies Act and Buyback Regulations. This requirement is to facilitate investors to take an informed decision for tendering their Equity Shares in the Buyback.

It should also be clearly understood that while the Company is primarily responsible for the correctness, adequacy and disclosure of all relevant information in this Letter of Offer, the Manager to the Buyback is expected to exercise due diligence to ensure that the Company discharges its duty adequately in this behalf and towards this purpose. Pursuant to this requirement, the Manager to the Buyback, JM Financial Institutional Securities Limited, has furnished to SEBI a due diligence certificate dated September 7, 2017 in accordance with Buyback Regulations, which reads as follows:

“We have examined various documents and materials relevant to the Buyback as part of the due diligence carried out by us in connection with the finalization of the public announcement dated August 31, 2017 (the “Public Announcement”) and the Draft Letter of Offer dated September 7, 2017 (“DLoF”). On the basis of such examination and the discussions with the Company, we hereby state that:

•	The Public Announcement and the DLoF are in conformity with the documents, materials and papers relevant to the Buyback;

•	All the legal requirements connected with the said offer including the SEBI (Buy Back of Securities) Regulations, 1998, as amended, have been duly complied with.

•	The disclosures in the Public Announcement and the DLoF are, to the best of our knowledge, true, fair and adequate in all material respects for the shareholders of the Company to make a well informed decision in respect of the captioned Buyback.

•	Funds used for Buyback shall be as per the provisions of the Companies Act.

The filing of offer document with SEBI, does not, however, absolve the Company from any liabilities under the provisions of the Companies Act, or from the requirement of obtaining such statutory or other clearances as may be required for the purpose of the proposed Buyback.

The Promoter and Promoter Group/ Board of Directors declare and confirm that no information/ material likely to have a bearing on the decision of Eligible Shareholders has been suppressed/ withheld and/ or incorporated in the manner that would amount to mis-statement/ misrepresentation and in the event of it transpiring at any point of time that any information/ material has been suppressed/ withheld and/ or amounts to a mis-statement/ misrepresentation, the Promoter and Promoter Group/ Board of Directors and the Company shall be liable for penalty in terms of the provisions of the Companies Act and the Buyback Regulations.

The Promoter and Promoter Group/ Board of Directors also declare and confirm that funds borrowed from banks and financial institutions will not be used for the Buyback.

This Letter of Offer contains certain forward-looking statements. These forward-looking statements generally can be identified by words or phrases such as ‘aim’, ‘anticipate’, ‘believe’, ‘expect’, ‘estimate’, ‘intend’, ’objective’, ‘plan’, ‘project’, ‘will’, ‘will continue’, ‘will pursue’, or other words or phrases of similar import. Similarly, statements that describe the Company’s strategies, objectives, plans or goals expectations regarding stock price, the ability to participate in the Buyback and expectations regarding repurchases are also forward looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions about the Company that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.

Actual results may differ materially from those suggested by forward-looking statements due to risks or uncertainties associated with expectations relating to, inter alia, regulatory changes pertaining to the industries in which the Company operates and its ability to respond to them, the ability to successfully implement strategies, growth and expansion, technological changes, exposure to market risks, general economic and political conditions in India or other key markets where the Company operates which have an impact on business activities or investments, the monetary and fiscal policies, inflation, deflation, unanticipated turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices, the performance of the financial markets in India or globally, changes in domestic laws, regulations and taxes and changes in competition in the industries in which the Company operates.

Certain figures contained in this Letter of Offer, including financial information, have been subject to rounding-off adjustments. All decimals have been rounded off to two decimal points. In certain instances, (i) the sum or percentage change of such numbers may not conform exactly to the total figure given; and (ii) the sum of the numbers in a column or row in certain tables may not conform exactly to the total figure given for that column or row.

4.	TEXT OF THE RESOLUTION PASSED AT THE MEETING OF THE BOARD OF DIRECTORS

The Buyback through Tender Offer was considered and approved by the Board of Directors at the Board Meeting. The extracts of the Board resolution are as follows:

“RESOLVED THAT pursuant to the provisions of Article 8.2 of the Articles of Association of Wipro Limited (the “Company”) and the provisions of Sections 68, 69 and 70 and all other applicable provisions, if any, of the Companies Act, 2013, as amended (the “Companies Act”), the Companies (Share Capital and Debentures) Rules, 2014 to the extent applicable, and in compliance with Securities and Exchange Board of India (Buy Back of Securities) Regulations, 1998, as amended (the “Buyback Regulations”), including any amendments, statutory modifications or re-enactments for the time being in force, and subject to such other approvals, permissions and sanctions as may be necessary and subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board of Directors of the Company (hereinafter referred to as the “Board”, which expression shall include any committee constituted by the Board to exercise its powers, including the powers conferred by this resolution), and subject to the approval of the shareholders of the Company by way of a special resolution through a postal ballot, the Board hereby approves the buyback by the Company of up to 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) fully paid-up equity shares of Rs. 2/- (Rupees Two only) each of the Company (“Equity Shares”) representing up to 7.06% of the total paid-up Equity Share capital of the Company at a price of Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share (“Buyback Price”) payable in cash for an aggregate amount of up to Rs. 1,10,00,00,00,000/- (Rupees Eleven Thousand Crores Only) (“Buyback Size”), which is 23.15% of the fully paid-up Equity Share capital and free reserves as per the latest audited standalone balance sheet of the Company as on June 30, 2017, on a proportionate basis through the “tender offer” route as prescribed under the Buyback Regulations, to all of the shareholders of the Company who hold Equity Shares as of the record date (the “Record Date”) (“Buyback”) and the Buyback Size does not include any expenses incurred or to be incurred for the Buyback such as brokerage, applicable taxes such as securities transaction tax, GST, stamp duty, expenses incurred or to be incurred for the Buyback like filing fees payable to the Securities and Exchange Board of India (“SEBI”), advisors/legal fees, public announcement publication expenses, printing and dispatch expenses and other incidental and related expenses, etc.

RESOLVED FURTHER THAT all of the shareholders of the Company will be eligible to participate in the Buyback including: (i) promoters and promoter group of the Company (including members thereof) who hold Equity Shares as of the Record Date, persons in control (including such persons acting in concert) who hold Equity Shares as of the Record Date; and (ii) holders of American Depositary Receipts of the Company (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing Equity Shares of the Company who cancel any of their ADSs and withdraw the underlying Equity Shares prior to the Record Date such that they become shareholders of the Company and hold Equity Shares as of the Record Date.

RESOLVED FURTHER THAT the Buyback shall have reservation for small shareholders in accordance with the provisions of the Buyback Regulations.

RESOLVED FURTHER THAT the Company shall implement the Buyback using the “Mechanism for acquisition of shares through Stock Exchange” notified by SEBI vide circular CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016, including any amendments or statutory modifications for the time being in force.

RESOLVED FURTHER THAT the Buyback would be subject to the condition of maintaining minimum public shareholding requirements as specified in Regulation 38 of the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements), Regulations 2015 (“Listing Regulations”).

RESOLVED FURTHER THAT the amount required by the Company for the Buyback is intended to be met out of the Company’s current balances of cash and cash equivalents and/or internal accruals of the Company (and not from any borrowed funds) and on such terms and conditions as the Board may decide from time to time at its absolute discretion.

RESOLVED FURTHER THAT in terms of Regulation 19(3) of the Buyback Regulations, Mr. M Sanaulla Khan, Company Secretary, be and is hereby appointed as the Compliance Officer for the Buyback.

RESOLVED FURTHER THAT draft of the Declaration of Solvency prepared in the prescribed form and supporting affidavit and other documents, placed before the meeting be and is hereby approved and Mr. Azim H. Premji, Chairman and Managing Director, and any one of Mr. Abidali Z. Neemuchwala, CEO and Executive Director, and Mr. Rishad Premji, Executive Director and Chief Strategy Officer, be and are hereby authorized to sign the same, for and on behalf of the Board and file the same with the Registrar of Companies and the Securities and Exchange Board of India in accordance with applicable law.

RESOLVED FURTHER THAT the Board hereby confirms that it has made a full enquiry into the affairs and prospects of the Company and has formed the opinion:

a)	that immediately following the date on which the results of the Members’ resolution will be declared (“Postal Ballot Resolution”) or the Board meeting convened on July 20, 2017, there will be no grounds on which the Company could be found unable to pay its debts;

b)	that as regards its prospects for the year immediately following the date of the Postal Ballot Resolution or Board meeting, i.e. July 20, 2017, that, having regard to the Board’s intentions with respect to the management of the Company’s business during that year and to the amount and character of the financial resources which will, in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fall due and will not be rendered insolvent within a period of one year from the date of the Postal Ballot Resolution or Board meeting i.e. July 20, 2017; and

c)	that in forming an opinion for the above purposes, the Board has taken into account the liabilities as if the Company were being wound up under the provisions of the Companies Act, 2013 (including prospective and contingent liabilities).

RESOLVED FURTHER THAT the Board hereby confirms that:

a)	all the Equity Shares of the Company are fully paid-up;

b)	the Company shall not issue any Equity Shares or specified securities including by way of bonus, from the date of resolution passed by the shareholders approving the proposed Buyback until the date of closure of the Buyback in accordance with applicable law;

c)	the Company shall not raise further capital for a period of one year from the closure of the Buyback, except in discharge of subsisting obligations;

d)	the Company shall not buyback locked-in Equity Shares and non-transferable Equity Shares until the pendency of the lock-in or till the Equity Shares become transferable;

e)	the Company shall not buyback its Equity Shares from any person through negotiated deal whether on or off the stock exchanges or through spot transactions or through any private arrangement in the implementation of the Buyback;

f)	there are no defaults subsisting in the repayment of deposits, redemption of debentures or preference shares or repayment of any term loans to any financial institution or banks;

g)	that the Company has been in compliance with Sections 92, 123, 127 and 129 of the Companies Act;

h)	the aggregate amount of the Buyback i.e. up to Rs. 1,10,00,00,00,000/- (Rupees Eleven Thousand Crores Only) does not exceed 25% of the aggregate of the total paid-up capital and free reserves of the Company as per the latest audited standalone balance sheet of the Company as on June 30, 2017;

i)	the maximum number of Equity Shares proposed to be purchased under the Buyback (up to 34,37,50,000 Equity Shares), does not exceed 25% of the total number of Equity Shares in the paid-up Equity Share capital as per the latest audited standalone balance sheet of the Company as on June 30, 2017;

j)	the Company shall not make any offer of buyback within a period of one year reckoned from the date of closure of the Buyback;

k)	there is no pendency of any scheme of amalgamation or compromise or arrangement pursuant to the provisions of the Companies Act, as on date; and

l)	the ratio of the aggregate of secured and unsecured debts owed by the Company shall not be more than twice the paid-up Equity Share capital and free reserves after the Buyback.

RESOLVED FURTHER THAT any two of Mr. Azim H Premji, Chairman and Managing Director, Mr. Rishad Premji, Executive Director and Chief Strategy Officer, Mr. Jatin P Dalal, Chief Financial Officer, Mr. Aravind V S, Vice President- Investor Relations & Corporate Treasurer, and Mr. M Sanaulla Khan, Company Secretary, be and are hereby jointly authorized to finalise the terms and conditions of appointment and engagement (including settling their remuneration/payment of commission, brokerage fees and charges) of the Merchant Banker, Broker, Indian Legal Counsel, International Legal Counsel, escrow agent, Registrar, Special Account Bank and stock exchange for availing its tendering mechanism, and execute, negotiate, finalize, amongst other things account opening forms, agreements (including escrow agreements) and perform/execute such acts, deeds, documents, letters and things in the name of and on behalf of the Company, in connection with the foregoing (including making deposits with the escrow agent and permitting the Merchant Banker to operate the escrow accounts opened for the purposes of the Buyback), and appoint and finalise the terms of appointment of advertising agencies, printers, consultants or representatives as may be required and deciding and settling their remuneration including by the payment of commission brokerage, fee and charges and entering into agreements and letters in respect thereof and open and close all necessary accounts such as broking account(s), depository account(s), escrow account(s) and bank account(s) as per applicable laws and Buyback Regulations;

RESOLVED FURTHER THAT that a committee (the “Buyback Committee”) comprising Mr. N Vaghul, Independent Director, Mr. Jatin P Dalal, Chief Financial Officer, Mr. Aravind V S, Vice President – Investor Relations & Corporate Treasurer, and Mr. M Sanaulla Khan, Company Secretary, be constituted for the purposes of the Buyback to do all such acts, deeds, matters and things, as it may, in its absolute discretion, deem necessary, expedient, usual or proper, in the best interest of the Company and its shareholders in connection with the Buyback, including but not limited to:

a)	seeking all regulatory approvals, if any, including of SEBI and the Reserve Bank of India for implementing the Buyback;

b)	deciding and announcing the Record Date for the purpose of Buyback;

c)	appointing, authorizing, entering into agreements with and issuing necessary instructions to the investor service centre and escrow agent;

d)	opening one or more bank accounts, including an escrow account and special account as required, and entering into agreements with and to give instructions to the bankers in connection therewith;

e)	finalizing the terms and timeline of the Buyback including the entitlement ratio, opening date and closing date of the offer period and the timeframe for completing the Buyback and re- affirming declaration of solvency as and when required;

f)	deciding and appointing BSE Limited and/or the National Stock Exchange of India Limited as designated stock exchange(s) for the Buyback;

g)	taking such actions or measures as may then be deemed desirable to provide each holder of ADSs with an opportunity to cancel and withdraw the underlying Equity Shares of any such ADSs prior to the Record Date to enable such holder to participate in the Buyback. Such actions or measures may include, but are not limited to: (i) preparing and delivering information to each such holder or representative(s) thereof to enable such holder of ADSs to determine whether to cancel and withdraw the underlying Equity Shares in light of the Buyback, including any modifications, amendments or supplements to the Supplemental Letter; (ii) informing holders of ADSs that they will need to establish a brokerage account in India to take delivery of the Equity Shares, and (iii) informing holders of ADRs that they must submit the desired ADSs to the ADR depositary for cancellation and withdraw the Equity Shares no later than 3 (three) New York business days prior to the record date;

h)	arranging for bank guarantees as may be necessary for the Buyback in accordance with applicable law;

i)	depositing and/or instructing the deposit of the requisite amount into escrow and finalising the composition/combination of such deposit into escrow in accordance with the provisions of Regulation 10 of the Buyback Regulations (i.e., cash deposit or bank guarantee including the amounts of the cash deposit and the bank guarantee) and the escrow agreement entered into with the escrow agent;

j)	preparing, finalizing, dating, approving, modifying, signing (in accordance with applicable law), issuing, reissuing and filing with the appropriate statutory/other authorities the public announcement, draft letter of offer, letter of offer and all other documents, resolutions, advertisements, confirmations, intimations and declarations, and the certificate for extinguishment and physical destruction of shares certificates and other documents required in connection with the Buyback upon receiving the requisite shareholder approval for the Buyback, and causing the declaration of solvency and supporting affidavit to be executed in accordance with applicable law and such alterations, additions, omissions, variations, amendments or corrections will be deemed to have been approved by the Board of Directors;

k)	taking all actions to verify offers and acceptances received, finalize the basis of acceptance, pay the shareholders consideration for shares bought back, approve split of physical share certificates and transfer of shares, extinguish dematerialised shares and ensure the physical destruction of the share certificates with respect to the Equity Shares bought back by the Company;

l)	uploading all required information such as details of the Equity Shares bought back on the website and filing the same with the stock exchanges as required under applicable law;

m)	signing, executing and delivering such documents as may be necessary or desirable in connection with or incidental to the Buyback, including the execution of documents under common seal of the Company as may be required;

n)	settling and resolving any queries raised by SEBI, stock exchanges, Registrar of Companies and any other authorities whatsoever in connection to any matter incidental to and ancillary of the Buyback, requiring specific approval of the Buyback Committee;

o)	creating and maintaining requisite statutory registers and records as required under the Companies Act and to furnish appropriate returns to the appropriate authorities;

p)	closing the Buyback and completing all the required formalities as specified under the Companies Act, Buyback Regulations and the Listing Regulations and other applicable laws;

q)	altering, modifying, amending the appointment/ engagement and terms and conditions (including terms pertaining to remuneration/payment of commission, brokerage fees and charges) of the intermediaries appointed for the Buyback;

r)	doing such other acts, deeds, matters, or things, and executing such documents, forms, letters, confirmations, and taking all steps as may be necessary to sign, submit and file all necessary forms, letters, applications, e-forms and other documents as they may in their absolute discretion, deem necessary, expedient, usual or proper or are necessary, expedient, usual or proper with regard to the implementation in connection with or in furtherance of the Buyback; and

s)	delegating all or any of the authorities conferred above to any other Director(s) or Executive(s) or Officer(s) of the Company as may be necessary to give effect to the aforesaid resolutions.

RESOLVED FURTHER THAT any two members of the Buyback Committee mentioned above shall form the quorum of the meeting of the Buyback Committee and the Buyback Committee may approve the above by passing appropriate resolutions (including by way of circular resolution) in connection with the above.”

5.	DETAILS OF THE PUBLIC ANNOUNCEMENT

5.1.	In accordance with Regulation 8(1) of the Buyback Regulations, the Company has made the Public Announcement dated August 31, 2017 for the Buyback of Equity Shares published on September 01, 2017 in the following newspapers:

Sr. No.	Name of the Newspaper	Language	Editions
1.	Business Standard	English	All
2.	Business Standard	Hindi	All
3.	Hosa Digantha	Kannada	Bengaluru

5.2.	The Public Announcement was issued within 2 (two) Working Days from the date of passing the special resolution by the Equity Shareholders approving the Buyback through postal ballot (including through e-voting), the results of which were declared on August 30, 2017.

5.3.	The Company will publish further notices or corrigenda to or relating to the Public Announcement, if any, in the abovementioned newspapers.

5.4.	A copy of the Public Announcement is available on the SEBI website at www.sebi.gov.in

6.	DETAILS OF THE BUYBACK

6.1.	The Board of Directors of the Company, at the Board Meeting has, subject to the receipt of approval of the shareholders of the Company by way of a special resolution through a postal ballot (including through e-voting), pursuant to the provisions of Article 8.2 of the Articles and the provisions of Sections 68, 69 and 70 and all other applicable provisions, if any, of the Companies Act and the Rules to the extent applicable, and in compliance with the Buyback Regulations, as amended from time to time, and such other approvals, permissions and sanctions as may be necessary and subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board, approved the buyback by the Company of up to 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) fully paid-up Equity Shares representing up to 7.06% of the total issued and paid-up Equity Share capital of the Company at the Buyback Price of Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share payable in cash for an aggregate amount of up to Rs. 1,10,00,00,00,000 (Rupees Eleven Thousand Crores only), which represents 23.15% and 21.36% of the aggregate of the fully paid-up equity share capital and free reserves as per the latest audited standalone and consolidated balance sheets of the Company as on June 30, 2017, respectively, on a proportionate basis through the Tender Offer route, to all Eligible Shareholders.

The Equity Shareholders of the Company approved the Buyback, by way of a special resolution, through postal ballot (including e-voting) pursuant to the Postal Ballot Notice, the results of which were announced on August 30, 2017.

6.2.	The Buyback Size does not include any expenses incurred or to be incurred for the Buyback such as brokerage, applicable taxes such as securities transaction tax, GST, stamp duty, filing fees payable to SEBI, advisors/legal fees, public announcement publication expenses, printing and dispatch expenses and other incidental and related expenses, etc.

6.3.	The Buyback is in accordance with Article 8.2 of the Articles, Sections 68, 69 and 70 and all other applicable provisions of the Companies Act, the SCD Rules, the Management Rules, the LODR Regulations and the Buyback Regulations.

6.4.	The Buyback shall be undertaken on a proportionate basis from Eligible Shareholders through the Tender Offer route, in accordance with the “Mechanism for acquisition of shares through Stock Exchanges” as prescribed under the SEBI Circulars. In this regard, the Company will request BSE and NSE to provide the acquisition window for facilitating tendering of Equity Shares under the Buyback. For the purposes of this Buyback, BSE will be the Designated Stock Exchange.

6.5.	The aggregate paid-up share capital and free reserves of the Company as per the latest audited standalone balance sheet of the Company as on June 30, 2017 is Rs. 47,50,640 lakhs (Rupees Forty Seven Thousand Five Hundred and Six Crores and Forty Lakhs only) and as per the latest consolidated balance sheet of the Company as on June 30, 2017 is Rs. 51,49,234 lakhs (Rupees Fifty One Thousand Four Hundred and Ninety Two Crores and Thirty Four Lakhs only). Accordingly, the maximum amount that can be utilised on a standalone basis in the present Buyback is Rs. 11,87,660 Lakhs (Rupees Eleven Thousand Eight Hundred and Seventy Six Crores and Sixty Lakhs only) and the maximum amount that can be utilized on a consolidated basis in the present Buyback is Rs. 12,87,309 Lakhs (Rupees Twelve Thousand Eight Hundred and Seventy Three Crores and Nine Lakhs only).Under the provisions of the Companies Act, the funds deployed for the Buyback cannot exceed 25% of the aggregate of the fully paid-up share capital and free reserves of the Company i.e., is Rs. 11,87,660 lakhs (Rupees Eleven Thousand Eight Hundred and Seventy Six Crores and Sixty Lakhs only). The maximum amount proposed to be utilized for the Buyback, does not exceed Rs. 1,10,00,00,00,000/- (Rupees Eleven Thousand Crores only) and is therefore within the limit of 25% of the Company’s fully paid-up share capital and free reserves as per the latest audited standalone and consolidated balance sheets of the Company as on June 30, 2017 (the latest audited balance sheet available as on the date of Board Meeting recommending the proposal for the Buyback).

6.6.	The aggregate shareholding of the (i) Promoter and Promoter Group and persons in control, (ii) Directors of companies which are a part of the Promoter and Promoter Group, and (iii) Directors and Key Managerial Personnel of the Company as on the date of the Public Announcement, i.e., August 31, 2017, are as follows:

6.6.1.	Aggregate shareholding of the Promoter and Promoter Group and persons who are in control as on the date of the Public Announcement, i.e., August 31, 2017:

Sl. No.	Name of Shareholder	No. of Equity Shares	% Shareholding
1.	Azim H Premji	18,68,10,200	3.84
2.	Yasmeen A Premji	21,25,332	0.04
3.	Rishad Azim Premji	13,73,332	0.03
4.	Tariq Azim Premji	5,30,000	0.01
5.	Mr. Azim Hasham Premji Partner Representing Hasham Traders	74,19,12,000	15.24
6.	Mr. Azim Hasham Premji Partner Representing Prazim Traders	90,58,13,582	18.61
7.	Mr. Azim Hasham Premji Partner Representing Zash Traders	90,32,39,580	18.56
8.	Hasham Investment & Trading Co. Private Limited	11,25,996	0.02
9.	Azim Premji Philanthropic Initiatives Private Limited (1)	2,01,39,910	0.41
10.	Azim Premji Trust (2)	79,81,31,282	16.40
Total		3,56,12,01,214	73.18

Note:

1.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Philanthropic Initiatives Private Limited.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Trust.

6.6.2.	Aggregate shareholding of the Directors of companies which are a part of the Promoter and Promoter Group, as on the date of the Public Announcement, i.e., August 31, 2017:

Sl. No.	Name	No. of Equity Shares	% Shareholding
1.	Azim H Premji	18,68,10,200	3.84
2.	Yasmeen A Premji	21,25,332	0.04
3.	Rishad Azim Premji	13,73,332	0.03
4.	Tariq Azim Premji	5,30,000	0.01

Sl. No.	Name	No. of Equity Shares	% Shareholding
5.	Pagalthivarthi Srinivasan	95,470	0.00
6.	Lakshminarayana Ramanathan Kollengode	18,774	0.00
7.	Priya Mohan Sinha	74,746	0.00
8.	Sharad Chandra Behar	0	0.00
Total		19,10,27,854	3.93

6.6.3.	Aggregate shareholding of the Directors and Key Managerial Personnel of the Company as on the date of the Board Meeting and the date of the Public Announcement, i.e., August 31, 2017:

Sl. No.	Name of Shareholder	Designation	No. of Equity Shares	% Shareholding
1.	Azim H Premji	Chairman and Managing Director	18,68,10,200	3.84
2.	N Vaghul	Independent Director	0	0.00
3.	Dr. Ashok S Ganguly	Independent Director	3,734	0.00
4.	M K Sharma	Independent Director	0	0.00
5.	William Arthur Owens	Independent Director	0	0.00
6.	Ireena Vittal	Independent Director	0	0.00
7.	Dr. Patrick John Ennis	Independent Director	0	0.00
8.	Patrick Dupuis	Independent Director	0	0.00
9.	Rishad A Premji	Executive Director and Chief Strategy Officer	13,73,332	0.03
10.	Abidali Z Neemuchwala	CEO and Executive Director	1,60,000	0.00
11.	Jatin Pravinchandra Dalal	Chief Financial Officer	8,550	0.00
12.	M Sanaulla Khan	Company Secretary	0	0.00
Total			18,83,55,816	3.87

6.7.	In terms of the Buyback Regulations, under the Tender Offer route, the Promoters and Promoter Group have the option to participate in the Buyback. In this regard, members of the Promoter and Promoter Group have expressed their intention vide their letters dated July 20, 2017 to participate in the Buyback and offer up to an aggregate maximum number of 3,49,78,01,814 (Three Hundred and Forty Nine Crores Seventy Eight Lakhs One Thousand Eight Hundred and Fourteen) Equity Shares or such lower number of shares as required in compliance with the Buyback Regulations/terms of the Buyback. The extent of their participation in the Buyback has been detailed in paragraph 9.2 of this Letter of Offer.

6.8.	The Promoter and Promoter Group hold 73.18% of the Equity Shares in the total outstanding equity share capital of the Company. For details with respect to the Promoter and Promoter Group shareholding post the Buyback please refer to paragraph 13.7 of this Letter of Offer.

6.9.	Post the Buyback, the non-Promoter and Promoter Group/ public shareholding of the Company shall not fall below the minimum level required as per Regulation 38 of the LODR Regulations.

7.	AUTHORITY FOR THE BUYBACK

7.1.	The Buyback is in accordance with Article 8.2 of the Articles, Sections 68, 69 and 70 and all other applicable provisions of the Companies Act, the SCD Rules, the Management Rules, LODR Regulations and the Buyback Regulations. The Buyback is subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board.

7.2.	The Buyback has been duly authorised by a resolution of the Board of Directors dated July 20, 2017. The Board has sought the approval of the Equity Shareholders for the Buyback, by issuing the Postal Ballot Notice, the results of which were announced on August 30, 2017. The Equity Shareholders have approved the Buyback by a special resolution passed through postal ballot (including e-voting) in accordance with the provisions of Section 110 of the Companies Act and Rule 22 of the Management Rules.

8.	NECESSITY OF THE BUYBACK

The Buyback is being undertaken by the Company to return surplus funds to the Equity Shareholders, which are over and above its ordinary capital requirements and in excess of any current investment plans, in an expedient, effective and cost efficient manner. The Buyback is being undertaken for the following reasons:

8.1.	The Buyback will help the Company distribute surplus cash to the Equity Shareholders broadly in proportion to their shareholding, thereby, enhancing the overall return to Equity Shareholders;

8.2.	The Buyback, which is being implemented through the Tender Offer route as prescribed under the Buyback Regulations, involves a reservation of up to 15% of the Buyback Size for Small Shareholders. The Company believes that this reservation of up to 15% for Small Shareholders would benefit a large number of the Company’s public shareholders, who would be classified as Small Shareholders for the purposes of the Buyback;

8.3.	The Buyback would help in improving financial ratios like earnings per share and return on equity, by reducing the equity base of the Company; and

8.4.	The Buyback gives an option to the Eligible Shareholders to choose to either (A) participate in the Buyback and receive cash in lieu of their Equity Shares which are Accepted under the Buyback, or (B) choose not to participate in the Buyback and get a resultant increase in their percentage shareholding in the Company post the Buyback, without additional investment.

9.	MANAGEMENT DISCUSSION AND ANALYSIS OF THE LIKELY IMPACT OF THE BUYBACK ON THE COMPANY

9.1.	The Buyback is not likely to cause any material impact on the profitability/ earnings of the Company except a reduction in the amount available for investment, which the Company could have otherwise deployed towards generating investment income. Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the funds deployed by the Company towards the Buyback excluding costs and expenses of the Buyback, would be Rs. 1,10,00,00,00,000/- (Rupees Eleven Thousand Crores only).

9.2.	In terms of the Buyback Regulations, under the Tender Offer route, the Promoters and Promoter Group have the option to participate in the Buyback. In this regard, the Promoter and Promoter Group have expressed their intention vide their letters dated July 20, 2017, to participate in the Buyback and offer up to an aggregate maximum number of 3,49,78,01,814 (Three Hundred and Forty Nine Crores Seventy Eight Lakhs One Thousand Eight Hundred and Fourteen) Equity Shares or such lower number of shares as required in compliance with the Buyback Regulations/terms of the Buyback.

Please see below the maximum number of Equity Shares to be tendered by each member of the Promoter and Promoter Group in the Buyback:

Sr. No.	Name of the Promoter and Promoter Group entity	Maximum Number of Equity Shares intended to be offered
1.	Azim H Premji	12,34,10,800
2.	Yasmeen A Premji	21,25,332
3.	Rishad Azim Premji	13,73,332
4.	Tariq Azim Premji	5,30,000
5.	Mr. Azim Hasham Premji Partner Representing Hasham Traders	74,19,12,000
6.	Mr. Azim Hasham Premji Partner Representing Prazim Traders	90,58,13,582
7.	Mr. Azim Hasham Premji Partner Representing Zash Traders	90,32,39,580
8.	Hasham Investment and Trading Co. Private Limited	11,25,996
9.	Azim Premji Philanthropic Initiatives Private Limited (1)	2,01,39,910
10.	Azim Premji Trust (2)	79,81,31,282
Total		3,49,78,01,814

Note:

1.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Philanthropic Initiatives Private Limited
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Trust.

The members of the Promoter and Promoter Group may tender Equity Shares up to the maximum number of Equity Shares intended to be tendered by each of them as provided in the table hereinabove. Pursuant to the SEBI Letter, additional Equity Shares tendered by the members of the Promoter and Promoter Group, including APPI and APT, over and above their respective entitlements, will be accepted by the Company in compliance with Regulation 9(7) of the Buyback Regulations.

9.3.	Details of the date and price of acquisition of the Equity Shares that the Promoter and Promoter Group intend to tender are set-out below:

Azim H Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
January 22, 1998	Bonus	61,70,540	(1)	2	—	—
June 29, 2004	Bonus	1,23,41,080		2	—	—
August 24, 2005	Bonus	1,85,11,620		2	—	—
June 17, 2010	Bonus	2,46,82,160		2	—	—
June 15, 2017	Bonus	6,17,05,400		2	—	—
Total		12,34,10,800

Note:

1.	Originally allotted 12,34,108 (Twelve Lakhs Thirty Four Thousand One Hundred and Eight) equity shares of Rs. 10/- (Rupees Ten only) each as bonus shares and subsequently adjusted for split into shares of face value of Rs. 2/- (Rupees Two only) each as on the record date on October 14, 1999.

Yasmeen A Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 30, 1997	Gift	3,200	(1)	2	—	—
January 22, 1998	Bonus	46,400	(2)	2	—	—
February 24, 2000	Gift	40,000		2	—	—
June 29, 2004	Bonus	2,19,200		2	—	—
August 24, 2005	Bonus	3,28,800		2	—	—
June 17, 2010	Bonus	4,25,066		2	—	—
June 15, 2017	Bonus	10,62,666		2	—	—
Total		21,25,332

Note:

1.	Originally received 640 (Six Hundred and Forty) equity shares of Rs. 10/- (Rupees Ten only) each as gift and subsequently adjusted for split into shares of face value of Rs. 2/- (Rupees Two only) each as on the record date on October 14, 1999.
2.	Originally allotted 9,280 (Nine Thousand Two Hundred and Eighty) equity shares of Rs. 10/- (Rupees Ten only) each as bonus shares and subsequently adjusted for split into shares of face value of Rs. 2/- (Rupees Two only) each as on the record date on October 14, 1999.

Rishad Azim Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares	Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
August 24, 2005	Bonus	3,08,000	2	—	—
June 17, 2010	Bonus	3,78,666	2	—	—
June 15, 2017	Bonus	6,86,666	2	—	—
Total		13,73,332

Tariq Azim Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 30, 1997	Gift	26,500	(1)	2	—	—
June 29, 2004	Bonus	53,000		2	—	—
August 24, 2005	Bonus	79,500		2	—	—
June 17, 2010	Bonus	1,06,000		2	—	—
June 15, 2017	Bonus	2,65,000		2	—	—
Total		5,30,000

Note:

1.	Originally received 5,300 (Five Thousand and Three Hundred) equity shares of Rs. 10/- (Rupees Ten only) each as gift and subsequently adjusted for split into shares of face value of Rs. 2/- (Rupees Two only) each as on the record date on October 14, 1999.

Mr. Azim Hasham Premji Partner Representing Hasham Traders

Date of Transaction	Nature of Transaction	No. of Equity Shares	Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
August 24, 2005	Bonus	15,34,50,000	2	—	—
June 17, 2010	Bonus	21,75,06,000	2	—	—
June 15, 2017	Bonus	37,09,56,000	2	—	—
Total		74,19,12,000

Mr. Azim Hasham Premji Partner Representing Prazim Traders

Date of Transaction	Nature of Transaction	No. of Equity Shares	Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	6,39,99,500	2	—	—
August 24, 2005	Bonus	16,25,08,500	2	—	—
June 17, 2010	Bonus	21,66,78,000	2	—	—
March 19, 2013	Block Trade inter-se purchase from Hasham Traders	97,20,791	2	440.05	Cash
June 15, 2017	Bonus	45,29,06,791	2	—	—
Total		90,58,13,582

Mr. Azim Hasham Premji Partner Representing Zash Traders

Date of Transaction	Nature of Transaction	No. of Equity Shares	Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	6,36,13,400	2	—	—
August 24, 2005	Bonus	16,21,22,400	2	—	—
June 17, 2010	Bonus	21,61,63,200	2	—	—
March 19, 2013	Block Trade inter-se purchase from Hasham Traders	97,20,790	2	440.05	Cash
June 15, 2017	Bonus	45,16,19,790	2	—	—
Total		90,32,39,580

Hasham Investment and Trading Co. Private Limited

Date of Transaction	Nature of Transaction	No. of Equity Shares	Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
July 7, 2015	Shares received under court approved scheme of amalgamation	5,62,998	2	—	—
June 15, 2017	Bonus	5,62,998	2	—	—
Total		11,25,996

Azim Premji Philanthropic Initiatives Private Limited

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 15, 2005	Gift	15,07,122	(1)	2	—	—
August 24, 2005	Bonus	42,25,500		2	—	—
June 17, 2010	Bonus	43,37,333		2	—	—
June 15, 2017	Bonus	1,00,69,955		2	—	—
Total		2,01,39,910	(2)

Note:

1.	Originally received 22,80,500 (Twenty Two Lakhs Eighty Thousand and Five Hundred) equity shares of Rs. 2/- (Rupees Two only) each as gift on June 15, 2005, out of which 7,73,378 (Seven Lakhs Seventy Three Thousand Three Hundred and Seventy Eight) equity shares were tendered and accepted on July 7, 2016 pursuant to buyback by the Company at a price of Rs. 625/- (Rupees Six Hundred and Twenty Five only) per equity share.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Philanthropic Initiatives Private Limited.

Azim Premji Trust

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
December 7, 2010	Gift	10,35,38,641	(1)	2	—	—
February 22, 2013	Gift	29,55,27,000		2	—	—
June 15, 2017	Bonus	39,90,65,641		2	—	—
Total		79,81,31,282	(2)

Note:

1.	Originally received 13,41,87,120 (Thirteen Crores Forty One Lakhs Eighty Seven Thousand One Hundred and Twenty) equity shares of Rs.2/- (Rupees Two only) each as gift on December 7, 2010, out of which 3,06,48,479 (Three Crores Six Lakhs Forty Eight Thousand Four Hundred and Seventy Nine) equity shares were tendered and accepted on July 7, 2016 pursuant to buyback by the Company at a price of Rs. 625/- (Rupees Six Hundred and Twenty Five only) per equity share.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Trust.

9.4.	Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the Promoter and Promoter Group post completion of the Buyback may increase from 73.18% to 73.94%.

9.5.	Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the public and others post Buyback may decrease from 26.82% to 26.06%.

9.6.	The Buyback shall not result in a change in control or otherwise affect the existing management structure of the Company.

9.7.	Consequent to the Buyback and based on the number of Equity Shares bought back from Non-Resident Shareholders, Indian financial institutions, banks, mutual funds and the public including other bodies corporate, the shareholding of each such person shall undergo a change.

9.8.	The debt-equity ratio following the Buyback shall be compliant with the permissible limit of 2:1 prescribed by the Companies Act even if the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement.

9.9.	The Buyback is not expected to impact growth opportunities for the Company.

9.10.	The Promoter and Promoter Group shall not deal in the Equity Shares of the Company on the Stock Exchanges or off market, including by way of inter-se transfer(s) of Equity Shares among the Promoter and Promoter Group, during the period from the date of passing the special resolution by the shareholders of the Company till the date of closure of the Buyback.

9.11.	The Company shall not raise further capital for a period of one year from the closure of the Buyback except in discharge of its subsisting obligations.

9.12.	The Company shall not issue new equity shares or other specified securities, including by way of an issuance of bonus shares, from the date of resolution passed by the shareholders approving the Buyback till the date of closure of the Buyback offer.

9.13.	Salient financial parameters consequent to the Buyback based on the standalone audited financial statements as on June 30, 2017 are as under:

Parameters (based on standalone audited financial statements for three months ended June 30, 2017)	Pre Buyback	Post Buyback
Net Worth (Rs. in lakhs) (1)	48,62,530	37,62,530
Return on Net Worth (%) (2)	17.01%	22.11%
Earnings Per Share (in Rs.) (3)	4.18	4.50
Book Value per Equity Share (in Rs.) (5)	99.93	83.20
P/E as per latest audited financial results (6)	15.53	14.43
Total Debt/Equity Ratio (in times) (8)	0.13	0.16

Note:

(1)	Net Worth is excluding revaluation reserves and miscellaneous expenditure to the extent not written off
(2)	Return on Net Worth = Annualised Profit After Tax/ Average Net Worth (excluding revaluation reserves).
(3)	Earnings per Share = Profit After Tax / Average Number of Shares outstanding for the period
(4)	EPS post buyback is computed after reducing proposed buyback shares from average outstanding shares for the year
(5)	Book value per Share = Net Worth (excluding Revaluation Reserves) / Number of Shares at the end of the period
(6)	P/E as per latest audited financial results = Market Value per Share / Earnings per Share
(7)	Market value has been taken as Rs. 259.85 (price on NSE as of July 14, 2017 for both pre and post buyback) for P/E ratio as the date of intimation of the Board Meeting for considering the Buyback was July 14, 2017.
(8)	Total Debt/ Equity Ratio = Total Debt /Net Worth (excluding revaluation reserves)

Salient financial parameters consequent to the Buyback based on the consolidated audited financial statements as on June 30, 2017 are as under:

Parameters (based on consolidated audited financial statements for three months ended June 30, 2017)	Pre Buy-Back	Post Buy-Back
Net worth (Rs.in lakhs) (1)	53,71,314	42,71,314
Return on Net worth (%) (2)	15.81%	19.98%
Earnings per Share (in Rs.) (3)	4.30	4.63
Book Value per Share (in Rs.) (5)	110.38	94.45
P/E as per latest audited financial results (6)	15.11	14.04
Total Debt/ Equity Ratio (in times) (8)	0.26	0.33

Note:

(1)	Net Worth is excluding revaluation reserves and miscellaneous expenditure to the extent not written off
(2)	Return on Net Worth = Annualised Profit After Tax/ Average Net Worth (excluding revaluation reserves).
(3)	Earnings per Share = Profit After Tax / Average Number of Shares outstanding for the period
(4)	EPS post buyback is computed after reducing proposed buyback shares from average outstanding shares for the year
(5)	Book value per Share = Net Worth (excluding Revaluation Reserves) / Number of Shares at the end of the period
(6)	P/E as per latest audited financial results = Market Value per Share / Earnings per Share
(7)	Market value has been taken as Rs.259.85 (price on NSE as of July 14, 2017 for both pre and post buyback) for P/E ratio as the date of intimation of the Board Meeting for considering the Buyback was July 14, 2017.
(8)	Total Debt/ Equity Ratio = Total Debt /Net Worth (excluding revaluation reserves)

10.	BASIS OF CALCULATING THE BUYBACK PRICE

10.1.	The Equity Shares of the Company are proposed to be bought back at the Buyback Price, i.e., Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share.

10.2.	The Buyback Price has been arrived at after considering various factors such as (i) the share price benchmarks on the NSE, the stock exchange where the maximum volume of trading in the Equity Shares is recorded, (ii) the net worth of the Company, and (iii) the impact on the earnings per Equity Share.

10.3.	The Buyback Price represents a premium of 23.87% over the volume weighted average market price of the Equity Shares on the NSE for the 60 trading days preceding July 14, 2017, which was the date of intimation to the Stock Exchanges of the Board Meeting to consider the proposal of the Buyback and 22.60% over the volume weighted average market price of the Equity Shares on the NSE for the 10 trading days preceding July 14, 2017, the date of intimation to the Stock Exchanges of the Board Meeting to consider the proposal of the Buyback. The closing market price of the Equity Shares as on July 14, 2017, the date of intimation of the Board Meeting for considering the Buyback, was Rs. 259.85 (Rupees Two Hundred and Fifty Nine and Eighty Five Paise only) on the NSE, and Rs. 259.50 (Rupees Two Hundred and Fifty Nine and Fifty Paise only) on the BSE, respectively.

10.4.	The Buyback Price is higher by 220.24% of the book value per Equity Share of the Company, which as of June 30, 2017 was Rs. 99.93 (Rupees Ninety Nine and Ninety Three Paise only) per Equity Share.

10.5.	The earnings per Equity Share of the Company prior to the Buyback, for the quarter ended June 30, 2017 was Rs. 4.18/- (Rupees Four and Eighteen Paise only) per Equity Share. Assuming full Acceptance under the Buyback, the earnings per Equity Share of the Company will be Rs. 4.50/- (Rupees Four and Fifty Paise only) per Equity Share post the Buyback.

10.6.	The annualised return on net worth of the Company was 17.01% for the quarter ended June 30, 2017, which will increase to 22.11% post Buyback assuming full Acceptance of the Buyback.

11.	SOURCES OF FUNDS FOR THE BUYBACK

11.1.	Assuming that the response to the Buyback is to the extent of 100% (full Acceptance), the funds that would be utilized by the Company for the purpose of the Buyback would be Rs. 1,10,00,00,00,000/- (Rupees Eleven Thousand Crores only).

11.2.	The funds for the Buyback will be sourced from current balances of cash and cash equivalents and/ or internal accruals of the Company. The Company does not intend to raise additional debt for the explicit purposes of the Buyback. Borrowed funds will not be used for the Buyback.

11.3.	This Buyback is not likely to cause any material impact on the earnings of the Company, except for the cost of financing the Buyback, being a reduction in the treasury income that the Company could have otherwise earned on the funds deployed.

12.	DETAILS OF THE ESCROW ACCOUNT AND THE AMOUNT DEPOSITED THEREIN

12.1.

In accordance with Regulation 10 of the Buyback Regulations, the Company has appointed HDFC Bank Limited, as the escrow agent for the Buyback. The Company, the Manager to the Buyback and the Escrow Agent have entered into an Escrow Agreement dated August 30, 2017 pursuant to which the Escrow Account in the name and style “Wipro-Buy-Back of Equity Shares-Escrow A/c-2017” bearing account number

57500000081231 has been opened with the Escrow Agent. The Manager is empowered to operate the Escrow Account in accordance with the Buyback Regulations. In accordance with Regulation 10 of the Buyback Regulations, the Company proposes to deposit the applicable amount in the Escrow Account and issue a bank guarantee in favour of the Manager to the Buyback on or before the Buyback Opening Date. Such bank guarantee shall be valid till 30 days after the Buyback Closing Date (i.e., until Friday, January 12, 2018).

12.2.	The Company has adequate and firm financial resources to fulfil the obligations under the Buyback and the same has been certified by M/s. D. Prasanna & Co., Chartered Accountants, having its office at #192, S.C. Road, Basavanagudi, Bangalore – 560004, India (Telephone: 080 26671315; Membership No.: 211367; Firm Registration No.: 009619S), vide a certificate dated August 24, 2017.

12.3.	Based on the aforementioned certificate, the Manager to the Buyback confirms that it is satisfied that firm arrangements for fulfilling the obligations under the Buyback are in place and that the Company has the ability to implement the Buyback in accordance with the Buyback Regulations.

13.	CAPITAL STRUCTURE AND SHAREHOLDING PATTERN

13.1.	The present capital structure of the Company is as follows:

(Rs. In Lakhs)

Sr. No.	Particulars	Pre Buyback
1	Authorized Share Capital:
	5,50,00,00,000 Equity Shares of Rs.2 each	1,10,000
	2,50,00,000 10.25% Redeemable Cumulative Preference Shares of Rs. 10 each	2,500
	1,50,000 10% Optionally Convertible Cumulative Preference Shares of Rs. 100 each	150
	Total	1,12,650
2	Issued, Subscribed and Paid-up Capital:
	4,86,66,90,771 Equity Shares of Rs. 2 each (1)	97,334
	Total	97,334

Note:

1.	10,06,71,939 (Ten Crore Six Lakhs Seventy One Thousand Nine Hundred and Thirty Nine) Equity Shares represent underlying equity shares against ADRs outstanding as at November 10, 2017

13.2.	Assuming full Acceptance in the Buyback, the capital structure of the Company post Buyback would be as follows:

(Rs. In Lakhs)

Sr. No.	Particulars	Post Buyback
1	Authorized Share Capital:
	5,50,00,00,000 Equity Shares of Rs. 2 each	1,10,000
	2,50,00,000 10.25% Redeemable Cumulative Preference Shares of Rs. 10 each	2,500
	1,50,000 10% Optionally Convertible Cumulative Preference Shares of Rs. 100 each	150
	Total	1,12,650
2	Issued, Subscribed and Paid-up Capital:
	4,52,29,40,771 Equity Shares of Rs. 2 each	90,459
	Total	90,459

13.3.	Details of buyback programmes undertaken by the Company in the last three years are given below:

Sr. No.	Opening Date	Closing Date	Method of Buyback	Equity Shares Bought Back
1	June 17, 2016	June 30, 2016	Tender Offer	4,00,00,000

13.4.	There are no partly paid up equity shares.

13.5.	There are no outstanding instruments convertible into Equity Shares except for 2,05,16,903 (Two Crores Five Lakhs Sixteen Thousand Nine Hundred and Three) outstanding ESOPs/ RSUs granted by the Company as on June 30, 2017.

13.6.	There are no amounts under calls in arrears.

13.7.	The shareholding pattern of the Company (i) as on date of publication of the Public Announcement i.e. September 1, 2017, and (ii) after completion of the Buyback, is as follows:

	Pre Buyback		Post Buyback (1)
Category of Shareholder	No. of Shares	% to the existing Equity Share capital	No. of Shares	% to post Buyback Equity Share capital
Promoter and Promoter Group	3,56,12,01,214	73.18	3,34,40,73,850	73.94
Foreign Investors (Including ADRs, Non- Resident Indians, FIIs, FPIs, Foreign Nationals, and Overseas Corporate Bodies)	62,78,09,976	12.90	1,17,88,66,921	26.06
Financial Institutions/Banks, NBFCs & Mutual Funds	27,95,27,330	5.74
Others (Public, Bodies Corporate, Clearing Members, Trusts and HUF)	39,81,52,251	8.18
Total	4,86,66,90,771	100.00	4,52,29,40,771	100.00

Note:

1.	Assuming response to the Buyback is to the extent of 100% (full Acceptance) from all the Equity Shareholders of the Equity Shares up to their Buyback Entitlement.

13.8.	There are no pending scheme(s) of amalgamation or compromise or arrangement pursuant to any provisions of the Companies Act.

13.9.	Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the Promoter and Promoter Group post the Buyback may increase from 73.18% prior to the Buyback to 73.94%.

13.10.	Aggregate shares purchased or sold by the Promoter and Promoter Group, persons in control, Directors of companies which are a part of the Promoter and Promoter Group and Directors and Key Managerial Personnel of the Company during a period of six months preceding the date of the Board Meeting at which the Buyback was approved and the date of the Postal Ballot Notice, i.e. July 20, 2017:

13.10.1.	Aggregate of shares purchased or sold by the Promoter and Promoter Group and persons who are in control:

Sl. No.	Name of Shareholder	No. of Equity Shares Acquired	Nature of Transaction*	Date of Allotment
1.	Azim H Premji	9,34,05,100	Bonus Issue	June 15, 2017
2.	Yasmeen A Premji	10,62,666	Bonus Issue	June 15, 2017
3.	Rishad Azim Premji	6,86,666	Bonus Issue	June 15, 2017

Sl. No.	Name of Shareholder	No. of Equity Shares Acquired	Nature of Transaction*	Date of Allotment
4.	Tariq Azim Premji	2,65,000	Bonus Issue	June 15, 2017
5.	Mr. Azim Hasham Premji Partner Representing Hasham Traders	37,09,56,000	Bonus Issue	June 15, 2017
6.	Mr. Azim Hasham Premji Partner Representing Prazim Traders	45,29,06,791	Bonus Issue	June 15, 2017
7.	Mr. Azim Hasham Premji Partner Representing Zash Traders	45,16,19,790	Bonus Issue	June 15, 2017
8.	Hasham Investment & Trading Co. Private Limited	5,62,998	Bonus Issue	June 15, 2017
9.	Azim Premji Philanthropic Initiatives Private Limited (1)	1,00,69,955	Bonus Issue	June 15, 2017
10.	Azim Premji Trust (2)	39,90,65,641	Bonus Issue	June 15, 2017

Note:

*	Since the Equity Shares were acquired pursuant to a bonus issue, there was no price paid for their acquisition.
1.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Philanthropic Initiatives Private Limited.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Trust.

13.10.2.	Aggregate shares purchased or sold by the Directors of companies which are part of the Promoter and Promoter Group:

Sl. No.	Name	No. of Equity Shares Acquired	Nature of Transaction*	Date of Allotment
1.	Azim H Premji	9,34,05,100	Bonus Issue	June 15, 2017
2.	Yasmeen A Premji	10,62,666	Bonus Issue	June 15, 2017
3.	Rishad Azim Premji	6,86,666	Bonus Issue	June 15, 2017
4.	Tariq Azim Premji	2,65,000	Bonus Issue	June 15, 2017
5.	Pagalthivarthi Srinivasan	47,735	Bonus Issue	June 15, 2017
6.	Lakshminarayana Ramanathan Kollengode	9,387	Bonus Issue	June 15, 2017
7.	Priya Mohan Sinha	37,373	Bonus Issue	June 15, 2017
8.	Sharad Chandra Behar	0	—	—

*	Since the Equity Shares were acquired pursuant to a bonus issue, there was no price paid for their acquisition.

13.10.3.	Aggregate shares purchased or sold by the Directors and Key Managerial Personnel of the Company:

Sl. No.	Name	No. of Equity Shares	Nature of Transaction	Date of Allotment/ Transaction	Price per Equity Share
1.	Azim H Premji	9,34,05,100	Bonus Issue	June 15, 2017	NA*
2.	Dr. Ashok S Ganguly	1,867	Bonus Issue	June 15, 2017	NA*
3.	Rishad Azim Premji	6,86,666	Bonus Issue	June 15, 2017	NA*
4.	Abidali Z Neemuchwala	1,60,000	Exercise of ADS RSUs	July 7, 2017	$0.05 per ADS RSU
5.	Jatin Pravinchandra Dalal	3,500	Sale	February 2, 2017	Rs. 455.26
		1,500	Sale	February 27, 2017	Rs. 489.76
		40,000	Exercise of Indian RSUs	May 19, 2017	Rs. 2
		41,775	Bonus Issue	June 15, 2017	NA*

*	Since the Equity Shares were acquired pursuant to a bonus issue, there was no price paid for their acquisition.

13.11.	Aggregate shares purchased or sold by the Promoter and Promoter Group, persons in control, Directors of companies which are a part of the Promoter and Promoter Group and Directors and Key Managerial Personnel of the Company during a period of twelve months preceding the date of Public Announcement, i.e. August 31, 2017:

13.11.1.	Aggregate of shares purchased or sold by the Promoter and Promoter Group and persons who are in control:

Sl. No.	Name of Shareholder	No. of Equity Shares Acquired	Nature of Transaction*	Date of Allotment
1.	Azim H Premji	9,34,05,100	Bonus Issue	June 15, 2017
2.	Yasmeen A Premji	10,62,666	Bonus Issue	June 15, 2017
3.	Rishad Azim Premji	6,86,666	Bonus Issue	June 15, 2017
4.	Tariq Azim Premji	2,65,000	Bonus Issue	June 15, 2017
5.	Mr. Azim Hasham Premji Partner Representing Hasham Traders	37,09,56,000	Bonus Issue	June 15, 2017
6.	Mr. Azim Hasham Premji Partner Representing Prazim Traders	45,29,06,791	Bonus Issue	June 15, 2017
7.	Mr. Azim Hasham Premji Partner Representing Zash Traders	45,16,19,790	Bonus Issue	June 15, 2017
8.	Hasham Investment & Trading Co. Private Limited	5,62,998	Bonus Issue	June 15, 2017
9.	Azim Premji Philanthropic Initiatives Private Limited (1)	1,00,69,955	Bonus Issue	June 15, 2017
10.	Azim Premji Trust (2)	39,90,65,641	Bonus Issue	June 15, 2017

Note:

*	Since the Equity Shares were acquired pursuant to a bonus issue, there was no price paid for their acquisition.
1.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Philanthropic Initiatives Private Limited.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of Equity Shares held by Azim Premji Trust.

13.11.2.	Aggregate shares purchased or sold by the Directors of companies which are part of the Promoter and Promoter Group:

Sl. No.	Name	No. of Equity Shares Acquired	Nature of Transaction*	Date of Allotment/ Acquisition
1.	Azim H Premji	9,34,05,100	Bonus Issue	June 15, 2017
2.	Yasmeen A Premji	10,62,666	Bonus Issue	June 15, 2017
3.	Rishad Azim Premji	6,86,666	Bonus Issue	June 15, 2017
4.	Tariq Azim Premji	2,65,000	Bonus Issue	June 15, 2017
5.	Pagalthivarthi Srinivasan	88	Transmission**	November 30, 2016
		47,735	Bonus Issue	June 15, 2017
6.	Lakshminarayana Ramanathan Kollengode	9,387	Bonus Issue	June 15, 2017
7.	Priya Mohan Sinha	37,373	Bonus Issue	June 15, 2017
8.	Sharad Chandra Behar	0	—	—

*	Since the Equity Shares were acquired pursuant to a bonus issue, there was no price paid for their acquisition.
**	Since the Equity Shares were acquired pursuant to a share transmission, there was no price paid for their acquisition.

13.11.3.	Aggregate shares purchased or sold by the Directors and Key Managerial Personnel of the Company:

Sl. No.	Name	No. of Equity Shares	Nature of Transaction	Date of Allotment/ Transaction	Price per Equity Share
1.	Azim H Premji	9,34,05,100	Bonus Issue	June 15, 2017	NA*
2.	Dr. Ashok S Ganguly	1,867	Bonus Issue	June 15, 2017	NA*
3.	Rishad Azim Premji	6,86,666	Bonus Issue	June 15, 2017	NA*
4.	Abidali Z Neemuchwala	1,60,000	Exercise of ADS RSUs	July 7, 2017	$0.05 per ADS RSU

Sl. No.	Name	No. of Equity Shares	Nature of Transaction	Date of Allotment/ Transaction	Price per Equity Share
5.	Jatin Pravinchandra Dalal	5,606	Exercise of Indian RSUs	November 23, 2016	Rs. 2
		3,500	Sale	February 2, 2017	Rs. 455.26
		1,500	Sale	February 27, 2017	Rs. 489.76
		40,000	Exercise of Indian RSUs	May 19, 2017	Rs. 2
		41,775	Bonus Issue	June 15, 2017	NA*
		142	Sale	July 24, 2017	Rs. 292.85
		1,858	Sale	July 24, 2017	Rs. 292.90
		38,000	Sale	July 26, 2017	Rs. 289.24
		40,000	Sale	July 26, 2017	Rs. 290.00
		60,000	Exercise of Indian RSUs	August 4, 2017	Rs. 2
		55,000	Sale	August 16, 2017	Rs. 289.79

*	Since the Equity Shares were acquired pursuant to a bonus issue, there was no price paid for their acquisition.

14.	BRIEF INFORMATION OF THE COMPANY

14.1.	History of the Company

Wipro Limited (“Wipro” or the “Company”) an Indian company incorporated on December 29, 1945, is a leading global information technology, consulting and business process services company. The Company has over 160,000 dedicated employees serving clients across six continents. The name of the Company was changed from Western India Vegetable Products Limited to Wipro Products Limited on June 7, 1977, and subsequently to Wipro Limited on April 28, 1984.

The Company has its registered office situated at Doddakannelli, Sarjapur Road, Bengaluru-560 035, India. The Company shifted its registered office from the State of Maharashtra to the State of Karnataka on July 10, 1996.

The Equity Shares of the Company were listed in the year 1995 on the NSE (Code: Wipro) and an application for listing of equity shares was filed with BSE in the year 1946-47 (Code: 507685). The ADRs of the Company were listed on NYSE (Code: WIT) in the year 2000. The ISIN Number of the Company is INE075A01022.

14.2.	Growth of Business

On standalone basis, for the three month period ended June 30, 2017 and for the financial years ended March 31, 2017, March 31, 2016 and March 31, 2015, the Company recorded total income Rs. 11,77,855 lakhs (Rupees Eleven Thousand Seven Hundred and Seventy Eight Crores and Fifty Five Lakhs only), Rs. 48,61,777 lakhs (Rupees Forty Eight Thousand Six Hundred and Seventeen Crores and Seventy Seven Lakhs only), Rs. 47,46,059 lakhs (Rupees Forty Seven Thousand Four Hundred and Sixty Crores and Fifty Nine Lakhs only) and Rs. 43,70,881 lakhs (Rupees Forty Three Thousand Seven Hundred and Eight Crores and Eighty One Lakhs only) respectively, and profit after tax of Rs. 2,02,684 lakhs (Rupees Two Thousand and Twenty Six Crores and Eighty Four Lakhs only), Rs. 8,16,168 lakhs (Rupees Eight Thousand One Hundred and Sixty One Crores and Sixty Eight Lakhs only), Rs. 8,09,902 lakhs (Rupees Eight Thousand and Ninety Nine Crores and Two Lakhs only) and Rs. 8,19,313 lakhs (Rupees Eight Thousand One Hundred and Ninety Three Crores and Thirteen Lakhs only) respectively.

14.3.	The details of changes in the share capital of the Company since incorporation as certified by the Company is as follows:

Date of Allotment	Number of Equity Shares	Face Value (Rs.)	Issue Price (Rs.)	Nature of consideration	Cumulative Number of Equity Shares	Cumulative paid-up share capital (Rs.)
January 22, 1946	550	100	100	Cash	550	55,000
January 22, 1946	7,300	100	100	Cash	7,850	7,85,000
April 12, 1946	9,150	100	100	Cash	17,000	17,00,000
March 31,1971	5,667	100	NA	Bonus(1)	22,667	22,66,700
July 4,1980	22,667	100	NA	Bonus(2)	45,334	45,33,400
March 12,1985	1,500	100	100	Cash	46,834	46,83,400
May 7,1985	45,334	100	NA	Bonus(3)	92,168	92,16,800
March 24,1987	—	10	NA	Stock Split(4)	9,21,680	92,16,800
June 30,1987	9,21,680	10	NA	Bonus(5)	18,43,360	1,84,33,600
January 15, 1990	18,43,360	10	NA	Bonus(6)	36,86,720	3,68,67,200
November 23,1992	36,86,720	10	NA	Bonus(7)	73,73,440	7,37,34,400
July 7, 1995	2,65,105	10	NA	Merger(8)	76,38,545	7,63,85,450
July 7,1995	76,38,545	10	NA	Bonus(9)	1,52,77,090	15,27,70,900
December 4,1997	3,05,54,180	10	NA	Bonus(10)	4,58,31,270	45,83,12,700
October 14,1999	—	2	NA	Stock Split(11)	22,91,56,350	45,83,12,700
October 19, 2000	27,50,000	2	$41.375 per	Cash(13)	23,19,06,350	46,38,12,700
October 30, 2000	4,12,500		share(12)		23,23,18,850	46,46,37,700
October 31,2000 – March 31,2001	1,14,169	2	2	Cash(14)	23,24,33,019	46,48,66,038
April 1,2001-March 31,2002	32,670	2	2	Cash(15)	23,24,65,689	46,49,31,378
April 1,2002-March 31,2003	98,303	2	2	Cash(16)	23,25,63,992	46,51,27,984
April 1,2003-March 31,2004	1,95,160	2	2	Cash(17)	23,27,59,152	46,55,18,304
April 1,2004-June 28,2004	56,478	2	2	Cash(18)	23,28,15,630	46,56,31,260
June 29,2004	46,56,31,260	2	NA	Bonus(19)	69,84,46,890	1,39,68,93,780
June 30,2004-March 31,2005	51,23,632	2	2	Cash(20)	70,35,70,522	1,40,71,41,044
April 1,2005-August 23,2005	23,23,052	2	2	Cash(21)	70,58,93,574	1,41,17,87,148
August 24,2005	70,58,93,574	2	NA	Bonus(22)	1,41,17,87,148	2,82,35,74,296
August 25, 2005-March 31, 2006	1,39,67,119	2	2	Cash(23)	1,42,57,54,267	2,85,15,08,534
April 1,2006-March 31, 2007	3,32,45,383	2	2	Cash(24)	1,45,89,99,650	2,91,79,99,300
April 1, 2007-March 31, 2008	24,53,670	2	2	Cash(25)	1,46,14,53,320	2,92,29,06,640
April 1, 2008 to March 25, 2009	25,58,623	2	2	Cash(26)	1,46,40,11,943	2,92,80,23,886
March 26,2009	9,68,803	2	2	Cash(27)	1,46,49,80,746	2,92,99,61,492
April 1, 2009 to June 16, 2010	46,66,940	2	2	Cash(28)	1,46,96,47,686	2,93,92,95,372
June 17, 2010	97,97,65,124	2	NA	Bonus(29)	2,44,94,12,810	4,89,88,25,620
June 18, 2010 to March 31, 2011	49,96,335	2	2	Cash(30)	2,45,44,09,145	4,90,88,18,290
April 1, 2011 to March 31, 2012	43,47,083	2	2	Cash(31)	2,45,87,56,228	4,91,75,12,456
April 1, 2012 to March 31, 2013	41,78,502	2	2	Cash(32)	2,46,29,34,730	4,92,58,69,460
April 1, 2013 to March 31, 2014	33,82,543	2	2	Cash(33)	2,46,63,17,273	4,93,26,34,546
April 1, 2014 to March 31, 2015	27,25,765	2	2	Cash(34)	2,46,90,43,038	4,93,80,86,076
April 1, 2015 to July 6, 2016	16,70,252	2	2	Cash(35)	2,47,07,13,290	4,94,14,26,580
July 7, 2016	(4,00,00,000)	2	NA	Buyback(36)	2,43,07,13,290	4,86,14,26,580
July 8, 2016 to March 31, 2017	1,87,275	2	2	Cash(37)	2,43,09,00,565	4,86,18,01,130
April 1, 2017 to June 14, 2017	21,73,762	2	2	Cash(38)	2,43,30,74,327	4,86,61,48,654
June 15, 2017	2,43,30,74,327	2	NA	Bonus(39)	4,86,61,48,654	9,73,22,97,308
June 16, 2017 to November 10, 2017	5,42,117	2	2	Cash (40)	4,86,66,90,771	9,73,33,81,542

Notes:

(1)	Bonus issue in the ratio 1:3 authorised by the shareholders through a special resolution passed in annual general meeting of the shareholders of the Company held on September 30,1970. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(2)	Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed at the extra ordinary general meeting of the shareholders of the Company held on January 22,1980. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(3)	Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on December 28, 1984. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(4)	Upon subdivision of equity shares of face value of Rs. 100 (Rupees One Hundred only) each to Rs. 10 (Rupees Ten only) approved by shareholders at the annual general meeting of the Company dated December 29, 1986.
(5)	Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the extraordinary general meeting of the shareholders of the Company held on April 29, 1987. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(6)	Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on August 29, 1989. Bonus issue was undertaken through capitalisation of the general Reserves of the Company.

(7)	Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on July 16, 1992. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(8)	2,65,105 Equity Shares were allotted to the existing shareholders of Wipro Infotech Ltd. and Wipro Systems Ltd. pursuant to the scheme of amalgamation between these Companies, and Wipro Limited, and their respective shareholders (the “Scheme of Amalgamation”) which was approved by The High Court of Judicature at Bombay vide their order dated June 15, 1995.
(9)	Bonus issue in the ratio 1:1 authorised by the shareholders through a resolution passed in the extraordinary general meeting of the shareholders of the Company held on January 27,1995. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(10)	Bonus issue in the ratio 2:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on September 4, 1997. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(11)	Upon subdivision of equity shares of Face Value of Rs. 10 (Rupees Ten only) each to Rs.2 (Rupees Two only) each approved by shareholders at the annual general meeting of the Company dated July 29, 1999.
(12)	The conversion rate of 1 US$ being INR 46.45 as per the ADR prospectus.
(13)	ADRs were issued in year 2000 at issue price of $41.375/ share with a face value of Rs. 2 (Rupees Two only) (converted to $). Rs. 57,964 lakhs was credited to share premium account of Wipro Limited.
(14)	1,14,169 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/ share.
(15)	32,670 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(16)	98,303 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(17)	1,95,160 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(18)	56,478 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(19)	Bonus issue in the ratio 2:1 authorised by the Shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on June 11, 2004. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(20)	51,23,632 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(21)	23,23,052 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(22)	Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on July 21, 2005. Bonus issue was undertaken through capitalisation of the capital redemption reserve and part of the share premium of the Company.
(23)	1,39,67,119 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(24)	3,32,45,383 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(25)	24,53,670 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(26)	25,58,623 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(27)	9,68,803 equity shares were allotted to the shareholders of MPact Technology Services Pvt. Ltd., MPower Software Services (India) Pvt Ltd. and CMango India Pvt. Ltd. pursuant to the scheme of amalgamation between these companies, Wipro Limited, and their respective shareholders, which was approved by the High Court of Karnataka vide order dated January 10, 2008 and High Court of Judicature at Bombay vide order dated March 14,2008.
(28)	46,66,940 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(29)	Bonus issue in the ratio 2:3 authorised by the shareholders of the Company through postal ballot on June 4, 2010. Bonus issue was undertaken through capitalisation of the securities premium of the Company.
(30)	49,96,335 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(31)	43,47,083 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(32)	41,78,502 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(33)	33,82,543 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(34)	27,25,765 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(35)	During the period April 1, 2015 to March 31, 2016, 16,70,252 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share. There were no allotments of equity shares during the period April 1, 2016 to July 6, 2016.
(36)	4,00,00,000 equity shares were bought back by the Company from its shareholders through the tender offer route at a price of Rs. 625 (Six Hundred and Twenty Five Only)/ share.
(37)	1,87,275 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(38)	21,73,762 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.
(39)	Bonus issue in the ratio 1:1 authorised by the shareholders through postal ballot on June 3, 2017. Bonus issue was undertaken through capitalisation of the general reserves of the Company.
(40)	5,42,117 equity shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of Rs.2 (Rupees Two only)/share.

14.4.	The details of the Board of Directors as on date of Public Announcement i.e. August 31, 2017 are as follows:

Name and Age of the Director	Designation	Qualifications	Date of Appointment/ Reappointment	Directorships in Other Companies and Bodies Corporate
Mr. Azim Hasham Premji Age: 72	Chairman and Managing Director	Graduate in Electrical Engineering, Stanford University	September 1, 1968

•    Wipro Enterprises Private Limited

•    Wipro GE Healthcare Private Limited

•    Prazim Trading and Investment Co. Private Limited

•    Tarish Investment and Trading Co. Private Limited

•    Hasham Investment and Trading Co. Private Limited

•    Azim Premji Philanthropic Initiatives Private Limited

•    Azim Premji Safe Deposit Company Private Limited

•    Azim Premji Custodial and Management Services Private Limited

•    Azim Premji Trust Services Private Limited

•    Azim Premji Trustee Company Private Limited

•    Azim Premji Foundation For Development

•    Azim Premji Foundation

Mr. N Vaghul Age: 81	Independent Director	B.Com (Hons)	June 9, 1997

•    Universal Trustees Private Limited

•    Piramal Enterprises Limited

•    Piramal Finance Limited

•    Apollo Hospitals Enterprise Limited

•    Mahindra World City Developers Limited

•    IKP Trusteeship Services Private Limited

•    Give Foundation

•    Pratham Education Foundation

•    Institute for Policy Research Studies

Dr. Ashok Sekhar Ganguly Age: 82	Independent Director	MS and PHD B.Sc.(Hons)	January 1, 1999	• Dr. Reddy’s Laboratories Limited • ABP Private Limited
Mr. M K Sharma Age: 70	Independent Director	BA,BL, PGDPM, Diploma In Labour Law	July 1,2011

•    Asian Paints Limited

•    Gwalior Webbing Co. Private Limited

•    Indian School of Business

•    BIC – Cello Exports Private Limited

•    Atria Convergence Technologies Private Limited

•    Anglo Scottish Education Society Limited

•    ICICI Bank Limited

•    East India Investment Co. Private Limited

•    Cathedral Welfare Trust

•    United Spirits Limited

•    Cello Plastic Products Private Limited

•    Cello Pens Private Limited

Mr. William Arthur Owens Age: 77	Independent Director	MBA(hons) B.S(Mathematics) B.A. and M.A. in Politics, Philosophy and Economics	July 1, 2006

•    CenturyLink

•    Viasystems Group, Inc

•    Humin, Inc

•    AEA Investors Asia Ltd

•    Intelius

•    Flow Mobile

•    Polycom, Inc

•    Yangtze Holding

•    Red Bison Advisory Group LLC

•    Humm Kombucha

•    Prometheus

•    Versium

Name and Age of the Director	Designation	Qualifications	Date of Appointment/ Reappointment	Directorships in Other Companies and Bodies Corporate
Ms. Ireena Vittal Age: 48	Independent Director	Graduate Degree in Electronics and MBA	October 1, 2013

•    The Indian Hotels Company Limited

•    Zomato Media Private Limited

•    Vidhi Centre For Legal Policy

•    Godrej Consumer Products Limited

•    Snowcap Retail (India) Private Limited

•    Compass Plc

•    Tata Industries Limited

•    Titan Company Limited

•    Tata Global Beverages Limited

•    Roots Corporation Limited

•    Cipla Limited

•    Foundation to Educate Girls Globally

Mr. Rishad A Premji Age: 40	Executive Director and Chief Strategy Officer	MBA BA(Economics)	May 1, 2015	• Wipro Enterprises Private Limited • Azim Premji Foundation • Wipro GE Healthcare Private Limited
Mr. Abidali Z Neemuchwala Age: 49	CEO and Executive Director	BE (Electronics and Communications) Masters in Industrial Management	February 1, 2016	-
Dr. Patrick John Ennis Age: 53	Independent Director	PHD, MS.(Physics) MBA BS(Mathematics & Physics)	April 1, 2016	• Evolv Technology • Benemilk Oy
Mr. Patrick Dupuis Age: 54	Independent Director	Graduated from the Ecole de Management de Lyon, France	April 1, 2016	• PayPal Giving Fund

14.5.	The details of changes in the Board of Directors during the three years preceding the date of the Public Announcement, i.e., August 31, 2017 are as follows:

Name of the Director	Appointment/ Resignation	Effective Date	Reasons
Mr. Suresh Senapaty	Retired	March 31, 2015	Retirement pursuant to superannuation
Mr. Rishad A Premji	Appointment	May 1, 2015	—
Mr. Azim H Premji	Re-Appointment	July 31, 2015	—
Dr. Jagdish N Sheth	Re-Appointment	August 1, 2015	—
Mr. T K Kurien	Re-Appointment	February 1, 2016	—
Mr. Abidali Z Neemuchwala	Appointment	February 1, 2016	—
Dr. Patrick John Ennis	Appointment	April 1, 2016	—
Mr. Patrick Dupuis	Appointment	April 1. 2016	—
Mr. M K Sharma	Re-appointment	July 1, 2016	New term
Dr. Jagdish N Sheth	Retired	July 18, 2016	—
Mr. Vyomesh Joshi	Resigned	July 19, 2016	—
Mr. N Vaghul	Re-appointment	August 1, 2016	New term
Mr. Ashok Ganguly	Re-appointment	August 1, 2016	New term
Mr. T.K.Kurien	Retired	January 31, 2017	Retirement pursuant to superannuation
Mr. Azim H Premji	Re-appointment	July 31, 2017	—
Mr. William A Owens	Re-appointment	August 1, 2017	New term

14.6.	The Buyback will not result in any benefit to the Promoter and Promoter Group or any Directors except to the extent of the cash consideration received by them from the Company pursuant to their respective participation in the Buyback in their capacity as Equity Shareholders of the Company, and the change in their shareholding as per the response received in the Buyback, as a result of the extinguishment of Equity Shares, will lead to reduction in the equity share capital of the Company post the Buyback.

15.	FINANCIAL INFORMATION ABOUT THE COMPANY

15.1.	Historically, the Company has prepared its financial statements in accordance with Indian GAAP, applicable accounting standards and the guidance notes issued by the ICAI, the Companies Act and other statutory and/or regulatory requirements. However, from April 1, 2016, the Company has adopted Indian Accounting Standards prescribed under Section 133 of the Companies Act, read with the relevant Rules issued thereunder (“Ind AS”). Accordingly, the audited financial statements of the Company, for the three months ended June 30, 2017 and for the financial year ended March 31, 2017, have been prepared in accordance with the Ind AS. Indian GAAP differs significantly in certain respects from Ind AS, and the audited financial statements of the Company for the financial year ended March 31, 2017, may not be comparable with the audited financial statements of the Company for previous years.

15.2.	The salient financial information of the Company as extracted from the standalone audited financial statements for the three months ended June 30, 2017 and for the last three years ended March 31, 2017, March 31, 2016 and March 31, 2015 are as under:

(Rs. in lakhs unless stated otherwise)

Particulars	Three Months Ended	Year Ended
	June 30, 2017 (Audited)#	March 31, 2017 (Audited) #	March 31, 2016 (Audited)	March 31, 2015 (Audited)
Total Income	11,77,855	48,61,777	47,46,059	43,70,881
Total Expenses (Excluding Interest and Depreciation)	8,82,988	36,49,078	35,58,189	32,01,049
Interest	8,997	39,223	52,777	36,290
Depreciation	25,123	1,04,766	86,882	77,841
Profit before tax	2,60,747	10,68,710	10,48,210	10,55,700
Provision for tax (including Deferred Tax)	58,063	2,52,542	2,38,308	2,36,387
Profit/ (Loss) after tax	2,02,684	8,16,168	8,09,902	8,19,313
Equity Share Capital	97,323	48,618	49,414	49,369
Reserves & Surplus*	47,65,207	46,21,943	40,41,106	34,12,793
Networth*	48,62,530	46,70,561	40,90,520	34,62,163
Total debt (excluding working capital loans)	1,09,547	1,14,626	1,14,648	1,06,316

#	Prepared in accordance with Ind AS
*	Excluding revaluation reserves and miscellaneous expenditure to the extent not written off

Key Financial Ratios

Particulars	Three Months Ended	Year Ended
	June 30, 2017 (Audited)	March 31, 2017 (Audited)	March 31, 2016 (Audited)	March 31, 2015 (Audited)
Key Ratios
Earnings per Share – Basic (Rs.)(1)	4.18	16.80	16.48	16.69
Earnings per Share – Diluted (Rs.)	4.18	16.75	16.45	16.64
Book Value Per Share (Rs.)(2)	99.93	96.07	82.78	70.11
Return on Net worth (%)(3)	17.01%	17.47%	19.80%	23.66%
Debt-Equity Ratio (in times)(4)	0.13	0.13	0.16	0.17
Total Debt/ Net worth(5)	0.13	0.13	0.16	0.17

Note: The Company has adopted Ind AS with effect from April 1, 2016 and accordingly, these financial results have been prepared in accordance with Companies (Indian Accounting Standard) Rules, 2015 as prescribed under Section 133 of the Companies Act, 2013 read with the relevant rules framed thereunder and the other accounting principles generally accepted in India. Financial results for the year ended March 31, 2015 and March 31, 2016 is under Indian Generally Accepted Accounting Principles (IGAAP).

The Company had completed the allotment of 2,43,30,74,327 (Two Hundred and Forty Three Crores Thirty Lakhs Seventy Four Thousand Three Hundred and Twenty Seven) bonus shares (in the proportion of 1:1 i.e.1 (One) bonus equity share of Rs. 2

(Rupees Two only) each for every 1 (one) fully paid-up equity share held (including ADS holders) as approved by the shareholders of the Company on June 03, 2017 through Postal Ballot /e-voting). For this purpose, June 14, 2017, was fixed as the record date. Earnings per share (basic and diluted) and Book Value per share for year ended March 31, 2017, 2016 and 2015 as presented in table above have been adjusted for the issue of bonus shares

Below are the formulae used for computation of the above ratios:

(1)	Earnings per Share = Profit After Tax/ Average Number of Shares outstanding for the period

(2)	Book value per Share = Net Worth (excluding Revaluation Reserves)/ Number of Shares at the end of the period

(3)	Return on Net Worth = Profit After Tax/ Net Worth (excluding revaluation reserves). Numbers for the quarter ended June 30, 2017 is annualised

(4)	Debt-Equity Ratio = Total Debt/ Net Worth (excluding revaluation reserves)

(5)	Total Debt/ Net Worth = Total Debt/ Net Worth (excluding revaluation reserves)

15.3.	The salient financial information of the Company as extracted from the consolidated audited financial statements for the three months ended June 30, 2017 and for the last three years ended March 31, 2017, 2016 and 2015 are as under:

(Rs. in lakhs unless stated otherwise)

Particulars	Three Months Ended	Year Ended
	June 30, 2017 (Audited)#	March 31, 2017 (Audited)#	March 31, 2016 (Audited)	March 31, 2015 (Audited)
Total Income	14,28,143	57,99,512	54,09,647	49,40,065
Total Expenses	10,95,781	44,12,754	40,66,492	36,65,170
Interest	14,740	51,825	54,836	34,994
Depreciation	49,414	2,30,999	1,35,854	1,17,491
Shares of loss of equity accounted investee	9	—	—	—
Profit before tax	2,68,199	11,03,934	11,52,465	11,22,410
Provision for tax (including Deferred Tax)	59,938	2,52,135	2,51,578	2,51,010
Profit after tax	2,08,261	8,51,789	9,00,887	8,71,400
Profit attributable to equity holders of the Company	2,07,674	8,49,312	8,95,967	8,66,092
Profit attributable to Non-controlling interest	587	2,477	4,920	5,308
Equity Share Capital	97,323	48,618	49,414	49,369
Reserves & Surplus*	52,73,991	51,18,406	44,19,446	36,59,833
Networth*	53,71,314	51,67,024	44,68,860	37,09,202
Total debt (excluding working capital loans)	4,21,734	1,96,107	1,73,606	1,27,067

#	Prepared in accordance with Ind AS
*	Excluding revaluation reserves and miscellaneous expenditure to the extent not written off

Key Financial Ratios

Particulars	Three Months Ended	Year Ended
	June 30, 2017 (Audited)	March 31, 2017 (Audited)	March 31, 2016 (Audited)	March 31, 2015 (Audited)
Key Ratios
Earnings per Share – Basic (Rs.) (1)	4.29	17.49	18.24	17.64
Earnings per Share – Diluted (Rs.)	4.28	17.43	18.20	17.59
Book Value Per Share (Rs.) (2)	110.38	106.28	90.44	75.11
Return on Net worth (%) (3)	15.81%	16.49%	20.16%	23.49%
Debt-Equity Ratio (in times) (4)	0.26	0.26	0.27	0.21
Total Debt/ Net worth (in times) (5)	0.26	0.26	0.27	0.21

Note: The Company has adopted Ind AS with effect from April 1, 2016 and accordingly, these financial results have been prepared in accordance with Companies (Indian Accounting Standard) Rules, 2015 as prescribed under Section 133 of the Companies Act, 2013 read with the relevant rules framed thereunder and the other accounting principles generally accepted in India. Financial results for the year ended March 31, 2015 and 2016 is under Indian Generally Accepted Accounting Principles (IGAAP).

The Company had completed the allotment of 2,43,30,74,327 (Two Hundred Forty Three Crore Thirty Lakh Seventy Four Thousand Three Hundred and Twenty Seven) bonus shares (in the proportion of 1:1 i.e.1 (One) bonus equity share of Rs.2 (Rupees Two only) each for every 1 (one) fully paid-up equity share held (including ADS holders) as approved by the shareholders of the Company on June 03, 2017 through Postal Ballot /e-voting). For this purpose, June 14, 2017, was fixed as the record date. Earnings per share (basic and diluted) and Book Value per share for year ended March 31, 2017, 2016 and 2015 as presented in table above have been adjusted for the issue of bonus shares.

Below are the formulae used for computation of the above ratios:

(1)	Earnings per Share = Profit After Tax/ Average Number of Shares outstanding for the period.

(2)	Book value per Share = Net Worth (excluding Revaluation Reserves)/ Number of Shares at the end of the period

(3)	Return on Net Worth = Profit After Tax/ Net Worth (excluding revaluation reserves). Numbers for the quarter ended June 30, 2017 is annualised.

(4)	Debt-Equity Ratio = Total Debt/ Net Worth (excluding revaluation reserves)

(5)	Total Debt/ Net Worth = Total Debt/ Net Worth (excluding revaluation reserves)

15.4.	The Company shall comply with the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, wherever and if applicable. The Company hereby declares that it has complied with Sections 68, 69 and 70 of the Companies Act and the SCD Rules.

16.	STOCK MARKET DATA

16.1.	The Equity Shares are currently listed and traded only on the BSE and the NSE.

16.2.	The high, low and average market prices in preceding three financial years and the monthly high, low and average market prices for the six months preceding the date of the Public Announcement i.e. August 31, 2017 and the corresponding volumes on the NSE (stock exchange where the Company’s shares are most frequently traded) are as follows:

Period	High Price (Rs)	Date of High Price & Number of shares traded on that date	Low Price (Rs)	Date of Low Price & Number of shares traded on that date	Average Price (Rs)	Total Volume Traded in the period (No. of shares)
PRECEDING 3 YEARS
FY 17	607.00	20-Apr-16, 46,93,918	408.10	09-Nov-16, 21,67,264	504.65	35,63,51,160
FY 16	636.45	01-Apr-15, 11,91,542	507.90	29-Feb-16, 20,79,616	560.82	35,67,46,879
FY 15	677.60	11-Mar-15, 22,85,766	474.70	19-May-14, 36,12,336	569.24	46,29,62,857
PRECEDING 6 MONTHS
Aug-17 (till 31st August)	300.50	31-Aug-17, 10,344,646	284.90	08-Aug-17, 2,729,913	290.02	6,02,11,439
Jul-17	293.50	24-Jul-17, 65,54,857	252.00	03-Jul-17, 20,89,768	271.99	7,56,32,559
Jun-17 (Post June 13th ) (1)	266.70	13-Jun-17, 33,54,767	252.00	21-Jun-17, 18,35,890	256.95	3,31,11,296
Jun-17 (Up to June 13th ) (1)	568.00	06-Jun-17, 20,71,865	520.65	12-Jun-17, 23,24,265	545.94	1,40,45,161
May-17	544.90	26-May-17, 14,56,096	493.60	02-May-17, 10,44,093	515.67	2,95,44,873
Apr-17	517.80	10-Apr-17, 25,87,277	483.00	21-Apr-17, 15,83,588	499.87	3,99,55,809
Mar-17	518.70	30-Mar-17, 26,79,436	483.35	09-Mar-17, 7,04,895	500.12	2,81,17,892

Source: www.nseindia.com

Note: High and Low price for the period are based on intra-day prices and Average Price is based on average of closing price.

(1)	Ex-date of Bonus issue of (1:1) on June 13, 2017

16.3.	The high, low and average market prices in preceding three financial years and the monthly high, low and average market prices for the six months preceding the date of the Public Announcement i.e. August 31, 2017 and the corresponding volumes on BSE are as follows:

Period	High Price (Rs)	Date of High Price & Number of shares traded on that date	Low Price (Rs)	Date of Low Price & Number of shares traded on that date	Average Price (Rs)	Total Volume Traded in the period (No. of shares)
PRECEDING 3 YEARS
FY 17	606.75	20-Apr-16, 8,83,807	410.00	09-Nov-16, 1,33,568	504.44	6,53,65,807

Period	High Price (Rs)	Date of High Price & Number of shares traded on that date	Low Price (Rs)	Date of Low Price & Number of shares traded on that date	Average Price (Rs)	Total Volume Traded in the period (No. of shares)
FY 16	635.70	01-Apr-15, 67,057	508.90	29-Feb-16, 93,399	560.68	2,63,51,582
FY 15	676.90	11-Mar-15, 2,00,774	475.35	19-May-14, 4,47,885	568.97	3,65,60,458
PRECEDING 6 MONTHS
Aug-17 (till 31th August)	300.00	31-Aug-17, 7,78,500	285.30	08-Aug-17, 2,29,884	290.27	58,58,845
Jul-17	293.65	24-Jul-17, 8,52,699	252.30	03-Jul-17, 2,38,156	272.02	81,11,334
Jun-17 (Post June 13th ) (1)	266.70	13-Jun-17, 2,93,607	252.10	21-Jun-17, 2,66,565	256.87	27,51,476
Jun-17 (Up to June 13th ) (1)	567.85	06-Jun-17, 7,50,997	520.25	12-Jun-17, 1,83,605	545.93	24,17,552
May-17	544.90	26-May-17, 91,827	493.00	02-May-17, 58,562	515.16	48,03,326
Apr-17	517.20	10-Apr-17, 92,200	484.75	24-Apr-17, 89,867	499.77	32,15,923
Mar-17	517.80	30-Mar-17, 56,399	483.20	09-Mar-17, 70,941	499.45	2,09,79,621
Feb-17	492.75	27-Feb-17, 73,289	446.20	02-Feb-17, 1,52,503	470.89	17,54,594

Source: bseindia.com

Note: High and Low price for the period are based on intra-day prices and Average Price is based on average of closing price.

(1)	Ex-Date of Bonus issue of (1:1) on June 13, 2017

16.4.	The Company’s ADSs, as evidenced by ADRs, are traded in the U.S. on the NYSE under the ticker symbol “WIT”.

16.5.	Notice of the Board Meeting convened to consider the proposal of the Buyback was given to the NSE and BSE on July 14, 2017. The proposal for the Buyback was approved at the Board Meeting and the intimation was sent to NSE, BSE and NYSE on the same day. The closing market price of the Equity Shares on NSE, BSE and NYSE, during this period, are summarised below.

Event	Date	NSE (In Rs.)	BSE (In Rs.)	ADS (In USD)
Notice of the Board Meeting convened to consider the proposal of the Buyback	July 14, 2017	259.85	259.50	5.43
1 (One) Trading Day Post-Notice of Board Meeting	July 17, 2017	266.85	267.60	5.47
1 (One) Trading Day Prior to Board Meeting	July 19, 2017	271.10	271.25	5.44
Board Meeting Date	July 20, 2017	269.15	269.00	5.75
1 (One) Trading Day Post-Board Meeting	July 21, 2017	286.05	286.40	6.05

16.6.	The Buyback Price is a 3.49% discount to the volume weighted average price of an ADS on the NYSE for the 60 trading days preceding the date of the notice to the Indian Stock Exchanges of the Board Meeting to consider the proposal of the Buyback; i.e., July 14, 2017. The Buyback Price is a 5.16% discount to the volume weighted average market price of an ADS on the NYSE for 10 trading days preceding July 14, 2017. The Buyback Price will be paid in Indian rupees. These amounts are based on the exchange rate of Rs. 64.38 (Rupees Sixty Four and Thirty Eight Paise only) per USD as published by the Federal Reserve Board of Governors on July 14, 2017. Fluctuations in the exchange rate between the Indian rupee and the U.S. dollar will affect the U.S. dollar equivalent of the Buyback. Shareholders are urged to obtain current exchange rate information before making any decision with respect to the Buyback.

17.	DETAILS OF THE STATUTORY APPROVALS

17.1.	The Buyback is subject to approvals, if any, required under the provisions of the Companies Act, the Buyback Regulations, and applicable rules and regulations as specified by RBI under FEMA and/ or such other applicable rules and regulations for the time being in force. As on date, there are no other statutory or regulatory approvals required to implement the Buyback other than those indicated above.

17.2.	Buyback from Non-Resident Shareholders will be subject to approvals, if any, of the appropriate authorities as applicable. NRI, shareholders and OCB shareholders must obtain all approvals if required to tender the Equity Shares held by them in this Buyback (including without limitation the approval from the RBI). It is the obligation of such Non- Resident Shareholders, NRI, OCB shareholders, to obtain such approvals (if required) and submit such approvals along with the Tender Form, so as to enable them to tender equity shares in the buyback and for the Company to purchase such Equity Shares, tendered. The Company will have the right to make payment to such Eligible Shareholders in respect of whom no prior RBI approval is required and not Accept Equity Shares from the Eligible Shareholders in respect of whom prior RBI approval is required in the event copies of such approvals are not submitted.

17.3.	By participating in the Buyback, the Non-Resident Shareholders give the Company the authority to make, sign, execute, deliver, acknowledge and perform all applications to file regulatory reportings, if required, including the form FC-TRS, if necessary and such Non- Resident Shareholders undertake to provide assistance to the Company for such regulatory reporting, if required by the Company.

17.4.	As of date of this Letter of Offer, there are no statutory or regulatory approvals required to implement the Buyback, other than as indicated above. If any statutory or regulatory approvals become applicable subsequently, the Buyback will be subject to such statutory or regulatory approvals. In the event that the receipt of any statutory/ regulatory approvals are delayed, changes to the proposed timetable of the Buyback, if any, shall be intimated to BSE, NSE and the NYSE.

18.	DETAILS OF THE REGISTRAR TO THE BUYBACK AND COLLECTION CENTRES

18.1.	Eligible Shareholders who wish to tender their Equity Shares in the Buyback can send by registered post/ speed post or hand deliver the Tender Form, TRS generated by the exchange bidding system along with all the relevant documents by super-scribing the envelope as “Wipro Buyback Offer 2017”, to the Registrar at its office set out below, so that the same are received not later than 2 (two) days from the Buyback Closing Date i.e., by Friday, December 15, 2017 (by 5 p.m. IST):

Karvy Computershare Private Limited

Karvy Selenium, Tower- B, Plot No 31 & 32., Financial district, Nanakramguda, Gachibowli, Hyderabad, Telangana State, 500032, India.

Tel: +91 40 6716 2222

Fax: +91 40 2343 1551

Email: wipro.buyback2017@karvy.com

Website: https://karisma.karvy.com

Contact Person: Mr. M. Murali Krishna

SEBI Regn. No.: INR000000221

Corporate Identification Number: U72400TG2003PTCO41636

ELIGIBLE SHAREHOLDERS HOLDING AND TENDERING EQUITY SHARES IN DEMAT FORM ARE NOT REQUIRED TO SUBMIT THE TENDER FORM AND THE TRS.

THE TENDER FORM AND OTHER RELEVANT DOCUMENTS SHOULD NOT BE SENT TO THE COMPANY OR TO THE MANAGER TO THE BUYBACK.

19.	PROCESS AND METHODOLOGY FOR THE BUYBACK

19.1.	The Company proposes to Buyback up to 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) fully paid-up Equity Shares from the Eligible Shareholders as on the Record Date, on a proportionate basis, through the Tender Offer route at the Buyback Price, i.e., Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share, payable in cash for an aggregate amount of Rs. 1,10,00,00,00,000 (Rupees Eleven Thousand Crores only). The maximum number of Equity Shares proposed to be bought back represents 7.06% of the total issued and paid-up equity share capital of the Company as at June 30, 2017. The Buyback is in accordance with Article 8.2 of the Articles, Sections 68, 69 and 70 and all other applicable provisions of the Companies Act, the SCD Rules, the Management Rules and the Buyback Regulations and subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board. The Buyback Size represents 23.15% and 21.36% of the fully paid- up equity share capital and free reserves as per the latest audited standalone and consolidated balance sheets of the Company, respectively, as on June 30, 2017 (the last standalone and consolidated audited balance sheets available as on the date of the Board Meeting approving the Buyback). The Equity Shareholders of the Company approved the Buyback, by way of a special resolution, through postal ballot (including e- voting) pursuant to a Postal Ballot Notice dated July 20, 2017, the results of which were announced on August 30, 2017.

19.2.	The aggregate shareholding of the Promoter and Promoter Group as at the date of the Public Announcement is 3,56,12,01,214 (Three Hundred and Fifty Six Crores Twelve Lakhs One Thousand Two Hundred and Fourteen) Equity Shares which represents 73.18% of the existing equity share capital of the Company. In terms of the Buyback Regulations, under the Tender Offer route, the Promoters and Promoter Group have the option to participate in the Buyback. In this regard, the Promoter and Promoter group have expressed their intention vide their letters dated July 20, 2017 to participate in the Buyback and offer up to an aggregate maximum number of 3,49,78,01,814 (Three Hundred and Forty Nine Crores Seventy Eight Lakhs One Thousand Eight Hundred and Fourteen) Equity Shares or such lower number of shares as required in compliance with the Buyback Regulations/ terms of the Buyback. Please refer to paragraph 9.2 on page 18 of this Letter of Offer for details on participation by the Promoter and Promoter Group.

19.3.	The members of the Promoter and Promoter Group may tender Equity Shares up to the maximum number of Equity Shares intended to be tendered by each of them as provided in the table set out at paragraph 9.2. Pursuant to the SEBI Letter, additional Equity Shares tendered by the members of the Promoter and Promoter Group, including APPI and APT, over and above their respective entitlements, will be accepted by the Company in compliance with Regulation 9(7) of the Buyback Regulations.

19.4.	Assuming Acceptance of all Equity Shares tendered in the Buyback from the Eligible Shareholders up to their respective Buyback Entitlement, the shareholding of the Promoter and Promoter Group after the completion of the Buyback may increase from 73.18% to 73.94% of the post-Buyback total paid-up equity share capital of the Company. Also, if none of the public shareholders participate and only the Promoter and Promoter Group participate to the extent of the Buyback Entitlement, their shareholding may reduce from 73.18% to 71.92% of the total equity share capital of the Company.

19.5.	The Company expresses no opinion as to whether Eligible Shareholders should participate in the Buyback or not and, accordingly, Eligible Shareholders are advised to consult their own advisors to consider participation in the Buyback.

19.6.	Record Date and Ratio of Buyback as per the Buyback Entitlement in each Category:

19.6.1.	On August 30, 2017, the Company announced September 15, 2017 as the Record Date for the purpose of determining the Buyback Entitlement and the names of the Eligible Shareholders.

19.6.2.	Holders of ADSs will not be eligible to tender ADSs in the Buyback. In order for such holders to participate in the Buyback, they must become holders of Equity Shares as of the Record Date. They, therefore, need to (i) establish an account with a bank, broker or other nominee in India sufficiently in advance of the Record Date to receive the withdrawn Equity Shares in electronic dematerialized form (a “Brokerage Account”) prior to the Record Date, (ii) submit the desired number of ADSs to JPMorgan Chase Bank NA., as ADR Depositary (the “Depositary”) for cancellation and withdraw the underlying Equity Shares no later than 12:00 noon New York City time on September 11, 2017 (the “Equity Share Withdrawal”) and (iii) after receiving the Equity Shares in the Brokerage Account, tender into the Buyback any or all such withdrawn Equity Shares when the offering period for the Buyback commences. Prior to the Record Date, Holders of ADSs have previously received notice of the Buyback and information regarding surrendering the ADSs to the Depositary for cancellation and withdrawing the underlying Equity Shares through the Postal Ballot Notice such that they could become holders of Equity Shares as of the Record Date and be eligible to participate in the Buyback. Equity Shares trade on the Stock Exchanges and cannot be traded on the NYSE. Due to uncertainties in Indian law and the terms of the deposit agreement, upon withdrawal of the Equity Shares underlying the ADSs, an equity holder currently cannot re-deposit the Equity Shares into the ADR program to receive ADSs. There is no guarantee that any ADS holder that submits its ADSs for cancellation and withdrawal of the underlying Equity Shares will be able to tender successfully into the Buyback any or all of such Equity Shares. Participation in the Buyback may trigger additional Indian capital gains taxation and other substantial burdens that would not be applicable to sales of ADSs on the NYSE. ADS holders are advised to consult their own legal, financial and tax advisors prior to participating in the Buyback and requesting that the Depositary effect an Equity Share Withdrawal, including regarding advice related to any regulatory approvals and U.S., Indian and other tax considerations. Holders of ADSs who decide to withdraw the underlying Equity Shares will be responsible for all related taxes, duties and fees, including fees payable to the Depositary to cancel the ADSs.

19.6.3.	The Equity Shares to be bought back as a part of this Buyback are divided into two categories:

19.6.3.1.	Reserved category for Small Shareholders (“Reserved Category”); and

19.6.3.2.	General Category for all other Eligible Shareholders (“General Category”).

19.6.4.	As defined in the Buyback Regulations, Small Shareholder includes a shareholder, who holds shares whose market value, on the basis of closing price on the recognized stock exchange registering the highest trading volume, as on Record Date, is not more than Two Lakh Rupees. As on the Record Date, the closing price on the NSE, having the highest trading volume, was Rs.285.75/-(Rupees Two Hundred and Eighty Five and Seventy Five Paise only). Accordingly all Shareholders holding not more than 699 (Six Hundred and Ninety Nine) Equity Shares as on the Record Date are classified as ‘Small Shareholders’ for the purpose of the Buyback.

19.6.5.	Based on the above definition, there are 3,39,382 Small Shareholders in the Company with aggregate shareholding of 7,43,95,468 (Seven Crores Forty Three Lakhs Ninety Five Thousand Four Hundred and Sixty Eight) Equity Shares as on the Record Date, which constitutes 1.53% of the outstanding number of Equity Shares of the Company and 21.64% of the maximum number of Equity Shares which the Company proposes to buy back as a part of this Buyback.

19.6.6.	In compliance with Regulation 6 of the Buyback Regulations, the reservation for the Small Shareholders, will be higher of:

19.6.6.1.	Fifteen percent of the number of Equity Shares which the Company proposes to Buyback i.e. 15% of 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs Fifty Thousand) Equity Shares which is to 5,15,62,500 (Five Crores Fifteen Lakhs Sixty Two Thousand And Five Hundred) Equity Shares; or

19.6.6.1.1.	The number of Equity Shares entitled as per their shareholding as on the Record Date i.e.(7,43,95,468/4,86,66,90,771)x 34,37,50,000 which is 52,54,791 (Fifty Two Lakhs Fifty Four Thousand Seven Hundred and Ninety One) Equity Shares.

19.6.6.1.2.	All the outstanding fully paid-up Equity Shares have been used for computing the Buyback Entitlement of Small Shareholders since the Promoter and Promoter Group also intend to offer Equity Shares held by them in the Buyback.

19.6.6.1.3.	Based on the above and in accordance with Regulation 6 of the Buyback Regulations, 5,15,62,500 (Five Crores Fifteen Lakhs Sixty Two Thousand and Five Hundred) fully paid-up Equity Shares have been reserved for Small Shareholders. Accordingly, General Category for all other Eligible Shareholders shall consist of 29,21,87,500 (Twenty Nine Crores Twenty One Lakhs Eighty Seven Thousand and Five Hundred) Equity Shares.

19.6.7.	Based on the above Buyback Entitlements, the ratio of Buyback for both categories is as follows:

Category of Shareholders	Ratio of Buyback
Reserved category for Small Shareholders	411 (Four Hundred and Eleven) Equity Shares out of every 593 (Five Hundred and Ninety Three) fully paid-up Equity Shares held on the Record Date.
General category for all other Eligible Shareholders	122 (One Hundred and Twenty Two) Equity Shares out of every 2,001 (Two Thousand and One) fully paid-up Equity Shares held on the Record Date.

Note: The above ratio of Buyback is approximate and provides the indicative Buyback Entitlement. Any computation of Entitlement using above Buyback ratio may provide a slightly different number than the actual entitlement due to rounding off. The actual Buyback Entitlement factor for Small Shareholders under reserved category is 69.3087% and for other shareholders under general category it is 6.0970%. The decimals have been rounded off to four decimal places. Also, the numbers arrived at using the actual Buyback Entitlement may not conform exactly to the Buyback Entitlement printed in the Tender Form due to rounding-off of the factor.

19.7.	Fractional Entitlements:

19.7.1.	If the Buyback Entitlement under Buyback, after applying the above mentioned ratios to the Equity Shares held on Record Date, is not a round number (i.e. not in the multiple of 1(one) Equity Share), then the fractional entitlement shall be ignored for computation of Buyback Entitlement to tender Equity Shares in the Buyback for both categories of Eligible Shareholders.

19.7.2.	On account of ignoring the fractional entitlement, those Small Shareholders who hold 1 (one) or less Equity Shares as on Record Date will be dispatched a Tender Form with zero entitlement. Such Small Shareholders are entitled to tender Additional Equity Shares as part of the Buyback and will be given preference in the Acceptance of one Equity Share, if such Small Shareholders have tendered Additional Equity Shares.

19.8.	Basis of Acceptance of Equity Shares validly tendered in the Reserved Category for Small Shareholders:

19.8.1.	Subject to the provisions contained in the Letter of Offer, the Company will Accept Equity Shares tendered in the Buyback by Small Shareholders in the Reserved Category in the following order of priority:

19.8.1.1.	Acceptance of 100% Equity Shares from Small Shareholders in the Reserved Category, who have validly tendered their Equity Shares to the extent of their Buyback Entitlement or the number of Equity Shares tendered by them, whichever is less; and

19.8.1.2.	Post the Acceptance as described in paragraph 19.8.1.1 above, in case there are any Equity Shares left to be bought back from Small Shareholders in the Reserved Category, the Small Shareholders who were entitled to tender zero Equity Shares (on account of ignoring the fractional entitlement), and have tendered Additional Equity Shares as part of the Buyback, shall be given preference and one share each from the Additional Equity Shares applied by these Small Shareholders shall be bought back in the Reserved Category.

19.8.1.3.	Post the Acceptance as described in paragraph 19.8.1.1 and 19.8.1.2 above, in case there are any Equity Shares left to be bought back in the Reserved Category, the Additional Equity Shares tendered by the Small Shareholders over and above their Buyback Entitlement, shall be Accepted in proportion of the Additional Equity Shares tendered by them and the Acceptances per Small Shareholders shall be made in accordance with the Buyback Regulations, i.e. valid Acceptances per Small Shareholder shall be equal to the Additional Equity Shares validly tendered by the Small Shareholder divided by the total Additional Equity Shares validly tendered and multiplied by the total pending number of Equity Shares to be Accepted in Reserved Category. For the purpose of this calculation, the Additional Equity Shares taken into account for such Small Shareholders, from whom one Equity Share has been Accepted in accordance with paragraph 19.8.1.2 above, shall be reduced by one.

19.8.1.4.	Adjustment for fractional results in case of proportionate Acceptance, as described in paragraph 19.8.1.3 above:

19.8.1.4.1	For any Small Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is greater than or equal to 0.50, then the fraction would be rounded off to the next higher integer.

19.8.1.4.2	For any shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is less than 0.50, then the fraction shall be ignored.

19.9.	Basis of Acceptance of Shares validly tendered in the General Category:

19.9.1.	Subject to the provisions contained in this Letter of Offer, the Company will Accept the Equity Shares tendered in the Buyback by all other Eligible Shareholders in the General Category in the following order of priority:

19.9.1.1.	Acceptance of 100% Equity Shares from other Eligible Shareholders in the General Category who have validly tendered their Equity Shares, to the extent of their Buyback Entitlement, or the number of Equity Shares tendered by them, whichever is less.

19.9.1.2.

Post the Acceptance as described in paragraph 19.9.1.1 above, in case there are any Equity Shares left to be bought back in the General Category, the Additional Equity Shares tendered by the other Eligible Shareholders over and above their Buyback Entitlement shall be Accepted in proportion of the Additional Equity Shares tendered by them and the Acceptances per shareholder shall be made in accordance with the

Regulations, i.e. valid Acceptances per shareholder shall be equal to the Additional Equity Shares validly tendered by the Eligible Shareholders divided by the total Additional Equity Shares validly tendered in the General Category and multiplied by the total pending number of Equity Shares to be Accepted in General Category.

19.9.1.3.	Adjustment for fractional results in case of proportionate Acceptance as described in paragraph 19.9.1.2 above:

19.9.1.3.1.	For any Eligible Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is greater than or equal to 0.50, then the fraction would be rounded off to the next higher integer.

19.9.1.3.2.	For any Eligible Shareholder if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is less than 0.50, then the fraction shall be ignored.

19.10.	Basis of Acceptance of Equity Shares between Categories

19.10.1.	In case there are any Equity Shares left to be bought back in one category (“Partially Filled Category”) after Acceptance in accordance with the above described methodology for both the categories, and there are additional unaccepted validly tendered Equity Shares in the second category, the Additional Equity Shares in the second category shall be Accepted proportionately, i.e. valid Acceptances per Eligible Shareholder shall be equal to the additional outstanding Equity Shares validly tendered by a Eligible Shareholder in the second category divided by the total additional outstanding Equity Shares validly tendered in the second category and multiplied by the total pending number of Equity Shares to be bought back in the Partially Filled Category.

19.10.2.	If the Partially Filled Category is the General Category, and the second category is the Reserved Category, then for the purpose of this calculation, the Additional Equity Shares tendered by such Small Shareholders, from whom one Equity Share has been Accepted in accordance with paragraph 19.8.1.2 shall be reduced by one.

19.10.3.	Adjustment for fractional results in case of proportionate Acceptance, as defined in paragraphs 19.10.1 and 19.10.2 above:

19.10.3.1.	For any shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is greater than or equal to 0.50, then the fraction would be rounded off to the next higher integer.

19.10.3.2.	For any shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is less than 0.50, then the fraction shall be ignored.

19.11.	For avoidance of doubt, it is clarified that:

19.11.1.	the Equity Shares Accepted under the Buyback from each Eligible Shareholder, in accordance with paragraphs above, shall not exceed the number of Equity Shares tendered by the respective Eligible Shareholder;

19.11.2.	the Equity Shares Accepted under the Buyback from each Eligible Shareholder, in accordance with paragraphs above, shall not exceed the number of Equity Shares held by respective Eligible Shareholders as on the Record Date; and

19.11.3.	the Equity Shares tendered by any Eligible Shareholders over and above the number of Equity Shares held by such Eligible Shareholders as on the Record Date shall not be considered for the purpose of Acceptance in accordance with the paragraphs above.

19.11.3.1.	The Equity Shares accepted under the Buyback, shall not exceed 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) Equity Shares OR Rs. 1,10,00,00,00,000 (Rupees Eleven Thousand Crores only), whichever is lower.

19.11.3.2.	In case of any practical issues, resulting out of rounding-off of Equity Shares or otherwise, the Board or Buyback Committee authorized by the Board will have the authority to decide such final allocation with respect to such rounding-off or any excess of Equity Shares or any shortage of Equity Shares after allocation of Equity Shares as set out in the process described in Paragraph 19.8, 19.9 and 19.10.

19.12.	Clubbing of Entitlement

In order to ensure that the same shareholders with multiple demat accounts/folios do not receive a higher entitlement under the Small Shareholder category, the Company proposes to club together the Equity Shares held by such shareholders with a common PAN for determining the category (Small Shareholder or General) and entitlement under the Buyback. In case of joint shareholding, the Company will club together the Equity Shares held in cases where the sequence of the PANs of the joint shareholders is identical. In case of physical shareholders, where the sequence of PANs is identical and where the PANs of all joint shareholders are not available, the Company will check the sequence of the names of the joint holders and club together the Equity Shares held in such cases where the sequence of the PANs and name of joint shareholders are identical. The shareholding of institutional investors like mutual funds, pension funds/trusts and insurance companies etc., with common PAN will not be clubbed together for determining the category and will be considered separately, where these Equity Shares are held for different schemes and have a different demat account nomenclature based on information prepared by the Registrar and Transfer Agent as per the shareholder records received from the Depositories

20.	PROCEDURE FOR TENDER OFFER AND SETTLEMENT

20.1.	The Buyback is open to all Eligible Shareholders, who hold Equity Shares in both physical form and dematerialized form.

20.2.	The Company proposes to effect the Buyback through the Tender Offer route, on a proportionate basis. The Letter of Offer and Tender Form, outlining the terms of the Buyback as well as the detailed disclosures as specified in the Buyback Regulations, will be mailed/dispatched to Eligible Shareholders.

20.3.	The Eligible Shareholders who have registered their email IDs with the depositories / the Company, shall be dispatched the Letter of Offer through electronic means. The Eligible Shareholders who have not registered their email ids with the depositories / the Company, shall be dispatched the Letter of Offer through physical mode by registered post / speed post / courier. In case of non-receipt of Letter of Offer and the Tender Form, please follow the procedure as mentioned in paragraph 20.24 below. The Company shall accept all the Equity Shares validly tendered in the Buyback by Eligible Shareholders, on the basis of their Buyback Entitlement as on the Record Date.

20.4.	The Company will not Accept any Equity Shares offered for Buyback which are under any restraint order of a court for transfer/ sale of such shares The Company shall comply with Regulation 19(5) of the Buyback Regulations which states that the Company shall not buyback locked-in Equity Shares and non-transferable Equity Shares till the pendency of the lock-in or till such Equity Shares become transferable.

20.5.	Eligible Shareholders will have to transfer the Equity Shares from the same demat account in which they were holding the Equity Shares as on the Record Date and in case of multiple demat accounts, Eligible Shareholders are required to tender the applications separately from each demat account. In case of any changes in the demat account in which the Equity Shares were held as on Record Date, such Eligible Shareholders should provide sufficient proof of the same to the Registrar to the Buyback and such tendered Equity Shares may be Accepted subject to appropriate verification and validation by the Registrar to the Buyback. The Board or Buyback Committee authorized by the Board will have the authority to decide such final allocation in case of non-receipt of sufficient proof by such Eligible Shareholder.

20.6.	Eligible Shareholders’ participation in Buyback is voluntary. Eligible Shareholders holding Equity Shares of the Company can choose to participate and get cash in lieu of shares to be Accepted under the Buyback or they may choose not to participate. Eligible Shareholders holding Equity Shares of the Company may also accept a part of their entitlement. Eligible Shareholders holding Equity Shares of the Company also have the option of tendering Additional Shares (over and above their entitlement) and participate in the shortfall created due to non-participation of some other Eligible Shareholders, if any. If the Buyback entitlement for any Eligible Shareholder is not a round number, then the fractional entitlement shall be ignored for computation of entitlement to tender Equity Shares in the Buyback. The Acceptance of any Equity Shares tendered in excess of the Buyback Entitlement by the Eligible Shareholder shall be in terms of the procedure outlined herein.

20.7.	The maximum tender under the Buyback by any Eligible Shareholder cannot exceed the number of Equity Shares held by the Eligible Shareholder as on the Record Date.

20.8.	The Company shall Accept all the Equity Shares validly tendered for the Buyback by Eligible Shareholders, on the basis of their Buyback Entitlement as on the Record Date.

20.9.	As elaborated under paragraph 19.6 above, the Equity Shares proposed to be bought as a part of the Buyback are divided into two categories; (a) Reserved Category for Small Shareholders and (b) the General Category for all other Eligible Shareholders. The Buyback Entitlement of Eligible Shareholders in each category shall be calculated accordingly.

20.10.	Post Acceptance of the Equity Shares tendered on the basis of Buyback Entitlement, Equity Shares left to be bought as a part of the Buyback, if any, in one category shall first be Accepted, in proportion to the Equity Shares tendered, over and above their Buyback Entitlement, by Eligible Shareholders in that category, and thereafter, from Eligible Shareholders who have tendered over and above their Buyback Entitlement, in other category.

20.11.	The Buyback shall be implemented using the “Mechanism for acquisition of shares through Stock Exchange” notified by SEBI Circulars and following the procedure prescribed in the Companies Act, the SCD Rules and the Buyback Regulations and as may be determined by the Board and on such terms and conditions as may be permitted by law from time to time.

20.12.	For implementation of the Buyback, the Company has appointed JM Financial Services Limited as the registered broker to the Company through whom the purchases and settlements on account of the Buyback would be made by the Company. The contact details of the Company’s Broker are as follows:

JM Financial Services Limited

Address: 5th Floor, Cnergy,

Appasaheb Marathe Marg, Prabhadevi, Mumbai - 400 025

Tel: +91 22 6704 3000

Fax: +91 22 6761 7222

Contact Person: Mr. Kinnar Darji; Tel.: +91 22 6704 3503

Email: kinnar.darji@jmfl.com

Company Website: jmfinancialservices.in

SEBI Registration Number: INB-INF011054831 (BSE), INB/INE/INF231054835 (NSE)

Corporate Identification Number: U67120MH1998LC115415

20.13.	The Company will request both BSE and NSE to provide the separate acquisition window to facilitate placing of sell orders by shareholders who wish to tender Equity Shares in the Buyback. The details of the platform will be specified by Stock Exchanges from time to time.

20.14.	All Eligible Shareholders, through their respective Stock Broker(s) will be eligible and responsible to place orders in the acquisition window. All Eligible Shareholders can enter orders for Equity Shares in demat form as well as Equity Shares in physical form.

20.15.	In the event the Stock Broker of any Eligible Shareholder is not registered with a BSE trading member / stock broker, that Eligible Shareholder can approach any BSE registered stock broker and can register himself by using quick unique client code (UCC) facility through that BSE registered stock broker (after submitting all details as may be required by such BSE registered stock broker in compliance with applicable law). In case the Eligible Shareholder is unable to register himself by using quick UCC facility through any other BSE registered stock broker, that Eligible Shareholder may approach the Company’s Broker, viz. JM Financial Services Limited, to register himself by using quick UCC facility.

20.16.	During the Tendering Period, the order for selling the Equity Shares will be placed in the acquisition window by Eligible Shareholders through their respective Stock Brokers during normal trading hours of the secondary market.

20.17.	Stock Brokers can enter orders for Equity Shares in demat form as well as Equity Shares in physical form.

20.18.	Modification/ cancellation of orders and multiple bids from a single Shareholder will be allowed during the Tendering Period of the Buyback offer. Multiple bids made by single Shareholder for selling the Equity Shares shall be clubbed and considered as ‘one’ bid for the purposes of Acceptance.

20.19.	The cumulative quantity tendered shall be made available on websites of the Stock Exchanges at www.bseindia.com and www.nseindia.com, throughout the trading session and will be updated at specific intervals during the Tendering Period.

20.20.	All documents sent by the Eligible Shareholders will be at their own risk. Eligible Shareholders are advised to safeguard adequately their interests in this regard.

20.21.	Procedure to be followed by Equity Shareholders holding Equity Shares in the dematerialised form

20.21.1.	Eligible Shareholders who desire to tender their Equity Shares in the electronic form under Buyback would have to do so through their respective Stock Broker by indicating to their Stock Broker the details of Equity Shares they intend to tender under the Buyback.

20.21.2.	The Stock Broker would be required to place an order/ bid on behalf of the Eligible Shareholders who wish to tender Equity Shares in the Buyback using the acquisition window of the Stock Exchanges. Before placing the bid, the Eligible Shareholder would be required to transfer the tendered Equity Shares to the special account of the Indian Clearing Corporation Limited or the National Securities Clearing Corporation Limited, as applicable, by using the early pay in mechanism of the Depository prior to placing the order/ bid on the platform of the Stock Exchanges by the Stock Broker. For further details, Eligible Shareholders may refer to the circulars issued by the Stock Exchange/ Clearing Corporation.

20.21.3.	The details of the settlement number of the special account of the Clearing Corporation under which the Equity Shares are to be transferred in the account of Clearing Corporation for the Buyback will be provided in a separate circular to be issued by the Clearing Corporation.

20.21.4.	For custodian participant orders for demat Equity Shares early pay-in is mandatory prior to confirmation of order/bid by custodian. The custodian shall either confirm or reject the orders not later than the closing of trading hours (i.e., 3:30 p.m.) on the last day of the Tendering Period (i.e., the Buyback Closing Date). Thereafter, all unconfirmed orders shall be deemed to be rejected. For all confirmed custodian participant orders, order modification shall revoke the custodian confirmation and the revised order shall be sent to the custodian again for confirmation.

20.21.5.	Upon placing the bid, the Stock Broker shall provide a TRS generated by the exchange bidding system to the Eligible Shareholder. TRS will contain the details of order submitted like bid ID number, application number, DP ID, client ID, number of Equity Shares tendered, etc.

20.21.6.	Eligible Shareholders shall also provide all relevant documents, which are necessary to ensure transferability of the Equity Shares in respect of the Tender Form to be sent. Such documents may include (but not be limited to):

20.21.6.1	Duly attested power of attorney, if any person other than the Eligible Shareholder has signed the Tender Form;

20.21.6.2	Duly attested death certificate and succession certificate/ legal heirship certificate, in case any Eligible Shareholder has expired; and

20.21.6.3	In case of companies, the necessary certified corporate authorizations (including board and/or general meeting resolutions).

20.21.7.	IN CASE OF DEMAT EQUITY SHARES, SUBMISSION OF TENDER FORM AND TRS IS NOT REQUIRED. After the receipt of the demat Equity Shares by the Clearing Corporation and a valid bid in the exchange bidding system, the Eligible Shareholders holding Equity Shares in demat form have successfully tendered the Equity Shares in the Buyback.

20.21.8.	The cumulative quantity tendered shall be made available on the website of the Stock Exchanges throughout the trading sessions and will be updated at specific intervals during the Tendering Period.

20.21.9.	The Eligible Shareholders will have to ensure that they keep the DP account active and unblocked to receive credit in case of return of Equity Shares due to rejection or due to prorated Buyback decided by the Company. Further, Eligible Shareholders will have to ensure that they keep the savings bank account attached with the DP account active and updated to receive credit remittance due to Acceptance of Buyback of shares by the Company.

20.22.	Procedure to be followed by Registered Equity Shareholders holding Equity Shares in physical form

20.22.1.	Eligible Shareholders who are holding physical Equity Shares and intend to participate in the Buyback will be required to approach their respective Stock Brokers along with the complete set of documents for verification procedures to be carried out including the (i) original share certificate(s), (ii) valid share transfer form(s) (i.e., form SH-4) duly filled and signed by the transferors (i.e. by all registered Eligible Shareholders in same order and as per the specimen signatures registered with the Company) and duly witnessed at the appropriate place authorizing the transfer in favour of the Company, (iii) self-attested copy of the Eligible Shareholder’s PAN Card, and (iv) any other relevant documents such as power of attorney, corporate authorization (including board resolution/ specimen signature), notarized copy of death certificate and succession certificate or probated will, if the original shareholder has deceased, etc., as applicable. In addition, if the address of an Eligible Shareholder has undergone a change from the address registered in the Register of Members of the Company, such Eligible Shareholder would be required to submit a self-attested copy of address proof consisting of any one of the following documents: valid Aadhar Card, Voter Identity Card or Passport.

20.22.2.	Based on the documents mentioned in paragraph 20.22.1 above, the concerned Stock Broker shall place the bid on behalf of the Eligible Shareholder holding Equity Shares in physical form who wishes to tender Equity Shares in the Buyback using the acquisition window of the Stock Exchanges. Upon placing the bid, the Stock Broker shall provide a TRS generated by the Stock Exchanges’ bidding system to the Eligible Shareholder. TRS will contain the details of order submitted like Folio No., Certificate No., Distinctive No., No. of Equity Shares tendered etc.

20.22.3.	After placing the Bid, the Stock Broker of the Eligible Shareholder has to deliver the original share certificate(s) and documents (as mentioned in paragraph 20.22.1 above) along with TRS either by registered post or courier or hand delivery to the Registrar (at the address mentioned at paragraph 18.1 above or the collection centres of the Registrar details of which will be included in the Letter of Offer) not later than 2 (two) days from the Buyback Closing Date, by Friday, December 15, 2017 (by 5 PM). The envelope should be super scribed as “Wipro Buyback Offer 2017”. One copy of the TRS will be retained by Registrar and it will provide acknowledgement of the same to the Stock Broker/ Eligible Shareholder.

20.22.4.	Eligible Shareholder holding physical Equity Shares should note that physical Equity Shares will not be Accepted unless the complete set of documents are submitted. Acceptance of the physical Equity Shares for the Buyback shall be subject to verification as per the Buyback Regulations and any further directions issued in this regard. The Registrar will verify such bids based on the documents submitted on a daily basis and till such time the Stock Exchanges shall display such bids as ‘unconfirmed physical bids’. Once the Registrar confirms the bids, it will be treated as ‘confirmed bids’.

20.22.5.	All documents as mentioned above, shall be enclosed with the valid Tender Form, otherwise the Equity Shares tendered will be liable for rejection. The Equity Shares shall be liable for rejection on the following grounds amongst others: (i) If there is any other company’s equity share certificate(s) enclosed with the Tender Form instead of the Equity Share certificate(s) of the Company; (ii) If the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders; (iii) If the Eligible Shareholders tender Equity Shares but the Registrar to the Buyback does not receive the Equity Share certificate(s); (iv) In case the signature on the Tender Form and Form SH-4 does not match as per the specimen signature recorded with Company/Registrar of the Company.

20.22.6.	In case any Eligible Shareholder has submitted Equity Shares in physical form for dematerialization, such Equity Shareholders should ensure that the process of getting the Equity Shares dematerialized is completed well in time so that they can participate in the Buyback before Buyback Closing Date.

20.23.	For Equity Shares held by Eligible Shareholders, being Non-Resident Shareholders of Equity Shares (Read with paragraph 17 “DETAILS OF THE STATUTORY APPROVALS”):

20.23.1.	Eligible Shareholders, being Non-Resident Shareholders of Equity Shares (excluding FIIs) shall also enclose a copy of the permission received by them from RBI, if applicable, to acquire the Equity Shares held by them.

20.23.2.	In case the Equity Shares are held on repatriation basis, the Non-Resident Eligible Shareholder shall obtain and enclose a letter from its authorized dealer/ bank confirming that at the time of acquiring the said Equity Shares, payment for the same was made by the non-resident Eligible Shareholder from the appropriate account (e.g. NRE a/c.) as specified by RBI in its approval. In case the Non-Resident Eligible Shareholder is not in a position to produce the said certificate, the Equity Shares would be deemed to have been acquired on non-repatriation basis and in that case the Non-Resident Eligible Shareholder shall submit a consent letter addressed to the Company allowing the Company to make the payment on a non-repatriation basis in respect of the valid Equity Shares Accepted under the Buyback.

20.23.3.	If any of the above stated documents, as applicable, are not enclosed along with the Tender Form, the Equity Shares tendered under the Buyback are liable to be rejected.

THE NON RECEIPT OF THE LETTER OF OFFER BY, OR ACCIDENTAL OMMISSION TO DISPATCH THE LETTER OF OFFER TO ANY PERSON WHO IS ELIGIBLE TO RECEIVE THE SAME TO PARTICIPATE IN THE BUYBACK, SHALL NOT INVALIDATE THE BUYBACK OFFER IN ANY WAY.

20.24.	In case of non-receipt of the Letter of Offer and the Tender Form:

20.24.1.	In case the Equity Shares are in dematerialised form: If Eligible Shareholder(s) who have been sent the Letter of Offer through electronic means wish to obtain a physical copy of the Letter of Offer, they may send a request in writing to the Company or Registrar at the address or email id mentioned at the cover page of the Letter of Offer stating name, address, number of Equity Shares held on Record Date, client ID number, DP name / ID, beneficiary account number, and upon receipt of such request, a physical copy of the Letter of Offer shall be provided to such Eligible Shareholder. An Eligible Shareholder may participate in the Buyback by downloading the Tender Form from the website of the Company i.e. www.wipro.com or by providing their application in writing on plain paper, signed by all Equity Shareholders, stating name and address of Shareholder(s), number of Equity Shares held as on the Record Date, Client ID number, DP Name/ ID, beneficiary account number and number of Equity Shares tendered for the Buyback.

20.24.2.

In case the Equity Shares are in physical form: An Eligible Shareholder may participate in the Buyback by providing their application in writing on plain paper signed by all Equity Shareholders stating name, address, folio number, number of Equity Shares held, share certificate number, number of Equity Shares tendered for the Buyback and the distinctive numbers thereof, enclosing the original share certificate(s), copy of Equity Shareholders’ PAN card(s) and executed share transfer form in favour of the Company. The transfer form SH-4 can be downloaded from the Company’s website www.wipro.com. After placing the Bid through Stock Broker, the Stock Broker of the Equity Shareholders must ensure that the Tender Form, along with the TRS and requisite documents (as mentioned in paragraph 20.22.1) above), reach the Registrar not later than 2 (two) days from the Buyback Closing Date, by Friday, December 15, 2017 (by 5 PM). If the signature(s) of the Eligible Shareholders provided in the plain paper application differs from the specimen signature(s) recorded with the Registrar of the Company or are not in the same order (although attested), such applications are liable to be rejected under this Buyback.

Please note that Eligible Shareholder(s) who intend to participate in the Buyback will be required to approach their respective Stock Broker (along with the complete set of documents for verification procedures) and have to ensure that their bid is entered by their respective Stock Broker or broker in the electronic platform to be made available by the Stock Exchange before the Buyback Closing Date.

The Company shall Accept Equity Shares validly tendered by Eligible Shareholder(s) in the Buyback on the basis of their shareholding as on the Record Date and the Buyback Entitlement. Eligible Shareholder(s) who intend to participate in the Buyback using the ‘plain paper’ option as mentioned in this paragraph are advised to confirm their entitlement from the Registrar to the Buyback, before participating in the Buyback.

20.25.	The participation of the Eligible Shareholders in the Buyback is entirely at the discretion of the Equity Shareholders. The Company does not accept any responsibility for the decision of any Equity Shareholder to either participate or to not participate in the Buyback. The Company will not be responsible in any manner for any loss of Share certificate(s) and other documents during transit and the Equity Shareholders are advised to adequately safeguard their interest in this regard.

20.26.	Method of Settlement

Upon finalization of the basis of Acceptance as per Buyback Regulations:

20.26.1.	The settlement of trades shall be carried out in the manner similar to settlement of trades in the secondary market.

20.26.2.	The Company will pay the consideration to the Company’s Broker who will transfer the funds pertaining to the Buyback to the Clearing Corporation’s bank accounts as per the prescribed schedule. For demat Equity Shares Accepted under the Buyback, the Clearing Corporation will make direct funds payout to respective Eligible Shareholders. If Eligible Shareholders’ bank account details are not available or if the funds transfer instruction is rejected by RBI/Bank, due to any reason, such funds will be transferred to the concerned Stock Brokers settlement bank account for onward transfer to such Eligible Shareholders holding Equity Shares in dematerialized form.

20.26.3.	In case of certain client types viz. NRI and foreign clients etc. (where there are specific RBI and other regulatory requirements pertaining to funds pay-out) who do not opt to settle through custodians, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’s account. For this purpose, the client type details would be collected from the Depositories, whereas funds payout pertaining to the bids settled through custodians will be transferred to the settlement bank account of the custodian, each in accordance with the applicable mechanism prescribed by the Stock Exchanges and the Clearing Corporation from time to time.

20.26.4.	For the Eligible Shareholders holding Equity Shares in physical form, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’s account.

20.26.5.	The Equity Shares bought back in demat form would be transferred directly to the Company Demat Account provided it is indicated by the Company’s Broker or it will be transferred by the Company’s Broker to the Company Demat Account on receipt of the Equity Shares from the clearing and settlement mechanism of the Stock Exchanges.

20.26.6.	The Eligible Shareholders will have to ensure that they keep the DP account active and unblocked to receive credit in case of return of Equity Shares, due to rejection or due to non–acceptance of shares under the Buyback.

20.26.7.	Excess demat Equity Shares or unaccepted demat Equity Shares, if any, tendered by the Eligible Shareholders would be returned to them by the Clearing Corporation. Any excess physical Equity Shares pursuant to proportionate Acceptance/rejection will be returned back to the Eligible Shareholders directly by the Registrar. The Company is authorized to split the share certificate and issue new consolidated share certificate for the unaccepted Equity Shares, in case the Equity Shares Accepted by the Company are less than the Equity Shares tendered in the Buyback by Equity Shareholders holding Equity Shares in the physical form.

20.26.8.	The Company’s Broker would also issue a contract note to the Company for the Equity Shares Accepted under the Buyback. If Eligible Shareholders bank account details are not available or if the fund transfer instruction is rejected by RBI or bank, due to any reasons, then the amount payable to Eligible Shareholders will be transferred to the Stock Broker for onward transfer to the Eligible Shareholder.

20.26.9.	Eligible Shareholders who intend to participate in the Buyback should consult their respective Stock Broker(s) for any cost, applicable taxes, charges and expenses (including brokerage) etc., that may be levied by the Stock Broker(s) upon the selling shareholders for tendering Equity Shares in the Buyback (secondary market transaction). The Buyback consideration received by the Eligible Shareholders, in respect of Accepted Equity Shares, could be net of such costs, applicable taxes, charges and expenses (including brokerage) and the Company accepts no responsibility to bear or pay such additional cost, additional taxes, charges and expenses (including brokerage) incurred solely by the Eligible Shareholders.

20.26.10.	The Equity Shares lying to the credit of the Special Demat Account and the Equity Shares bought back and Accepted in physical form will be extinguished in the manner and following the procedure prescribed in the Buyback Regulations.

21.	NOTE ON TAXATION

A.	INDIAN TAXATION

THE SUMMARY OF THE TAX CONSIDERATIONS IN THIS SECTION ARE BASED ON THE CURRENT PROVISIONS OF THE TAX LAWS OF INDIA AND THE REGULATIONS THEREUNDER, THE JUDICIAL AND THE ADMINISTRATIVE INTERPRETATIONS THEREOF, WHICH ARE SUBJECT TO CHANGE OR MODIFICATION BY SUBSEQUENT LEGISLATIVE, REGULATORY, ADMINISTRATIVE OR JUDICIAL DECISIONS. ANY SUCH CHANGES COULD HAVE DIFFERENT TAX IMPLICATIONS.

IN VIEW OF THE PARTICULARISED NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE REQUIRED TO CONSULT THEIR TAX ADVISORS FOR THE APPLICABLE TAX PROVISIONS INCLUDING THE TREATMENT THAT MAY BE GIVEN BY THEIR RESPECTIVE TAX OFFICERS IN THEIR CASE, AND THE APPROPRIATE COURSE OF ACTION THAT THEY SHOULD TAKE.

THE COMPANY DOES NOT ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR OTHERWISE OF SUCH ADVICE. THEREFORE, SHAREHOLDERS CANNOT RELY ON THIS ADVICE AND THE SUMMARY TAX IMPLICATIONS RELATING TO THE TREATMENT OF INCOME TAX IN THE CASE OF BUY BACK OF LISTED EQUITY SHARES ON THE STOCK EXCHANGE SET OUT BELOW SHOULD BE TREATED AS INDICATIVE AND FOR GUIDANCE PURPOSES ONLY.

1.	GENERAL

The basis of charge of Indian income-tax depends upon the residential status of the taxpayer during a tax year. The Indian tax year runs from April 1 until March 31. A person who is an Indian tax resident is liable to taxation in India on his worldwide income, subject to certain tax exemptions, which are provided under the Income Tax Act, 1961 (“the Income Tax Act”).

A person who is treated as non-resident for Indian income-tax purposes is generally subject to tax in India only on such person’s India sourced income or income received by such person in India. In case of shares of a Company, the source of income from shares would depend on the “situs” of such shares. As per judicial precedents, generally the “situs” of the shares is where company is “incorporated” and where its shares can be transferred. Accordingly, since Wipro Limited is incorporated in India, the shares of Wipro Limited would be “situated” in India and any gains arising to a non-resident on transfer of such shares should be taxable in India under the Income Tax Act. Further, the non-resident can avail the beneficial provisions of the Double Taxation Avoidance Agreement (‘DTAA’) between India and the respective jurisdiction of the shareholder subject to meeting relevant conditions and providing and maintaining necessary information and documents as prescribed under the Income Tax Act.

The Income Tax Act also provides for different tax regimes/ rates applicable to the gains arising on buyback of shares, based on the period of holding, residential status and category of the shareholder, nature of the income earned, etc. The summary tax implications on buyback of listed equity shares on the stock exchange is set out below. All references to equity shares in this note refer to listed equity shares unless stated otherwise.

2.	CLASSIFICATION OF SHAREHOLDERS

Shareholders can be classified under the following categories:

a) Resident Shareholders being:

•	Individuals, Hindu Undivided Family (HUF), Association of Persons (AOP) and Body of Individuals (BOI)

•	Others

b) Non Resident Shareholders being:

•	Non Resident Indians (NRIs)

•	Foreign Portfolio Investors (FPIs)

•	Others:

•	Company

•	Other than Company

3.	CLASSIFICATION OF INCOME

Shares can be classified under the following two categories:

a)	Shares held as investment (Income from transfer taxable under the head “Capital Gains”)

b)	Shares held as stock-in-trade (Income from transfer taxable under the head “Profits and Gains from Business or Profession”)

Gains arising from the transfer of shares may be treated either as “capital gains” or as “business income” for tax purposes, depending upon whether such shares were held as a capital asset or trading asset (i.e. stock-in-trade). Traditionally, the issue of characterisation of income arising from sale of shares has been a subject matter of litigation with the tax authorities. There have been various judicial pronouncements on whether gains from transactions in securities should be taxed as “business profits” or as “capital gains”. However, these pronouncements, while laying down certain guiding principles have largely been driven by the facts and circumstances of each case. The apex body of Income-tax has issued Circular no. 6 of 2016, as per which, if the taxpayer opts to consider the shares as stock-in-trade, the income arising from the transfer of such shares would be treated as its business income. Also, if such shares are held for a period of more than 12 months, if the taxpayer desires to treat the income arising from the transfer thereof as “capital gains”, the same shall not be put to dispute by the Tax Officer. However, the choice on characterization, once taken by the taxpayer should be consistent, and shall apply for subsequent years as well.

Further, investments by FII in any securities in accordance with the regulations made under the Securities Exchange Board of India Act, 1992 would be treated as capital asset under the provisions of the Income Tax Act.

3.1	SHARES HELD AS INVESTMENT

As per the provisions of the Income Tax Act, where the shares are held as investments, income arising from the transfer of such shares is taxable under the head “Capital Gains”. Capital gains on buyback of shares are governed by the provisions of section 46A of the Income Tax Act and would attract capital gains in the hands of shareholders as per provisions of section 48 of the Income Tax Act. The provisions of buy back tax under section 115QA in Chapter XII-DA of the Income Tax Act do not apply for shares listed on the stock exchange.

3.1.1 Period of holding

Depending on the period for which the shares are held, the gains would be taxable as ‘short term capital gain’ or ‘long term capital gain’:

•	In respect of equity shares held for a period less than or equal to 12 months prior to the date of transfer, the same shall be treated as a ‘short-term capital asset’, and the gains arising therefrom shall be taxable as ‘short term capital gains’ (“STCG”).

•	Similarly, where equity shares are held for a period more than 12 months prior to the date of transfer, the same shall be treated as a ‘long-term capital asset’, and the gains arising therefrom shall be taxable as ‘long-term capital gains’ (“LTCG”).

3.1.2 Buyback of shares through a recognized stock exchange

Where transaction for transfer of such equity shares (i.e. buyback) is transacted through a recognized stock exchange on which securities transaction tax (“STT”) has been paid, then the taxability will be as under (for all categories of shareholders):

•	LTCG arising from such transaction would be exempt under section 10(38) of the Income Tax Act, provided the shareholder had paid securities transaction tax on acquisition of the shares.

However, the Finance Act, 2017 has amended section 10(38) of the Income Tax Act to deny exemption on LTCG arising from the transfer of equity shares, if such shares were acquired, other than notified by the Central Government, on or after October 1, 2004 and such transaction has not been charged to STT. In this regard, the Central Government has issued a Notification No. SO 1789(E) dated June 5, 2017 exempting all transactions of acquisition except limited identified transactions that are not eligible for exemption. Accordingly, acquisitions undertaken by a non-resident under the Foreign Direct Investment guidelines, specified preferential allotments as defined under SEBI (Issue of Capital and Disclosure Requirements) Regulations, 2009, issue of bonus shares, stock options, gift of shares, etc, are all protected and continue to be eligible for exemption.

•	STCG arising from such transaction would be subject to tax @ 15% under section 111A of the Income Tax Act, without any restriction on the mode of acquisition.

Further, resident corporate shareholders would also be subject to Minimum Alternate Tax under section 115JB of the Income Tax Act at the rate of 18.50%. This would however be available for offset against taxes payable by such corporate shareholders under normal tax provisions (subject to conditions). In addition to the Tax, Surcharge, Education Cess, and Secondary and Higher Education Cess are leviable (Please refer to Note 5 for rate of surcharge and cess).

In case of resident Individual or HUF, the benefit of maximum amount which is not chargeable to income-tax is considered while computing the tax on such STCG taxable under section 111A of the Income Tax Act. In addition to the above STCG tax, Surcharge, Education Cess and Secondary and Higher Education Cess are leviable (Please refer to Note 5 for rate of surcharge and cess).

Non-resident shareholders can avail beneficial provisions of the applicable double taxation avoidance agreement (‘DTAA’) entered into by India with relevant country in which the shareholder is resident but subject to fulfilling relevant conditions and submitting/ maintaining necessary documents prescribed under the Income Tax Act.

As an overall point, since the buyback is undertaken on the stock exchange, such transaction is chargeable to Securities Transaction Tax (“STT”). STT is a tax payable in India on the value of securities on every purchase or sale of securities that are listed on the Indian Stock Exchange. Currently, the STT rate applicable on the purchase or sale of shares on the stock exchange is 0.1% of the transaction value separately in the hands of the Seller and the Company.

3.1.3 Taxation for American Depository Shares (“ADS”) holders

The non-resident holders of ADS of the Company may participate in the Buyback by submitting their ADS to the Depositary for cancellation and withdrawing the underlying equity shares and then tendering those equity shares back to the Company for buyback through the stock exchange in India.

There can be no assurance that the equity shares offered by an ADS investor in the Buyback will be accepted. ADS investors are advised to consult their legal advisors for advice prior to participating in the Buyback, including advice related to any regulatory approvals and tax issues.

The following is a brief summary of capital gains taxation in respect of ADS (as defined in Explanation to Section 115AC or 115ACA of the Income Tax Act) issued to non-resident holders against the issue of ordinary shares of Wipro:

•	There are no specific tax provisions on redemption of ADS into equity shares. If ADS is treated as a title receipt to underlying shares, there are good arguments to support that equity shares received by non-resident ADS holders upon redemption of ADS may not be considered as transfer and hence not subject to capital gains tax in India at the point of redemption.

•	The period of holding of shares acquired by such non-resident holders on redemption of ADS would be reckoned from the date on which a request for such redemption was made.

•	Price of such equity shares held by non-resident holder prevailing on any recognised stock exchange in India on the date on which a request for such redemption was made by the non-resident holder will be considered as cost of acquisition of such equity shares.

•	STT will be levied at the time of transfer of equity shares as part of Buyback.

•	Long term capital gains on sale of such shares post redemption of ADS is exempt from tax.

•	Short-term capital gains on sale of such shares post redemption of ADS will be taxed at 15% and further increased by applicable surcharge and cess (please refer note 5 on rate of surcharge and cess).

•	Non-resident shareholders can avail beneficial provisions of the applicable double taxation avoidance agreement (‘DTAA’) entered into by India with relevant shareholder country but subject to fulfilling relevant conditions and submitting/ maintaining necessary documents prescribed under the Income Tax Act.

3.2	SHARES HELD AS STOCK-IN-TRADE

If the shares are held as stock-in-trade by any of the shareholders of the Company, then the gains would be characterized as business income and taxable under the head “Profits and Gains from Business or Profession”. In such a case, the provisions of section 46A of the Income Tax Act will not apply.

3.2.1	Resident Shareholders

a)	For individuals, HUF, AOP, BOI, profits would be taxable at slab rates.

b)	For persons other than stated in (a) above, profits would be taxable @ 30%.

No benefit of indexation by virtue of period of holding would be available in any case.

3.2.2	Non Resident Shareholders

a)	Non-resident shareholders can avail beneficial provisions of the applicable double taxation avoidance agreement (‘DTAA’) entered into by India with relevant shareholder country but subject to fulfilling relevant conditions and submitting/ maintaining necessary documents prescribed under the Income Tax Act.

b)	Where DTAA provisions are not applicable:

•	For non-resident individuals, HUF, AOP, BOI, profits would be taxable at slab rates

•	For foreign companies, profits would be taxed in India @ 40%

•	For other non-resident shareholders, such as foreign firms, profits would be taxed in India @ 30%.

In addition to the above, Surcharge, Education Cess and Secondary and Higher Education Cess are leviable (Please refer to Note 5 for rate of surcharge and cess).

4.	TAX DEDUCTION AT SOURCE

4.1	In case of Resident Shareholders

In the absence of any specific provision under the Income Tax Act, the Company is not required to deduct tax on the consideration payable to resident shareholders pursuant to the said Buyback.

4.2	In case of Non-resident Shareholders

Under the tax laws, any gains paid to a non-resident is subject to deduction of tax at source, unless capital gains are realized by the FPIs or such gains are exempt from tax (like long-term capital gains exempt under section 10(38) as discussed above). However, since the buyback is through the stock exchange, the Company will not be able to withhold any taxes, and thus, the Company believes that the responsibility of withholding/ discharge of the taxes due on such gains (if any) is solely on the custodians/ authorized dealers/ non-resident shareholder – with no recourse to the Company.

It is therefore important that the non-resident shareholder consult their custodians/ authorized dealers/ tax advisors appropriately and immediately pay taxes in India (either through deduction at source or otherwise). In the event the Company is held liable for the tax liability of the Shareholder, the same shall be to the account of the Shareholder and to that extent the Company is entitled to be indemnified.

5.	RATE OF SURCHARGE AND CESS

In addition to the basic tax rate, Surcharge, Education Cess and Secondary and Higher Education Cess are leviable as under:

5.1	Surcharge

•	In case of domestic companies: Surcharge @ 12% is leviable where the total income exceeds 10 crores and @ 7% where the total income exceeds 1 crore.

•	In case of companies other than domestic companies: Surcharge @ 5% is leviable where the total income exceeds 10 crores and @ 2% where the total income exceeds 1 crore.

•	In case of Individuals, Hindu Undivided family, Association of Persons, and Body of Individuals: Surcharge @15% is leviable where the total income exceeds 1 crore and @ 10% where the total income exceeds 50 Lakhs.

•	In case of Firms, Co-operative Societies, or Local Authorities: Surcharge @ 12% is leviable where the total income exceeds 1 crore.

5.2	Cess

Education Cess @ 2% and Secondary and Higher Education Cess @ 1% is leviable in all cases.

The above note on taxation sets out the provisions of law in a summary manner only and is not a complete analysis or listing of all potential tax consequences of the disposal of equity shares. This note is neither binding on any regulators nor can there be any assurance that they will not take a position contrary to the comments mentioned herein. Hence, you should consult with your own tax advisors for the tax provisions applicable to your particular circumstances.

B.	CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

1.	GENERAL

The following is a summary of certain material U.S. federal income tax consequences that may be relevant with respect to participation in the Buyback of Equity Shares or ADSs to U.S. holders (as defined below) (or the exchange of ADSs for Equity Shares and subsequent participation in the Buyback) and is for general information only. For purposes of this discussion, “U.S. holders” are individuals who are citizens or residents of the United States, corporations (or other entities treated as corporations for U.S. federal income tax purposes) created in or under the laws of the United States or any political subdivision thereof or therein, estates, the income of which is subject to U.S. federal income taxation regardless of its source and trusts having a valid election to be treated as U.S. persons in effect under U.S. Treasury Regulations or for which a U.S. court exercises primary supervision and a U.S. person has the authority to control all substantial decisions.

This summary is limited to U.S. holders who hold Equity Shares or ADSs as capital assets. In addition, this summary is limited to U.S. holders who are not residents in India for purposes of the Convention between the Government of the United States of America and the Government of the Republic of India for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”). If a partnership (or entity treated as a partnership for U.S. federal income tax purposes) holds the Equity Shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership holding Equity Shares or ADSs should consult its own tax advisor.

This summary does not address any tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction, potential application of the Medicare contribution tax on net investment income, or tax considerations under any U.S. non-income tax laws. In addition, this summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, financial institutions, dealers in securities or currencies, tax-exempt entities, persons liable for alternative minimum tax, persons that hold Equity Shares or ADSs as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, persons holding ADSs or Equity Shares through partnerships or other pass-through entities, persons that have a “functional currency” other than the U.S. dollar or holders of 10% or more, by voting power or value, of the shares of the Company. This summary is based on the tax laws of the United States as in effect on the date of this document and on U.S. Treasury Regulations in effect or, in some cases, proposed, as of the date of this document, as well as judicial and administrative interpretations thereof available on or before such date and is based in part on the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE BUYBACK.

2.	OWNERSHIP OF ADSs

For U.S. federal income tax purposes, holders of ADSs generally will be treated as the owners of Equity Shares represented by such ADSs. Accordingly, the conversion of ADSs into Equity Shares to participate in the Buyback generally will not be subject to U.S. federal income tax.

3.	TAX TREATMENT OF BUYBACK

An exchange of Equity Shares for cash by a U.S. holder pursuant to the Buyback will be a taxable transaction for U.S. federal income tax purposes. In such case, depending on the applicable U.S. holder’s particular circumstances, such tendering U.S. holder will be treated either as recognizing gain or loss from the disposition of the Equity Shares or as receiving a distribution from the company.

Under Section 302 of the Internal Revenue Code, a tendering U.S. holder will recognize gain or loss on the exchange of Equity Shares for cash if the exchange:

•	results in a “substantially disproportionate” redemption with respect to such U.S. holder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder.

An exchange of Equity Shares for cash generally will be a substantially disproportionate redemption with respect to a U.S. holder if the percentage of the voting stock owned by such U.S. holder immediately after the exchange is less than 80% of the percentage of the voting stock owned by such U.S. holder immediately before the exchange and after the exchange the U.S. holder owns less than 50% of the total combined voting power of all classes of stock entitled to vote. In applying the Section 302 tests, each U.S. holder must take into account Equity Shares and ADSs that such U.S. holder constructively owns under certain attribution rules, pursuant to which a U.S. holder will be treated as owning any Equity Shares and ADSs owned by certain family members (which family attribution, in certain circumstances, may be waived) and related entities, and Equity Shares and ADSs that the U.S. holder has the right to acquire by exercise of an option. Each U.S. holder is expected to consult with its own tax advisor with respect to the application of such attribution rules given such U.S. holder’s particular circumstances.

If an exchange of Equity Shares for cash fails to satisfy the “substantially disproportionate” test, the U.S. holder may nonetheless satisfy the “not essentially equivalent to a dividend” test. An exchange of Equity Shares for cash will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. holder’s equity interest in the Company given such U.S. holder’s particular facts and circumstances. The Internal Revenue Service (the “IRS”) has indicated in published rulings that a relatively minor reduction of the proportionate equity interest of a U.S. holder whose relative equity interest is minimal and who does not exercise any control over or participate in the management of corporate affairs should be treated as “not essentially equivalent to a dividend.” Each U.S. holder should consult its tax advisors regarding the application of the rules of Section 302 in its particular circumstances. Because the Section 302 tests are applied on a stockholder by stockholder basis, the Buyback may be a sale or exchange for certain U.S. holders and a distribution for others.

3.1	Sale or Exchange

Subject to the “passive foreign investment company” (“PFIC”) rules described below, if a U.S. holder is treated as recognizing gain or loss for U.S. federal income tax purposes from the disposition of Equity Shares for cash, such gain or loss will be equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in the Equity Shares. Gain or loss recognized will be long-term capital gain or loss with respect to Equity Shares held for more than 12 months at the time of the sale or other disposition and any gain recognized generally will be income from sources within the United States for foreign tax credit limitation purposes. Long-term capital gains of non-corporate US holders are generally taxed at preferential rates. Capital gains realized by a U.S. holder upon sale of Equity Shares may be subject to tax in India, including withholding tax. See “Tax Considerations – Indian Taxation.” Due to limitations on foreign tax credits, however, a U.S. holder may not be able to utilize any such taxes as a credit against the U.S. holder’s federal income tax liability. U.S. holders should consult their own tax advisors regarding the tax treatment to them if the buyback is treated as a sale or exchange.

3.2	Distribution

If a U.S. holder is not treated under the Section 302 tests as recognizing gain or loss on an exchange of Equity Shares for cash, such U.S. holder will be treated as having received a distribution from the company. The gross amount of the distribution will generally be treated as dividend income to the extent made from the current or accumulated earnings and profits (as determined under U.S. federal income tax principles) of the Company. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders. To the extent, if any, that the amount of the Buyback exceeds the Company’s current and accumulated earnings and profits as determined under U.S. federal income tax principles, such excess will be treated first as a tax-free return of the U.S. holder’s tax basis in the Equity Shares and thereafter as capital gain.

The Company does not intend to calculate its earnings and profits according to U.S. tax accounting principles. Accordingly, notwithstanding the discussion in the preceding paragraphs, if the Buyback is treated as a distribution on the Company’s Equity Shares, such distribution will generally be taxed to you as a dividend for U.S. tax purposes.

Subject to certain conditions and limitations, including the PFIC rules described below, dividends paid to non-corporate U.S. holders, including individuals, may be eligible for a reduced rate of taxation if the Company is deemed to be a “qualified foreign corporation” for U.S. federal income tax purposes. A qualified foreign corporation includes a foreign corporation if (1) its shares are readily tradable on an established securities market in the United States, or (2) it is eligible for the benefits under a comprehensive income tax treaty with the United States, including the Treaty. Based on existing guidance, it is not clear whether a dividend on an Equity Share will be treated as a qualified dividend, because the Equity Shares are not themselves listed on a U.S. exchange. However, the Company may be eligible for benefits under the Treaty. A corporation is not a qualified foreign corporation if it is a PFIC in the current taxable year or the prior taxable year (as discussed below).

EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TREATMENT OF DIVIDENDS AND SUCH HOLDER’S ELIGIBILITY FOR REDUCED RATE OF TAXATION UNDER THE LAW IN EFFECT FOR THE YEAR OF THE DIVIDEND AND WHETHER ANY FOREIGN TAX CREDITS ARE AVAILABLE TO IT IN RESPECT OF INDIAN WITHHOLDING TAX, IF ANY.

4.	PASSIVE FOREIGN INVESTMENT COMPANY

A non-U.S. corporation will be classified as a PFIC for U.S. Federal income tax purposes if either:

•	75% or more of its gross income for the taxable year is passive income; or

•	on average for the taxable year by value, if 50% or more of its assets produce or are held for the production of passive income.

The Company does not believe that it satisfies either of the tests for PFIC status for the fiscal year ended March 31, 2017, and the Company does not expect to satisfy either of the tests for the fiscal year ending March 31, 2018. However, because this determination is made on an annual basis and depends on a variety of factors (including the Company’s market capitalization), no assurance can be given that the Company was not considered a PFIC for the fiscal year ended March 31, 2017, or that the Company will not be considered a PFIC for the current fiscal year and/or future fiscal years. If the Company were to be a PFIC for any taxable year, U.S. holders would be required to pay an interest charge together with tax calculated at an ordinary income rates on “excess distributions,” as the term is defined in relevant provisions of U.S. tax laws, and on any gain on a sale or other disposition of Equity Shares, unless a U.S. holder makes a “QEF election” or a “mark-to-market” election, as described below. In addition, individual US holders will not be eligible for the reduced rates of dividend taxation described above if the Company is a PFIC for the fiscal year of the dividend payment or the preceding fiscal year.

If the Company is a PFIC in any year, so long as the Equity Shares or ADSs are and remain “marketable,” a U.S. holder may be able to avoid the excess distribution rules described above by having made a timely so-called “mark-to-market” election with respect to such U.S. holder’s Equity Shares or ADSs. The Equity Shares or ADSs will be “marketable” as long as they remain regularly traded on a national securities exchange, such as The New York Stock Exchange, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located. A mark-to-market election will be effective for the taxable year for which the election is made and for all subsequent taxable years, unless the Equity Shares or ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. However, because a mark-to-market election cannot be made for any lower-tier PFICs that the Company may own, a U.S. holder may continue to be subject to the PFIC rules with respect to any indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including the Company’s subsidiaries. U.S. holders should consult their own tax advisors with respect to making a mark-to-market election and the tax consequences of the buyback if such an election is in effect.

In addition, if the Company is a PFIC in any year, a U.S. holder might be able to avoid the excess distribution rules described above by making a timely so-called “qualified electing fund,” or QEF, election to be taxed currently on your pro rata portion of the Company’s income and gain. However, the Company has not provided and does not plan to provide information necessary for the QEF election, so such election would not have been available to U.S. holders.

In addition, certain information reporting obligations on IRS Form 8621 may apply to U.S. holders if the Company is determined to be a PFIC, including in the year of a sale or disposition.

5.	BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

Any dividends paid, or proceeds on a sale of, Equity Shares to or by a U.S. holder may be subject to U.S. information reporting, and backup withholding, currently at a rate of 28%, may apply unless the holder is an exempt recipient or provides a U.S. taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with any applicable backup withholding requirements. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

The above summary is not intended to be a complete analysis of all tax consequences relating to participation in the buyback. You should consult with your own tax advisors regarding the application of the U.S. federal income tax laws to your particular circumstances, as well as any additional tax consequences resulting from holding participation in the buyback, including the applicability and effect of the tax laws of any state, local or non-U.S. jurisdiction and any estate, gift and inheritance laws.

22.	DECLARATION BY THE BOARD OF DIRECTORS

Declaration as required under clause (ix) and clause (x) of Part A of Schedule II to the Buyback Regulations:

22.1.	The Board of Directors confirms that there are no defaults subsisting in repayment of deposits, redemption of debentures or preference shares or repayment of term loans to any financial institutions or banks.

22.2.	The Board hereby confirms that it has made a full enquiry into the affairs and prospects of the Company and has formed the opinion:

22.2.1.	that immediately following the date of the Letter of Offer or on which the results of the members’ resolution was declared i.e., August 30, 2017 (“Postal Ballot Resolution”) or the Board meeting convened on July 20, 2017, there will be no grounds on which the Company could be found unable to pay its debts;

22.2.2.	that as regards its prospects for the year immediately following the date of the Letter of Offer or Postal Ballot Resolution or Board Meeting, i.e. July 20, 2017, that, having regard to the Board’s intentions with respect to the management of the Company’s business during that year and to the amount and character of the financial resources which will, in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fall due and will not be rendered insolvent within a period of one year from the date of the Postal Ballot Resolution or Board Meeting i.e. July 20, 2017 and Letter of Offer; and

22.2.3.	that in forming an opinion for the above purposes, the Board has taken into account the liabilities as if the Company were being wound up under the provisions of the Companies Act, 2013 (including prospective and contingent liabilities).

This declaration is made and issued under the authority of the Board in terms of the resolution passed at the meeting held on July 20, 2017.

For and on behalf of the Board of Directors of Wipro Limited,

Sd/-	Sd/-
Azim H Premji	Rishad A Premji
Chairman and Managing Director	Executive Director and Chief Strategy Officer
(Director Identification Number (DIN): 00234280)	(Director Identification Number (DIN): 02983899)

23.	AUDITORS CERTIFICATE

The text of the Report dated July 20, 2017 of Deloitte Haskins and Sells LLP, the Statutory Auditors of the Company, addressed to the Board of Directors is reproduced below:

20 July 2017

To,

The Board of Directors

Wipro Limited

Doddakannelli, Sarjapur Road,

Bangalore - 560035

Dear Sirs/Madam,

Subject: Statutory Auditor’s report in respect of proposed buyback of equity shares by Wipro Limited (‘the Company’) in terms of the clause (xi) of Part A of Schedule II of Securities and Exchange Board of India (Buy Back of Securities) Regulations, 1998 (as amended).

1.	This Report is issued in accordance with the terms of our engagement letter dated July 19, 2017. The Board of Directors of Wipro Limited (“the Company”) have approved a proposal for buy-back of Equity Shares by the Company at its meeting held on July 20, 2017 in pursuance of the provisions of Section 68, 69 and 70 of the Companies Act, 2013 (“the Act”) and the SEBI Buyback Regulations.

2.	The accompanying Statement of permissible capital payment (including premium) (“Annexure A”) as at June 30, 2017 (hereinafter referred together as the “Statement”) is prepared by the Management of the Company, which we have initialed for identification purposes only.

Management’s Responsibility for the Statement

3.	The preparation of the Statement in accordance with Section 68(2)(c) of the Companies Act, 2013 and the compliance with the SEBI Buyback Regulations, is the responsibility of the Management of the Company, including the preparation and maintenance of all accounting and other relevant supporting records and documents. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the Statement and applying an appropriate basis of preparation; and making estimates that are reasonable in the circumstances.

Auditors Responsibility

4.	Pursuant to the requirements of the SEBI Buyback Regulations, it is our responsibility to provide a reasonable assurance:

i.	whether we have inquired into the state of affairs of the Company in relation to the audited standalone financial statements as at and for the three months ended June 30, 2017.

ii.	if the amount of permissible capital payment as stated in Annexure A, has been properly determined considering the audited standalone financial statements in accordance with Section 68(2) of the Companies Act, 2013; and

iii.	if the Board of Directors of the Company, in their meeting held on July 20, 2017 have formed the opinion as specified in Clause (x) of Part A of Schedule II to the Buy-Back Regulations, on reasonable grounds and that the Company will not, having regard to its state of affairs be rendered insolvent within a period of one year from that date.

5.	The standalone financial statements referred to in paragraph 4 above, have been audited by us, on which we issued an unmodified audit opinion vide our report dated July 20, 2017. We conducted our audit of the standalone financial statements in accordance with the Standards on Auditing and other applicable authoritative pronouncements issued by the Institute of Chartered Accountants of India (“the ICAI”). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

6.	We conducted our examination of the Statement in accordance with the Guidance note on Audit Reports and Certificates for Special Purposes issued by the ICAI (“Guidance Note”). The Guidance Note requires that we comply with the ethical requirements of the Code of Ethics issued by the ICAI.

7.	We have complied with the relevant applicable requirements of the Standard on Quality Control (SQC) 1, Quality Control for Firms that Perform Audits and Reviews of Historical Financial Information, and Other Assurance and Related Services engagements.

Opinion

8.	Based on enquiries conducted and our examination as above, we report that:

i)	We have enquired into the state of affairs of the Company in relation to its audited standalone financial statements as at and for the period ended June 30, 2017 which has been approved by the Board of Directors of the Company on July 20, 2017.

ii)	The amount of permissible capital payment (including premium) towards the proposed buy back of equity shares as computed in the Statement attached herewith, is properly determined in our view in accordance with Section 68 (2)(c) of the Act. The amounts of share capital and free reserves have been extracted from the audited standalone financial statements of the Company as at and for the period ended June 30, 2017.

iii)	The Board of Directors of the Company, in their meeting held on July 20, 2017 have formed their opinion as specified in clause (x) of Part A of Schedule II to the SEBI Buyback Regulations, on reasonable grounds and that the Company, having regard to its state of affairs will not be rendered insolvent within a period of one year from the date of passing the Board meeting resolution dated July 20, 2017.

Restriction on Use

This report has been issued at the request of the Company solely for use of the Company (i) in connection with the proposed buyback of equity shares of the Company in pursuance to the provisions of Sections 68 and other applicable provisions of the Companies Act, 2013 and the SEBI Buyback Regulations, (ii) to enable the Board of Directors of the Company to include in the explanatory statement to the notice for special resolution, public announcement, draft letter of offer, letter of offer and other documents pertaining to buy-back to be sent to the shareholders of the Company or filed with (a) the Registrar of Companies, Securities and Exchange Board of India, stock exchanges, public shareholders and any other regulatory authority as per applicable law and (b) the Central Depository Services (India) Limited, National Securities Depository Limited and (iii) for providing to the Managers, each for the purpose of extinguishment of equity shares and may not be suitable for any other purpose.

For Deloitte Haskins & Sells LLP

Chartered Accountants

(Firm Registration No. 117366W/W-100018)

Vikas Bagaria

Partner

Membership No. 60408

Annexure A - Statement of permissible capital payment

Wipro Limited

Computation of amount of permissible capital payment towards buy back of equity shares in accordance with section 68(2)(c) of the Companies Act, 2013 (“the Act”) based on audited standalone financial statements as at and for the period ended June 30, 2017:

Particulars	Amount (In Rs. Lakhs)
Paid-up Equity Share Capital as at (A)	97,323
Free Reserves as at June 30, 2017
– Retained earnings	4,636,769
– Share Premium Account	16,548
Total Free Reserves (B)	4,653,317
Total (A + B)	4,750,640
Maximum amount permissible for the buyback i.e. 25% of total paid-up equity capital and free reserves	1,187,660

24.	DOCUMENTS FOR INSPECTION

Copies of the following documents will be available for inspection at the Registered Office of the Company at Doddakannelli, Sarjapur Road, Bengaluru-560035, India between 10 a.m. and 5.00 p.m. IST on all Working Days (Monday to Friday) during the offer period:

(i)	Certificate of Incorporation of the Company.

(ii)	Memorandum and Articles of Association of the Company.

(iii)	Annual reports of the Company for the last three financial years viz. March 31, 2017, 2016 and 2015 and audited interim condensed standalone and consolidated financial statements approved by the Board for three months ending on June 30, 2017.

(iv)	Copy of resolution passed by the Board of Directors at their meeting held on July 20, 2017 approving the proposal of the Buyback.

(v)	Certificate dated July 20, 2017 received from Deloitte Haskins & Sells LLP, the Statutory Auditors of the Company, in terms of clause (xi) of Part A to Schedule II of the Buyback Regulations.

(vi)	Copy of special resolution of the Equity Shareholders approving the Buyback, passed by way of postal ballot (including through e-voting), the results of which were announced on August 30, 2017.

(vii)	Copy of Public Announcement dated August 31, 2017 published in the newspapers on September 1, 2017 regarding Buyback.

(viii)	Copy of Declaration of Solvency and an affidavit verifying the same as per Form SH-9 of the SCD Rules.

(ix)	Certificate from M/s. D. Prasanna & Co., Chartered Accountants, dated August 24, 2017 certifying that the Company has made firm financing arrangements for fulfilling the obligations under the Buyback, in accordance with the Regulations.

(x)	Copy of Escrow Agreement dated August 30, 2017 between Wipro Limited, HDFC Bank Limited and JM Financial Institutional Securities Limited.

(xi)	Confirmation letter by the Escrow Bank dated September 14, 2017 that the Escrow Account has been opened.

(xii)	SEBI comments vide letter dated November 15, 2017 issued in terms of the Buyback Regulations.

(xiii)	Undertakings from Azim Premji Philanthropic Initiatives Private Limited (APPI) and Azim Premji Trust (APT) vide letters dated July 20, 2017 regarding participation in the Buyback.

(xiv)	Undertakings from all Promoter and Promoter Group entities other than APPI and APT vide letters dated July 20, 2017 regarding participation in the Buyback.

25.	DETAILS OF THE COMPLIANCE OFFICER

Mr. M. Sanaulla Khan,

Company Secretary,

Wipro Limited

Doddakannelli, Sarjapur Road,

Bengaluru-560035

Tel. No.: +91 80 2844 0011 (Extn: 226185); Fax: +91 80 2844 0054;

E-mail: sanaulla.khan@wipro.com

Investors may contact the Compliance Officer for any clarification or to address their grievances, if any, during office hours i.e. from 10.00 a.m. to 5.00 p.m. IST on all Working Days except Saturday, Sunday and public holidays.

26.	DETAILS OF THE REMEDIES AVAILABLE TO THE EQUITY SHAREHOLDERS/ BENEFICIAL OWNERS

26.1.	In case of any grievances relating to the Buyback (e.g. non-receipt of the Buyback consideration, share certificate, demat credit, etc.), the investor can approach the Compliance Officer of the Manager to the Buyback and/ or Registrar to the Buyback and/ or Compliance Officer of the Company for redressal.

26.2.	If the Company makes any default in complying with the provisions of Section 68 of the Companies Act or any rules made there-under, for the purposes of clause (f) of sub-section (2) of Section 68 of the Companies Act, the Company or any officer of the Company who is in default shall be punishable with imprisonment for a term and its limit, or with a fine and its limit or with both in terms of the Companies Act, as the case may be.

26.3.	The address of the concerned office of the Registrar of Companies is as follows:

The Registrar of Companies, Karnataka, Bengaluru

‘E’ Wing, 2nd Floor

Kendriya Sadan

Koramangala, Bengaluru-560034, India.

27.	DETAILS OF INVESTOR SERVICE CENTRE

In case of any query, the Equity Shareholders may contact the Registrar of the Company or the Investor Relations team of the Company, on any day except Saturday, Sunday and Public holidays between 10.00 a.m. and 5.00 p.m. at the following address:

Karvy Computershare Private Limited

Karvy Selenium, Tower- B, Plot No 31 & 32., Financial district, Nanakramguda,

Gachibowli, Hyderabad, Telangana State, 500032, India.

Tel: +91 40 6716 2222

Fax: +91 40 2343 1551

Contact Person: Mr. M. Murali Krishna

Email: wipro.buyback2017@karvy.com

Website: https://karisma.karvy.com

SEBI Regn. No.: INR000000221

Corporate Identification Number: U72400TG2003PTCO41636

Company Investor Relations:

Wipro Limited,

Doddakannelli, Sarjapur Road,

Bengaluru-560 035, India.

Tel: +91 80 2844 0011(ext: 226186)

Fax: +91 80 2844 0054

Contact person: Mr. Aravind V S

Email: aravind.viswanathan@wipro.com

Website: www.wipro.com

28.	DETAILS OF THE MANAGER TO THE BUYBACK

The Company has appointed the following as Manager to the Buyback.

JM Financial Institutional Securities Limited

7th Floor, Cnergy,

Appasaheb Marathe Marg, Prabhadevi,

Mumbai – 400025, Maharashtra, India

Tel.: +91 22 6630 3030

Fax: +91 22 6630 3330

Contact Person: Ms. Prachee Dhuri

Email: wipro.buyback2017@jmfl.com

Website: www.jmfl.com

SEBI Regn. No.: INM000010361

Corporate Identification Number: U65192MH1995PLC092522

29.	DECLARATION BY THE DIRECTORS REGARDING AUTHENTICITY OF THE INFORMATION IN THIS LETTER OF OFFER.

As per Regulation 19(1)(a) of the Buyback Regulations, the Board of Directors accept full responsibility for the information contained in this Letter of Offer. This Letter of Offer is issued under the authority of the Board and in terms of the resolution passed by the Board on July 20, 2017.

For and on behalf of the Board of Directors of Wipro Limited

Sd/-	Sd/-	Sd/-	Sd/-
Azim H Premji	Rishad A Premji	Jatin P Dalal	M Sanaulla Khan
Chairman and Managing Director (Director Identification Number (DIN): 00234280)	Executive Director and Chief Strategy Officer (Director Identification Number (DIN): 02983899)	Chief Financial Officer	Company Secretary (Membership Number: F4129)

Place: Bengaluru

Date: November 17, 2017

OFFER FORM

Tender Form (for Eligible Shareholders holding Equity Shares in dematerialised form).

Tender Form (for Eligible Shareholders holding Equity Shares in physical form).

Form No. SH-4 – Securities Transfer Form.

TENDER FORM (FOR ELIGIBLE SHAREHOLDERS HOLDING EQUITY SHARES IN DEMATERIALISED FORM).

Bid Number:

Date:

BUYBACK OPENS ON:		NOVEMBER 29, 2017
BUYBACK CLOSES ON:		DECEMBER 13, 2017

For Registrar / collection centre use
Inward No.	Date	Stamp

Status (Please tick appropriate box)
Individual	FII	Insurance Co.
Foreign Co.	NRI/OCB	FVCI
Body Corporate	Bank / FI	Pension / PF
VCF	Partnership/LLP	Others (specify)

India Tax Residency Status: (Please tick appropriate box)
Resident in India	Non-Resident in India	Resident of ……………(Shareholder to fill the country of residence)

To,

The Board of Directors

Wipro Limited

Doddakannelli, Sarjapur Road,

Bengaluru-560035

Tel. No.: +91 80 2844 0011;

Fax: +91 80 2844 0051

Dear Sirs,

Sub: Letter of Offer dated November 17, 2017 to Buyback up to 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) Equity Shares of Wipro Limited (the “Company”) at a price of Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share (“Buyback Price”), payable in cash

1.	I / We (having read and understood the Letter of Offer dated November 17, 2017) hereby tender / offer my / our Equity Shares in response to the Buyback on the terms and conditions set out below and in the Letter of Offer.

2.	I / We authorise the Company to Buyback the Equity Shares offered (as mentioned below) and to issue instruction(s) to the Registrar to the Buyback to extinguish the Equity Shares.

3.	I / We hereby affirm that the Equity Shares comprised in this tender / offer are offered for Buyback by me / us free from all liens, equitable interest, charges and encumbrance.

4.	I / We declare that there are no restraints / injunctions or other order(s) of any nature which limits / restricts in any manner my / our right to tender Equity Shares for Buyback and that I / we am / are legally entitled to tender the Equity Shares for Buyback.

5.	I / We agree that the Company will pay the Buyback Offer Price only after due verification of the validity of the documents and that the consideration will be paid as per secondary market mechanism.

6.	I /We agree to receive, at my own risk, the invalid/unaccepted Equity Shares under the Buyback in the demat a/c from where I/we have tendered the Equity Shares in the Buyback. In case if for any reason the Equity Shares cannot be credited to the above demat account, I/we agree to receive a single share certificate for the unaccepted Equity Shares in physical form.

7.	I / We undertake to return to the Company any Buyback consideration that may be wrongfully received by me / us.

8.	I / We acknowledge that the responsibility to discharge the tax due on any gains arising on buyback is on me / us. I / We agree to compute gains on this transaction and immediately pay applicable taxes in India (whether by deduction of tax at source, or otherwise) and file tax return in consultation with our custodians/ authorized dealers/ tax advisors appropriately.

9.	I / We undertake to indemnify the Company if any tax demand is raised on the Company on account of gains arising to me / us on buyback of shares. I / We also undertake to provide the Company, the relevant details in respect of the taxability / non-taxability of the proceeds arising on buyback of shares by the Company, copy of tax return filed in India, evidence of the tax paid etc.

10.	I / We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my / our tender / offer and agree to abide by any decision that may be taken by the Company to effect the Buyback in accordance with the Companies Act, the Buyback Regulations, and the extant applicable foreign exchange regulations.

11.	Details of Equity Shares held and tendered / offered for Buyback:

	In Figures	In Words
Number of Equity Shares held as on Record Date (September 15, 2017)
Number of Equity Shares Entitled for Buyback (Buyback Entitlement)
Number of Equity Shares offered for Buyback
• Number of Equity Shares held for a period more than 12 months
• Number of Equity Shares held for a period less than or equal to12 months

Note: An Equity Shareholder may tender Equity Shares over and above his / her Buyback Entitlement. Number of Equity Shares validly tendered by any Eligible Shareholder up to the Buyback Entitlement of such Eligible Shareholder shall be accepted to the full extent. The Equity Shares tendered by any Equity Shareholder over and above the Buyback Entitlement of such Equity Shareholder shall be accepted in accordance with paragraph 19.8, 19.9 and 19.10 of the Letter of Offer. Equity Shares tendered by any Equity Shareholder over and above the number of Equity Shares held by such Equity Shareholder as on the Record Date shall not be considered for the purpose of Acceptance.

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Acknowledgement Slip: WIPRO BUYBACK OFFER 2017

(to be filled by the Equity Shareholder) (subject to verification)

Folio No./DP ID.:	Client ID

Received from Mr./Ms./M/s.

Form of Acceptance-cum-Acknowledgement, Original TRS along with:

No. of Equity Shares offered for Buyback (In Figures) (In Words)

STAMP OF BROKER

Please quote Client ID No. & DP No. for all future correspondence

12.	Details of Account with Depository Participant (DP):

Name of the Depository (tick whichever is applicable)	☐ NSDL ☐ CDSL

Name of the Depository Participant

DP ID No.

Client ID No. with the DP

13.	Equity Shareholders Details:

	First/Sole Equity Shareholder	Joint Equity Shareholder 1	Joint Equity Shareholder 2	Joint Equity Shareholder 3
Full Name(s) Of The Equity Shareholder

Signature(s)*

PAN No.

Address of the Sole/First Equity Shareholder

Telephone No. / Email ID

*	Corporate must affix rubber stamp and sign under valid authority. The relevant corporate authorisation should be enclosed with the application form submitted.

14.	Applicable for all Non-resident shareholders - I / We undertake to pay income taxes in India (whether by deduction of tax at source, or otherwise) on any income arising on such Buyback and taxable in accordance with the prevailing income tax laws in India within 7th day of the succeeding month in which the shares are bought back by the Company. I/ We also undertake to indemnify the Company against any income tax liability on any income earned on such Buyback of shares by me/ us.

This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form

INSTRUCTIONS

1. The Buyback will open on Wednesday, November 29, 2017 and close on Wednesday, December 13, 2017.

2. This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form.

3. In case of Eligible shareholders holding and tendering equity shares in demat form, submission of Tender Form and TRS is not required, Eligible Shareholders who desire to tender their Equity Shares in the dematerialized form under the Buyback would have to do so through their respective Stock Broker by indicating the details of Equity Shares they intend to tender under the Buyback. For Further details, please follow the procedure as mentioned in paragraph 20 of the Letter of Offer.

4. The Equity Shares tendered in the Buyback shall be rejected if (i) the shareholder is not a shareholder of the Company as on the Record Date, (ii) if there is a name mismatch in the demat account of the shareholder, (iii) in case of receipt of the completed Tender Form and other documents but non-receipt of Equity Shares in the special account of the Clearing Corporation, or (iv) a non-receipt of valid bid in the exchange bidding system.

5. The Eligible Shareholders will have to ensure that they keep the DP Account active and unblocked to receive credit in case of return of Equity Shares due to rejection or due to the Buyback being on a proportionate basis in terms of the ratio of Buyback.

6. In case of non-receipt of the Letter of Offer, Eligible Shareholders holding Equity Shares may participate in the Buyback by providing their application in plain paper in writing signed by all Eligible Shareholders (in case of joint holding), stating name and address of the Eligible Shareholder(s), number of Equity Shares held as on the Record Date, Client ID number, DP Name, DP ID, beneficiary account number and number of Equity Shares tendered for the Buyback.

7. Eligible Shareholders to whom the Buyback offer is made are free to tender Equity Shares to the extent of their Buyback Entitlement in whole or in part or in excess of their Buyback Entitlement.

8. For the procedure to be followed by Equity Shareholders for tendering in the Buyback, please refer to section 20 of the Letter of Offer.

9. All documents sent by Eligible Shareholders will be at their own risk. Eligible Shareholders are advised to safeguard adequately their interests in this regard.

All capitalised items shall have the meaning ascribed to them in the Letter of Offer.

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ALL FUTURE CORRESPONDENCE IN CONNECTION WITH THIS BUYBACK, IF ANY, SHOULD BE ADDRESSED TO REGISTRAR TO THE BUYBACK AT THE FOLLOWING ADDRESS QUOTING YOUR CLIENT ID AND DP ID:

Investor Service Centre, WIPRO BUYBACK OFFER 2017

Karvy Computershare Private Limited

Karvy Selenium, Tower- B, Plot No 31 & 32., Financial district, Nanakramguda, Gachibowli, Hyderabad, Telangana State, 500032, India.

Tel: +91 40 67162222

Fax: +91 40 23431551

Email: wipro.buyback2017@karvy.com

Website: https://karisma.karvy.com

Contact Person: Mr. M. Murali Krishna

FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT (FOR EQUITY SHAREHOLDERS HOLDING SHARES IN PHYSICAL FORM)

Bid Number:

Date:

BUYBACK OPENS ON:		NOVEMBER 29, 2017
BUYBACK CLOSES ON:		DECEMBER 13, 2017

For Registrar / collection centre use
Inward No.	Date	Stamp

Status (Please tick appropriate box)
Individual	FII	Insurance Co.
Foreign Co.	NRI/OCB	FVCI
Body Corporate	Bank / FI	Pension / PF
VCF	Partnership/LLP	Others (specify)

India Tax Residency Status: (Please tick appropriate box)
Resident in India	Non-Resident in India	Resident of ……………(Shareholder to fill the country of residence)

To,

The Board of Directors

Wipro Limited

Doddakannelli, Sarjapur Road,

Bengaluru-560035

Tel. No.: +91 80 2844 0011;

Fax: +91 80 2844 0051

Dear Sirs,

Sub: Letter of Offer dated November 17, 2017 to Buyback up to 34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) Equity Shares of Wipro Limited (the “Company”) at a price of Rs. 320/- (Rupees Three Hundred and Twenty only) per Equity Share (“Buyback Price”), payable in cash

1.	I / We (having read and understood the Letter of Offer dated November 17, 2017) hereby tender / offer my / our Equity Shares in response to the Buyback on the terms and conditions set out below and in the Letter of Offer.

2.	I / We authorise the Company to Buyback the Equity Shares offered (as mentioned below) and to issue instruction(s) to the Registrar to the Buyback to extinguish the Equity Shares.

3.	I / We hereby affirm that the Equity Shares comprised in this tender / offer are offered for Buyback by me / us free from all liens, equitable interest, charges and encumbrance.

4.	I / We declare that there are no restraints / injunctions or other order(s) of any nature which limits / restricts in any manner my / our right to tender Equity Shares for Buyback Offer and that I / we am / are legally entitled to tender the Equity Shares for Buyback.

5.	I / We agree that the Company is not obliged to accept any Equity Shares offered for Buyback where loss of share certificates has been notified to the Company.

6.	I / We agree that the Company will pay the Buyback Price only after due verification of the validity of the documents and that the consideration may be paid to the first named Eligible Shareholder

7.	I / We undertake to return to the Company any Buyback consideration that may be wrongfully received by me / us.

8.	I / We authorize the Company to split the Share Certificate and issue new consolidated Share Certificate for the unaccepted Equity shares in case the Equity Shares accepted by the Company are less than the Equity Shares tendered in the Buyback

9.	I / We acknowledge that the responsibility to discharge the tax due on any gains arising on buyback is on me / us. I / We agree to compute gains on this transaction and immediately pay applicable taxes in India (whether by deduction of tax at source, or otherwise) and file tax return in consultation with our custodians/ authorized dealers/ tax advisors appropriately.

10.	I / We undertake to indemnify the Company if any tax demand is raised on the Company on account of gains arising to me / us on buyback of shares. I / We also undertake to provide the Company, the relevant details in respect of the taxability / non-taxability of the proceeds arising on buyback of shares by the Company, copy of tax return filed in India, evidence of the tax paid etc.

11.	I / We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my / our tender / offer and agree to abide by any decision that may be taken by the Company to effect the Buyback in accordance with the Companies Act, the Buyback Regulations, and the extant applicable foreign exchange regulations.

12.	Details of Equity Shares held and tendered / offered for Buyback

	In Figures	In Words
Number of Equity Shares held as on Record Date (September 15, 2017)
Number of Equity Shares Entitled for Buyback (Buyback Entitlement)
Number of Equity Shares offered for Buyback
• Number of Equity Shares held for a period more than 12 months
• Number of Equity Shares held for a period less than or equal to12 months

Note: An Equity Shareholder may tender Equity Shares over and above his / her Buyback Entitlement. Number of Shares validly tendered by any Equity Shareholder up to the Buyback Entitlement of such Equity Shareholder shall be accepted to the full extent. The Shares tendered by any Equity Shareholder over and above the Buyback Entitlement of such Equity Shareholder shall be accepted in accordance with paragraph 19.8, 19.9 and 19.10 of the Letter of Offer. Equity Shares tendered by any Equity Shareholder over and above the number of Equity Shares held by such Equity Shareholder as on the Record Date shall not be considered for the purpose of Acceptance.

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Acknowledgement Slip: WIPRO BUY BACK OFFER 2017

(to be filled by the Equity Shareholder) (subject to verification)

Ledger Folio No.:	Client ID

Received from Mr./Ms./M/s.

Form of Acceptance-cum-Acknowledgement, Original TRS along with:

No. of Equity Shares offered for Buyback (In Figures)	(In Words)
STAMP OF BROKER

Please quote Ledger Folio No. for all future correspondence

13.	Details of Share Certificate(s) enclosed : Total No. of Share Certificates Submitted:

Sr. No.	Folio No.	Share Certificate No.	Distinctive No(s)		No. of Shares
			From	To
1
2
3
4
Total

In case the number of folios and share certificates enclosed exceed 4 nos., Please attach a separate sheet giving details in the same format as above

14.	Details of the bank account of the sole or first Shareholder to be incorporated in the consideration warrant (to be mandatorily filled):

Name of the Bank	Branch and City	Account Number (indicate type of account)

15.	Details of other Documents (Please Ö as appropriate, if applicable) enclosed:

☐ Power of Attorney	☐ Corporate authorisation

☐ Succession Certificate	☐ Death Certificate

☐ Permanent Account Number (PAN Card)	☐ TRS

☐ Others (please specify):

16.	Equity Shareholders Details:

	First/Sole Equity Shareholder	Joint Equity Shareholder 1	Joint Equity Shareholder 2	Joint Equity Shareholder 3
Full Name(s) Of The Equity Shareholder
Signature(s)*
PAN No.
Address of the Sole/First Equity Shareholder
Telephone No. / Email ID

*	Corporate must affix rubber stamp and sign under valid authority. The relevant corporate authorisation should be enclosed with the application form submitted.

17.	Applicable for all Non-resident shareholders - I/ We undertake to pay income taxes in India (whether by deduction of tax at source, or otherwise) on any income arising on such Buyback and taxable in accordance with the prevailing income tax laws in India within 7th day of the succeeding month in which the shares are bought back by the Company. I/ We also undertake to indemnify the Company against any income tax liability on any income earned on such Buyback of shares by me/ us.

This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form

1. The Buyback will open on Wednesday, November 29, 2017 and close on Wednesday, December 13, 2017.

2. This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form.

3. Eligible Shareholders who wish to tender their Equity Shares in response to this Buyback should deliver the following documents so as to reach before the close of business hours to the Registrar (as mentioned in the Letter of Offer) no later than Friday, December 15, 2017 by 5 PM IST(i) The relevant Tender Form duly signed (by all Eligible Shareholders in case shares are in joint names) in the same order in which they hold the Equity Shares; (ii) Original Equity Share certificates; (iii) Self attested copy of the Permanent Account Number (PAN) Card; (iv) Transfer deed (Form SH 4) duly signed (by all Eligible Shareholders in case Equity Shares are held jointly) in the same order in which they hold the Equity Shares.

4. Eligible Shareholders should also provide all relevant documents in addition to the above documents, which include but are not limited to: (i) Duly attested power of attorney registered with the Registrar, if any person other than the Eligible Seller has signed the relevant Tender Form; (ii) Duly attested death certificate / succession certificate in case any Eligible Seller is deceased; and (iii) Necessary corporate authorisations, such as board resolutions etc., in case of companies.

5. Eligible Shareholders to whom the Buyback offer is being made are free to tender Equity Shares to the extent of their entitlement in whole or in part or in excess of their entitlement.

6. All documents sent by the Stock Broker/ custodian will be at their own risk and the Stock Broker/ custodian is advised to adequately safeguard their interests in this regard.

7. For the procedure to be followed by Equity Shareholders for tendering in the Buyback Offer, please refer to Section 20 of the Letter of Offer.

8. All documents as mentioned above, shall be enclosed with the valid Tender Form, otherwise the Equity Shares tendered will be liable for rejection. The Equity Shares shall be liable for rejection on the following grounds amongst others: (i) If there is any other company’s equity share certificate enclosed with the Tender Form instead of the Equity Share certificate of the Company; (ii) If the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders; (iii) If the Eligible Shareholders tender Equity Shares but the Registrar does not receive the Equity Share certificate; (iv) In case the signature on the Tender Form and Form SH 4 doesn’t match as per the specimen signature recorded with Company/Registrar.

All capitalised items shall have the meaning ascribed to them in the Letter of Offer.

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ALL FUTURE CORRESPONDENCE IN CONNECTION WITH THIS BUYBACK, IF ANY, SHOULD BE ADDRESSED TO REGISTRAR TO THE BUYBACK AT THE FOLLOWING ADDRESS QUOTING YOUR LEDGER FOLIO NO.:

Investor Service Centre, WIPRO BUY BACK OFFER 2017

Karvy Computershare Private Limited

Karvy Selenium, Tower- B, Plot No 31 & 32., Financial district, Nanakramguda, Gachibowli, Hyderabad, Telangana State, 500032, India.

Tel: +91 40 67162222

Fax: +91 40 23431551

Email: wipro.buyback2017@karvy.com

Website: https://karisma.karvy.com

Contact Person: Mr. M. Murali Krishna

Form No. SH-4 - Securities Transfer Form

[Pursuant to Section 56 of the Companies Act, 2013 and Sub-Rule (1) of Rule 11 of the Companies (Share Capital and Debentures) Rules 2014]

Date of execution: ____ /____ /_______

FOR THE CONSIDERATION stated below the “Transferor(s)” named do hereby transfer to the “Transferee(s)” named the securities specified below subject to the conditions on which the said securities are now held by the Transferor(s) and the Transferee(s) do hereby agree to accept and hold the said securities subject to the conditions aforesaid.

CIN:	L	3	2	1	0	2	K	A	1	9	4	5	P	L	C	0	2	0	8	0	0

Name of the company (in full): Wipro Limited Name of the Stock Exchange where the company is listed, (if any): BSE Limited and National Stock Exchange of India Limited

DESCRIPTION OF SECURITIES:

Kind/ Class of securities (1)	Nominal value of each unit of security (2)	Amount called up per unit of security (3)	Amount paid up per unit of security (4)
Equity Shares	Rs. 2.00	Rs. 2.00	Rs. 2.00

No. of Securities being Transferred		Consideration received (Rs.)
In figures	In words	In words	In figures

Distinctive Number	From
To

Corresponding Certificate Nos.

Transferor’s Particulars

Registered Folio Number:

Name(s) in full	Signature(s)

1.

2.

3.

I, hereby confirm that the transferor has signed before me.

Signature of the Witness: __________________________________

Name of the Witness: _____________________________________

Address of the Witness: ____________________________________________________________________________

Pincode: ______________

Transferee’s Particulars
Name in full (1)	Father’s/ Mother’s / Spouse’s Name (2)	Address & E-mail ID (3)
1. 2. 3.	1. 2. 3.	_____________Pin code__________

Occupation (4)	Existing Folio No., if any (5)	Signature (6)
1. 2. 3.		1. 2. 3.

Folio No. of Transferee

Value of Stamp affixed:  ____________

Specimen Signature of Transferee(s)

1.

2.

3.

Enclosures:		Stamps
1.	Certificate of shares or debentures or other securities
2.	If no certificate is issued, Letter of allotment
3.	Copy of PAN Card of all the Transferees (For all listed Cos.)
4.	Others, Specify,
For Office Use Only

Checked by ___________________________________

Signature Tallied by _____________________________

Entered in the Register of Transfer on _______________

__________________vide Transfer no ____________

Approval Date __________________________________

Power of attorney / Probate / Death certificate / Letter of
Administration

Registered on ____________________________at

No____________________________________

Name of Transferor	Name of Transferee	No. of Shares	Date of Transfer

Signature of authorised signatory